As filed with the Securities and Exchange Commission on March 9, 1998
                                               Registration No. 333-38367

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ----------------------

                           Amendment No. 1
                                 To

                              FORM S-3

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                        --------------------------
                         INGERSOLL-RAND COMPANY
      (Exact name of Registrant as specified in its charter)

             New Jersey                           13-5156640
    (State or other jurisdiction               (I.R.S. Employer
  of incorporation or organization)         Identification Number)

                        INGERSOLL-RAND FINANCING I
                   A Delaware Statutory Business Trust
             (I.R.S. Employer Identification Number Pending)
                         200 Chestnut Ridge Road
                     Woodcliff Lake, New Jersey 07675
                              (201) 573-0123
 (Address, including zip code, and telephone number, including area code, of principal executive offices)
                        -------------------------

                         Patricia Nachtigal, Esq.
                    Vice President and General Counsel
                          Ingersoll-Rand Company
                              P.O. Box 8738
                     Woodcliff Lake, New Jersey 07675
                              (201) 573-0123
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                        -------------------------
                               Copies to:
     John B. Tehan, Esq.                 John W. Osborn, Esq.
 Simpson Thacher & Bartlett    Skadden, Arps, Slate, Meagher & Flom LLP
    425 Lexington Avenue                   919 Third Avenue
  New York, New York 10017             New York, New York 10022
       (212) 455-2000                       (212) 735-3000
                        -------------------------

     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration
Statement.
                        -------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: /_/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /x/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /_/
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /_/
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: /_/

                     -------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

-------------------------------------------------------------------------------

               Subject to Completion, Dated March 9, 1998
PROSPECTUS SUPPLEMENT
---------------------

 (To Prospectus dated March  , 1998)

                        14,000,000 FELINE PRIDES/SM/
          (Consisting of Income PRIDES/SM/ and Growth PRIDES/SM/)
                          INGERSOLL-RAND COMPANY
                       1,400,000 Capital Securities
                        Ingersoll-Rand Financing I
               (Liquidation Amount $25 per Capital Security)
                  fully and unconditionally guaranteed to
                      the extent set forth herein by
                          Ingersoll-Rand Company
                        -------------------------

          The securities offered hereby are 14,000,000 FELINE PRIDES/SM/ ("FELINE PRIDES") of Ingersoll-Rand Company, a New Jersey corporation ("Ingersoll-Rand Company" or the "Company"), and 1,400,000 ____% Capital Securities (the "Capital Securities" and, together with the FELINE PRIDES, the "Securities") of Ingersoll-Rand Financing I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), having a stated liquidation amount per Capital Security equal to $25. Initially, 12,600,000 of the

                                                 (continued on next page)
                        -------------------------

          See "Risk Factors" beginning on page S-23 of this Prospectus Supplement for certain information relevant to an investment in the Securities.

          Prior to the offering made hereby, there has been no public market for the Securities. Application will be made to list the Income PRIDES and the Growth PRIDES on the New York Stock Exchange ("NYSE"), subject to official notice of issuance. On March 6, 1998, the last reported sale price of the Common Stock on the NYSE was $47 per share.
                        -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
    OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                           Price to Public<F1>
                         $      per Income PRIDES
                         $      per Growth PRIDES
                         $      per Capital Security


                                     Underwriting         Proceeds to
                                    Commission<F2>        Company<F3>

Total(4)  . . . . . . . . . . .  $                   $

<F1> Plus, as applicable, accrued distributions, interest and Contract
     Adjustment Payments, if any, from March __, 1998.
<F2> The Company and the Trust have agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting."
<F3> Before deducting expenses payable by the Company estimated at
     $____________; such amount does not include $_____ used to purchase the Treasury Securities Component of the 1,400,000 Growth PRIDES.
<F4> The Company and the Trust have granted to the Underwriter 30-day options to purchase up to an additional 1,890,000 Income PRIDES, 210,000 Growth PRIDES and 210,000 Capital Securities, to cover over-allotments, if any; provided, however, that the Underwriter must purchase, proportionately, at least as many Capital Securities as Growth PRIDES and must purchase, proportionately, at least as many Growth PRIDES as Income PRIDES. If such options are exercised in full, the total Underwriting Commission and Proceeds to Company
     will be $           and $           (such amount does not include
     $           used to purchase the Treasury Securities component of
     the Growth PRIDES), respectively. See "Underwriting."

          The Securities are offered by the Underwriter, subject to prior sale, when, as and if issued to and accepted by it, and subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Securities offered hereby will be made in New York, New York on or about March , 1998.

                        -------------------------
                           Merrill Lynch & Co.
                        -------------------------

        The date of this Prospectus Supplement is March   , 1998.

-----------------------------------
/SM/Service Mark of Merrill Lynch & Co., Inc.

(cover continued from previous page)
Capital Securities will be issued and held as a component of the FELINE
PRIDES. The FELINE PRIDES offered hereby will initially consist of (A) 12,600,000 units (referred to as "Income PRIDES ") with a Stated Amount, per Income PRIDES, of $25 (the "Stated Amount") and (B) at least
1,400,000 units (referred to as "Growth PRIDES" ) with a face amount, per Growth PRIDES, equal to the Stated Amount; to the extent the number of
Growth PRIDES offered hereby is increased, the number of separate Capital Securities offered hereby will be increased by at least that number. Each Income PRIDES will initially consist of a unit comprised of (a) a stock purchase contract (a "Purchase Contract") under which (i) the holder will
purchase from the Company not later than          , 2001 (the "Purchase
Contract Settlement Date"), for $25, a number of newly issued shares of common stock, $2 par value per share (the "Common Stock"), of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay the holder unsecured contract adjustment payments ("Contract Adjustment
Payments") at the rate of     % of the Stated Amount per annum and (b)
either beneficial ownership of a Capital Security or upon the occurrence of a Tax Event Redemption (as defined herein) prior to the Purchase
Contract Settlement Date, the Applicable Ownership Interest (as defined herein). Each Growth PRIDES will initially consist of a unit comprised of
(a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date, for $25, a number of newly issued shares of Common Stock of the Company, equal to the
Settlement Rate, and (ii) the Company will pay the holder Contract
Adjustment Payments, at the rate of      % of the Stated Amount per
annum, and (b) a 1/40 undivided beneficial interest in a      %
zero-coupon U.S. Treasury Security having a principal amount equal to $1,000
and maturing on                  , 2001 (the "Treasury
Securities"). The Company will, directly or indirectly, own all the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of Debentures of the Company, due
               , 2003 and initially bearing interest at      % (the
"Debentures"). As long as the FELINE PRIDES are in the form of Income
PRIDES or Growth PRIDES, the related Capital Securities or the Treasury Portfolio or a Treasury Security, as applicable, will be pledged to the Collateral Agent (as defined herein), to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

     The number of shares of Common Stock issuable upon settlement of each Purchase Contract on the Purchase Contract Settlement Date (the "Settlement Rate") will be calculated as follows: (a) if the Applicable Market Value (as defined herein) is equal to or greater than $
(the "Threshold Appreciation Price," which is approximately       above
the last reported sale price of the Common Stock set forth on the cover page of the final Prospectus Supplement (the "Reference Price")), the
Settlement Rate will be           ; (b) if the Applicable Market Value is
less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate will
be                    .

     Aggregate payments of      % of the Stated Amount per annum will be
made or accrue on each Income PRIDES quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing
                1998, until the Purchase Contract Settlement Date. These payments will consist of cumulative cash distributions on the related Capital Securities or Treasury Portfolio, as applicable, payable at the
rate of      % of the stated liquidation amount per annum, and Contract
Adjustment Payments payable by the Company at the rate of      % of the
Stated Amount per annum, subject in the case of Capital Securities and Contract Adjustment Payments, to the Company's right to defer payment of such amounts. Contract Adjustment Payments, payable by the Company at the
rate of      % of the Stated Amount per annum, will be made or accrued on each Growth PRIDES quarterly in arrears on February 16, May 16, August 16
and November 16  of each year, commencing                 1998, until the
Purchase Contract Settlement Date, subject to the Company's right to defer such payments. In addition, original issue discount ("OID") will accrue on the related Treasury Security subject to the Company's right to defer such payments. Holders of each Capital Security will receive cumulative cash distributions, payable quarterly in arrears, on February 16, May 16, August 16 and November 16 of each year, commencing
                1998 at the rate of      % of the stated liquidation
amount per annum. Such quarterly distributions on the Capital Securities will constitute a portion of the quarterly distribution on the related Income PRIDES. The ability of the Trust to make the quarterly distributions on the Capital Securities will be solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company will have the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Debentures, to defer the interest payments due on the Debentures. As a consequence of such deferral, quarterly distributions on the Capital Securities and the Income PRIDES (to the extent that a portion of the quarterly distribution on the Income PRIDES is comprised of the quarterly distributions on the Capital Securities) would be deferred, but would continue to accrue with interest compounded quarterly. The Company will have the right at any time, and from time to time, limited to a period not extending beyond the Purchase Contract Settlement Date, to defer Contract Adjustment Payments. As a consequence of such deferral, such portion of the cumulative quarterly distributions on the Income PRIDES that is comprised of the Contract Adjustment Payments and the quarterly cash distributions on the Growth PRIDES would be deferred; however, such deferred Contract Adjustment Payments, if any, would continue to accrue
at the rate of       % per annum, compounded quarterly at the higher of
(i) the rate which would accrue on Income PRIDES for such payments and
(ii) the rate which would accrue on Growth PRIDES for such payments.

     The distribution rate on the Capital Securities and the interest rate on the related Debentures outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day (as defined herein) immediately preceding the Purchase Contract Settlement Date to a rate per annum (the "Reset Rate") to be determined by the Reset Agent (as defined herein) equal to the sum of (x) a spread amount (the "Reset Spread") and (y) the rate of interest on the Two-Year Benchmark Treasury (as defined herein).

     The payment of distributions and certain redemptions out of monies held by the Trust and payments on liquidation of the Trust will be guaranteed by the Company (the "Guarantee") to the extent described herein and under "Description of the Guarantee."

     The Company's obligations in respect of the Debentures and the Guarantee generally will be senior unsecured obligations of the Company. The Contract Adjustment Payments will be subordinated and junior in right of payment only to the Company's obligations under the Senior Indebtedness (as defined herein). "Senior Indebtedness" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is in parity or subordinate in right of payments to the Contract Adjustment Payments.

     If the holder of an Income PRIDES has not notified the Purchase Contract Agent (as defined herein), of its intention to settle the related Purchase Contract with separate cash, the Remarketing Agent (as defined herein), pursuant to the terms of the Remarketing Agreement (as defined herein), will use its reasonable efforts to remarket the related Capital Security (bearing the Reset Rate) on the third Business Day immediately preceding the Purchase Contract Settlement Date for settlement on the Purchase Contract Settlement Date at a price of approximately 100.5% of such Capital Security's stated liquidation amount plus accrued and unpaid distributions (including deferred distributions, if any) thereon. The proceeds from such remarketing, in an amount equal to the aggregate stated liquidation amount of such Capital Securities, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contract. In addition, after deducting as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities, from any amount received in connection with such remarketing in excess of the aggregate stated liquidation amount of such Capital Securities plus any accrued and unpaid distributions (including deferred distributions, if any), the Remarketing Agent will remit the remaining portion of the proceeds, if any, to the Purchase Contract Agent for the benefit of such holder. If, despite using its reasonable efforts the Remarketing Agent fails to remarket the Capital Securities (other than to the Company) at a price not less than 100% of their aggregate stated liquidation amount plus accrued and unpaid distributions (including deferred distributions, if any), the remarketing will be deemed to have failed (a "Failed Remarketing") and the Company will exercise its rights as a secured party to dispose of the Capital
Securities in accordance with applicable law and satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts; provided, that if the Company exercises such rights as a secured Party with respect to such Capital Securities, any accrued and unpaid distributions (including any deferred distributions, if any) on such Capital Securities will be paid in cash by the Company to the holder of record of such Capital
Securities. Holders of Capital Securities which are not components of Income PRIDES may elect, in the manner described herein, to have their Capital Securities remarketed by the Remarketing Agent.

     On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each holder (including an Underwriter) of an Income PRIDES may substitute for the related Capital Securities zero-coupon U.S. Treasury Securities, which are principal strips of the
      % U.S. Treasury Securities that mature on the Business Day immediately preceding the Purchase Contract Settlement Date (the "Treasury Securities"), thereby creating Growth PRIDES. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. In the event that Contract Adjustment Payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to recreate Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same time period on the related Incoming PRIDES.

     If a Failed Remarketing has occurred, each holder of Trust Securities (or, following the distribution of the Debentures upon a dissolution of the Trust as described herein, the holders of such Debentures) holding such Trust Securities (or Debentures, as the case may
be) following the Purchase Contract Settlement Date will have the right, in the case of the Trust Securities, to require the Trust to distribute their pro rata share of the Debentures to The Bank of New York, as exchange agent (the "Exchange Agent") and the Exchange Agent will put such Debentures to the Company on behalf of such holders, (or, in the case of the persons who hold the Debentures directly, such persons will have the right to put their Debentures directly to the Company)
on               , 2001, upon at least three Business Days' prior notice,
at a price equal to the principal amount thereof, plus accrued and unpaid interest (including deferred interest), if any, thereon.

     On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notification to the Purchase Contract Agent, (iii) has had the Capital Securities related to such holder's Purchase Contract remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described under "Description of the Purchase Contracts--Termination" has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred) the Company will exercise its rights as a secured party to dispose of the Capital Securities in accordance with applicable law and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied, pursuant to the exercise of such rights by the Company to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts.

     In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or settles (in the case of Income PRIDES) such Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Capital Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, will be released to the holder as described herein.

     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors, cause the Debentures to be distributed to the holders of the Trust Securities. If the Debentures are distributed to the holders of the Capital Securities, the Company will use its best efforts to cause the Debentures to be listed on such exchange on which the Capital Securities are then listed, including, if applicable, the New York Stock Exchange.

     The Debentures (and, thus, the Trust Securities) are redeemable at the option of the Company, in whole but not in part, upon the occurrence and continuation of a Tax Event (as defined herein) under the circumstances described herein (a "Tax Event Redemption"). If the Company so redeems all of the Debentures, the Trust must redeem all of the Trust Securities at a redemption price (the "Redemption Price") per Trust Security equal to the Redemption Amount (as defined herein) plus accrued and unpaid distributions including deferred distributions, if any, thereon to the date fixed for redemptions and pay in cash such Redemption Price to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interests in the Trust or in the Debentures will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase, on behalf of the holders of Income PRIDES, the Treasury Portfolio and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holder of such Income PRIDES. See "Description of the Debentures--Tax Event Redemption." Such Treasury Portfolio will be substituted for the Capital Securities and will be pledged to the

Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Common Stock under their Purchase Contracts.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES AND THE COMMON STOCK OF THE COMPANY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                      PROSPECTUS SUPPLEMENT SUMMARY
                      -----------------------------

     The following summary information is qualified in its entirety by the more detailed information and consolidated financial statements of the Company appearing elsewhere in the accompanying Prospectus, this Prospectus Supplement or in the documents incorporated herein or in the accompanying Prospectus by reference. A listing of the pages on which certain definitions of capitalized terms used in this Prospectus Supplement Summary and elsewhere in this Prospectus Supplement are defined is set forth in the "Index of Terms for Prospectus Supplement" herein. Except as otherwise noted, all information in this Prospectus Supplement assumes no exercise of the Underwriter's over-allotment options.
                               The Company
                               -----------

     Ingersoll-Rand was organized in 1905 under the laws of the State of New Jersey as a consolidation of Ingersoll-Sergeant Drill Company and the Rand Drill Company, whose businesses were established in the early 1870s. Over the years, the Company has supplemented its original business, which consisted primarily of the manufacture and sale of rock drilling equipment, with additional products which have been developed internally or obtained through acquisition.

     Ingersoll-Rand manufactures and sells primarily nonelectrical machinery and equipment. Principal products include the following:

             Agricultural sprayers
             Air balancers
             Air compressors & accessories
             Air dryers
             Air logic controls
             Air motors
             Air and electric tool
             Architectural hardware trim
             Asphalt compactors
             Asphalt pavers
             Automated production systems
             Automotive components
             Ball bearings
             Blasthole drills
             Blowers
             Centrifugal pumps
             Compact hydraulic excavators
             Construction equipment
             Diaphragm pumps
             Directional drills
             Door closers
             Door control hardware
             Door locks, latches & locksets
             Doors and door frames (steel)
             Drilling equipment and accessories
             Electrical security systems
             Engineered pumps
             Engine-starting systems
             Exit devices
             Extrusion pump systems
             Fastener-tightening systems
             Fluid-handling equipment
             Foundation drills

             Golf cars
             Hoists
             Hydraulic breakers
             Lubrication equipment
             Material handling equipment
             Mining equipment
             Multistage pumps
             Needle roller bearings
             Parts-washing systems
             Paving equipment
             Pneumatic breakers
             Pneumatic cylinders
             Pneumatic valves
             Portable compressors
             Portable generators
             Portable light towers
             Reciprocating pumps
             Road-building machinery
             Rock drills
             Rock stabilizers
             Roller bearings
             Rotary drills
             Rotary pumps
             Rough-terrain forklifts
             Skid-steer loaders
             Soil compactors
             Spray-coating systems
             Submersible pumps
             Transport temperature control systems
             Utility vehicles
             Vacuum pumps
             Vertical turbine pumps
             Waterjet-cutting systems
             Water-well drills
             Winches

     These products are sold primarily under the Company's name and also under other names including ABG, Aro, Beebe, Blaw-Knox, Bobcat, Carryall, Centac, Charles Maire, Club Car, Crawlair, Cyclone, Ecoair, Elite, Dixie-Pacific Fafnir, Falcon, Glynn-Johnson, Ingersoll-Dresser Pumps, Jeumont-Schneider Pumps, Kilian, Klemm, LCN, McCartney, Melroe, Montabert, NREC, Newman Tonks, Normbau, Pacific, Phoenix, Pleuger, Promaxx, Samiia, Schlage, Sensor I, Sierra, Spra-Coupe, Steelcraft, Tensor I, Thermo King, Torrington, Von Duprin, Worthington and Zimmerman.

     The Company employs approximately 47,000 people. It has over 100 manufacturing plants throughout the world.

     During the last three years, the Company has been involved in an aggressive acquisition and divestment program. The larger acquisitions included the following:

     -- the May 1995 acquisition of Clark Equipment Company for approximately $1.5 billion.

     -- the April 1997 acquisition of Newman Tonks Group PLC ("Newman Tonks") for approximately $370 million. Newman Tonks is based in the United Kingdom and is a leading manufacturer, specifier and supplier of a wide range of branded architectural products in the building industry.

     -- the October 1997 acquisition of Thermo King Corporation ("Thermo King") for approximately $2.56 billion. Thermo King designs, manufactures and distributes transport temperature control systems and service parts for a variety of mobile applications, including trailers, truck bodies, sea-going containers, buses and light rail cars.

     The larger divestitures included:

     -- the February 1997 sale of the Company's Clark-Hurth Group to Dana Corporation for approximately $260 million.

     -- the March 1996 sale of the Company's Pulp Machinery Division for approximately $122 million to Beloit Corporation, a subsidiary of Harnischfeger Industries, Inc.

     -- the December 1996 sale of the remainder of the Process Systems Group for approximately $58 million to Gencor Industries, Inc.

     The Company's principal executive offices are at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 (telephone 201-573-0123).

                                The Trust
                                ---------

     The Trust is a statutory business trust created under Delaware law pursuant to (i) a trust agreement, executed by the Company, as depositor (the "Sponsor"), and certain of the trustees of the Trust (the "Ingersoll-Rand Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on August 18, 1997. Such trust agreement will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust
Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto. See "The Trust."


                               The Offering
                               ------------
Securities Offered  . . . . . . . . . . . . . . .       14,000,000 FELINE
                                                        PRIDES,
                                                        consisting of
                                                        12,600,000 Income
                                                        PRIDES and at
                                                        least 1,400,000
                                                        Growth PRIDES,
                                                        and at least
                                                        1,400,000
                                                        separate Capital
                                                        Securities.

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                                                        12,600,000
                                                        Capital
                                                        Securities will
                                                        be initially
                                                        issued and held
                                                        as a component of
                                                        the Income
                                                        PRIDES.

Issuers . . . . . . . . . . . . . . . . . . . . .       Ingersoll-Rand
                                                        Company and
                                                        Ingersoll-Rand
                                                        Financing I.

Stated Amount . . . . . . . . . . . . . . . . . .       $25 per FELINE
                                                        PRIDES.
Listing of the Income
  PRIDES and Growth PRIDES  . . . . . . . . . . .       Application will
                                                        be made to list
                                                        the Income PRIDES
                                                        and the Growth
                                                        PRIDES on the
                                                        NYSE, subject to
                                                        official notice
                                                        of issuance. If
                                                        Capital
                                                        Securities are
                                                        separately traded
                                                        to a sufficient
                                                        extent that the
                                                        applicable
                                                        exchange listing
                                                        requirements are met,
                                                        the Company
                                                        will endeavor to
                                                        cause such
                                                        securities to be
                                                        listed on such
                                                        exchange on which
                                                        the Income PRIDES
                                                        and the Growth
                                                        PRIDES are then
                                                        listed,
                                                        including, if
                                                        applicable, the
                                                        NYSE. See
                                                        "Underwriting."

NYSE Symbol of Common Stock . . . . . . . . . . .       "IR"

Use of Proceeds . . . . . . . . . . . . . . . . .       All of the proceeds
                                                        from the sale of
                                                        the Income
                                                        PRIDES, the
                                                        Capital
                                                        Securities which
                                                        are not
                                                        components of the
                                                        Income PRIDES and
                                                        the Common

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                                                        Securities will
                                                        be invested by
                                                        the Trust in
                                                        Debentures of the
                                                        Company. The
                                                        Company currently
                                                        anticipates using
                                                        substantially all of
                                                        the net proceeds
                                                        from the
                                                        sale of the
                                                        Debentures,
                                                        estimated to be
                                                        approximately $
                                                                 million
                                                        (after deducting
                                                        the underwriting
                                                        commission and
                                                        expenses), to
                                                        repay commercial
                                                        paper
                                                        indebtedness
                                                        having an average
                                                        interest rate of
                                                        approximately
                                                        5.7% incurred in
                                                        connection with
                                                        the acquisition of
                                                        Thermo King.
                                                        All of the proceeds
                                                        from the sale of
                                                        the Growth PRIDES
                                                        will be used to
                                                        purchase the
                                                        underlying
                                                        Treasury
                                                        Securities to be
                                                        transferred to
                                                        holders of the
                                                        Growth PRIDES
                                                        pursuant to the
                                                        terms thereof,
                                                        and the Company
                                                        will receive no
                                                        proceeds from the
                                                        sale of the
                                                        Growth PRIDES.

Components of FELINE PRIDES . . . . . . . . . . .       The 14,000,000
                                                        FELINE PRIDES
                                                        offered hereby
                                                        will initially
                                                        consist of (A)
                                                        12,600,000 units
                                                        referred to as
                                                        Income PRIDES and
                                                        (B) at least
                                                        1,400,000 units
                                                        referred to as
                                                        Growth PRIDES; to
                                                        the extent the

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                                                        number of Growth
                                                        PRIDES offered hereby
                                                        is increased, the
                                                        number of separate
                                                        Capital Securities
                                                        offered hereby will
                                                        be increased by
                                                        at least that
                                                        number. Each
                                                        Income PRIDES
                                                        will initially
                                                        consist of a unit
                                                        comprised of (a)
                                                        a Purchase
                                                        Contract under
                                                        which (i) the
                                                        holder will
                                                        purchase from the
                                                        Company on the
                                                        Purchase Contract
                                                        Settlement Date,
                                                        for an amount of
                                                        cash equal to the
                                                        Stated Amount, a
                                                        number of newly
                                                        issued shares of
                                                        Common Stock of
                                                        the Company equal to
                                                        the Settlement
                                                        Rate, and (ii)
                                                        the Company will
                                                        pay Contract
                                                        Adjustment
                                                        Payments at the
                                                        rate of      % of
                                                        the Stated Amount
                                                        per annum to the
                                                        holder, and (b)
                                                        either a
                                                        beneficial
                                                        interest in
                                                        a     %  Capital
                                                        Security, having
                                                        a stated
                                                        liquidation
                                                        amount equal to
                                                        $25 representing
                                                        an undivided
                                                        beneficial
                                                        ownership
                                                        interest in the
                                                        assets of the
                                                        Trust or, upon
                                                        the occurrence of
                                                        a Tax Event
                                                        Redemption prior
                                                        to the Purchase
                                                        Contract
                                                        Settlement Date,
                                                        the appropriate
                                                        Applicable

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                                                        Ownership
                                                        Interest in the
                                                        Treasury
                                                        Portfolio.
                                                        The Company may
                                                        at any time
                                                        dissolve the
                                                        Trust and, after
                                                        satisfaction of
                                                        liabilities to
                                                        creditors of the
                                                        Trust, if any,
                                                        cause the
                                                        Debentures to be
                                                        distributed to
                                                        the holders of
                                                        the Capital
                                                        Securities.
                                                        References herein
                                                        to Capital
                                                        Securities,
                                                        unless the
                                                        context otherwise
                                                        requires, mean
                                                        (i) the Capital
                                                        Securities or
                                                        (ii) the
                                                        Debentures which
                                                        have been
                                                        delivered to the
                                                        holders of the
                                                        Capital
                                                        Securities upon
                                                        dissolution of
                                                        the Trust.

                                                        In addition, as
                                                        described below,
                                                        upon the
                                                        occurrence of a
                                                        Tax Event (as
                                                        defined herein)
                                                        prior to the
                                                        Purchase Contract
                                                        Settlement Date,
                                                        the Company may
                                                        at its option
                                                        cause the
                                                        Debentures (and,
                                                        thus, the Capital
                                                        Securities) to be
                                                        redeemed at the
                                                        Redemption Price
                                                        and the Treasury
                                                        Portfolio will be
                                                        substituted for
                                                        the redeemed
                                                        Capital
                                                        Securities in the
                                                        manner described
                                                        herein to secure

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                                                        the Income PRIDES
                                                        holders'
                                                        obligations under
                                                        their related
                                                        Purchase
                                                        Contracts. The
                                                        distribution rate
                                                        and the payment
                                                        dates for the
                                                        Capital Securit-
                                                        ies will be the
                                                        same as the
                                                        interest rate and
                                                        the payment dates
                                                        for the
                                                        Debentures, which
                                                        will be the sole
                                                        assets of the
                                                        Trust.

                                                        As long as a
                                                        FELINE PRIDES is
                                                        in the form of an
                                                        Income PRIDES,
                                                        the related
                                                        Capital
                                                        Securities, or
                                                        the Treasury
                                                        Portfolio, as
                                                        applicable, will
                                                        be pledged
                                                        pursuant to a
                                                        pledge agreement,
                                                        to be dated as of
                                                        March      , 1998
                                                        (the "Pledge
                                                        Agreement"),
                                                        between the
                                                        Company and The
                                                        Chase Manhattan
                                                        Bank, as
                                                        collateral agent
                                                        for the Company
                                                        (together with
                                                        any successor
                                                        thereto in such
                                                        capacity, the
                                                        "Collateral
                                                        Agent"), to
                                                        secure the
                                                        holder's
                                                        obligation to
                                                        purchase Common
                                                        Stock under the
                                                        related Purchase
                                                        Contract.

                                                        Each Growth
                                                        PRIDES will
                                                        consist of a unit
                                                        with a face
                                                        amount of $25
                                                        comprised of (a)
                                                        a Purchase
                                                        Contract under
                                                        which (i) the
                                                        holder will
                                                        purchase from the
                                                        Company not later
                                                        than the Purchase
                                                        Contract
                                                        Settlement Date
                                                        for an amount of
                                                        cash equal to the
                                                        Stated Amount of
                                                        such Growth
                                                        PRIDES a number
                                                        of newly issued
                                                        shares of Common
                                                        Stock equal to
                                                        the Settlement
                                                        Rate and (ii) the
                                                        Company will pay
                                                        the holder
                                                        Contract
                                                        Adjustment
                                                        Payments at the
                                                        rate of   % of
                                                        the Stated Amount
                                                        per annum to the
                                                        holder; and (b) a
                                                        1/40 undivided
                                                        beneficial
                                                        ownership
                                                        interest in a
                                                        Treasury Security
                                                        having a
                                                        principal amount
                                                        at maturity equal
                                                        to $1,000 and
                                                        maturing on the
                                                        Business Day
                                                        immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date.
                                                        The FELINE PRIDES
                                                        will be issued
                                                        under a Purchase
                                                        Contract
                                                        Agreement, to be
                                                        dated as of March
                                                        , 1998 (the
                                                        "Purchase
                                                        Contract
                                                        Agreement"),
                                                        between the
                                                        Company and  The
                                                        Bank of New York,
                                                        as agent for the
                                                        holders of the
                                                        FELINE PRIDES
                                                        (together with
                                                        any successor
                                                        thereto in such
                                                        capacity, the
                                                        "Purchase
                                                        Contract Agent").
Creating Growth PRIDES  . . . . . . . . . . . . .       Each holder of an
                                                        Income PRIDES may
                                                        substitute for
                                                        the related
                                                        Capital
                                                        Securities or the
                                                        Applicable
                                                        Ownership
                                                        Interest of the
                                                        Treasury
                                                        Portfolio held by
                                                        the Collateral
                                                        Agent zero-coupon
                                                        U.S. Treasury
                                                        Securities in an
                                                        amount per Income
                                                        PRIDES equal to
                                                        the Stated Amount
                                                        per Capital
                                                        Security. Such
                                                        substitution may
                                                        be made on or
                                                        prior to the
                                                        fifth Business
                                                        Day immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date
                                                        but only in
                                                        integral
                                                        multiples of 40
                                                        Income PRIDES;
                                                        provided,
                                                        however, if the
                                                        Treasury
                                                        Portfolio has
                                                        become a
                                                        component of the
                                                        Income PRIDES,
                                                        holders of Income
                                                        PRIDES may make
                                                        such
                                                        substitutions
                                                        only in integral
                                                        multiples of
                                                        320,000 Income
                                                        PRIDES at any
                                                        time on or prior
                                                        to the second
                                                        Business Day
                                                        immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date.
                                                        In the event that
                                                        Contract

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                                                        Adjustment
                                                        Payments are at a
                                                        higher rate for
                                                        Growth PRIDES
                                                        than for Income
                                                        PRIDES, holders
                                                        of Income PRIDES
                                                        wishing to create
                                                        Growth PRIDES
                                                        also will be
                                                        required to
                                                        deliver cash in
                                                        an amount equal
                                                        to the excess of
                                                        the Contract
                                                        Adjustment
                                                        Payments that
                                                        would have
                                                        accrued since the
                                                        last Payment Date
                                                        through the date
                                                        of substitution
                                                        on the Growth
                                                        PRIDES being
                                                        created by such
                                                        holders, over the
                                                        Contract
                                                        Adjustment Payments
                                                        that have
                                                        accrued over the
                                                        same time period
                                                        on the related
                                                        Income PRIDES.

Creating Income PRIDES  . . . . . . . . . . . . .       On or prior to
                                                        the fifth
                                                        Business Day
                                                        immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date,
                                                        a holder of
                                                        Growth PRIDES
                                                        will have the
                                                        right to create
                                                        Income PRIDES by
                                                        delivering 40
                                                        Growth PRIDES to
                                                        the Purchase
                                                        Contract Agent
                                                        plus 40 Capital
                                                        Securities to the
                                                        Collateral Agent
                                                        in exchange for
                                                        40 Income PRIDES
                                                        and the release
                                                        of the related
                                                        Treasury Security
                                                        to such holder;
                                                        provided,
                                                        however, if a Tax
                                                        Event Redemption
                                                        has occurred
                                                        prior to the
                                                        Purchase Contract
                                                        Settlement Date
                                                        and the Treasury
                                                        Portfolio has
                                                        become a
                                                        component of the
                                                        Income PRIDES,
                                                        holders of Growth
                                                        PRIDES may make
                                                        such substitution
                                                        (but using the
                                                        Applicable Owner-
                                                        ship Interest of
                                                        the Treasury
                                                        Portfolio rather
                                                        than Capital
                                                        Securities) only
                                                        in integral
                                                        multiples of
                                                        320,000 Growth
                                                        PRIDES at any
                                                        time on or prior
                                                        to the second
                                                        Business Day
                                                        immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date.
                                                        Such Capital
                                                        Securities or the
                                                        appropriate
                                                        Applicable Owner-
                                                        ship Interest of
                                                        the Treasury
                                                        Portfolio, as the
                                                        case may be, will
                                                        be pledged with
                                                        the Collateral
                                                        Agent to secure
                                                        the holder's
                                                        obligation to
                                                        purchase Common
                                                        Stock under the
                                                        related Purchase
                                                        Contracts.

Current Payments  . . . . . . . . . . . . . . . .       Holders of Income
                                                        PRIDES will be
                                                        entitled to
                                                        receive aggregate
                                                        cash
                                                        distributions at
                                                        a rate of      %
                                                        of the Stated
                                                        Amount, payable
                                                        quarterly in
                                                        arrears,
                                                        consisting of
                                                        cumulative cash
                                                        distributions on
                                                        the related
                                                        Capital Securi-
                                                        ties payable at
                                                        the rate of     %
                                                        of the Stated
                                                        Amount per annum,
                                                        or on the
                                                        Treasury
                                                        Portfolio,
                                                        payable at the
                                                        rate of      % of
                                                        the Stated Amount
                                                        per annum, as
                                                        applicable, and
                                                        Contract
                                                        Adjustment
                                                        Payments, payable
                                                        by the Company at
                                                        the rate of
                                                             % of the
                                                        Stated Amount per
                                                        annum, subject
                                                        (in the case of
                                                        both the
                                                        distributions on
                                                        the Capital

                                                        Securities and of
                                                        the Contract
                                                        Adjustment
                                                        Payments), to the
                                                        Company's right
                                                        to defer the
                                                        payment of such
                                                        amounts. The
                                                        ability of the
                                                        Trust to make the
                                                        quarterly
                                                        distributions on
                                                        the related
                                                        Capital
                                                        Securities will
                                                        be solely
                                                        dependent upon
                                                        the receipt of
                                                        corresponding
                                                        interest payments
                                                        from the Company
                                                        on the
                                                        Debentures. The
                                                        Company's
                                                        obligations with
                                                        respect to the
                                                        Debentures will
                                                        be senior and
                                                        unsecured and
                                                        will rank on a
                                                        parity in right
                                                        of payment with
                                                        all other senior
                                                        unsecured
                                                        obligations of
                                                        the Company. If a
                                                        Tax Event
                                                        Redemption has
                                                        occurred,
                                                        quarterly
                                                        distributions on
                                                        the appropriate
                                                        quarterly
                                                        distribution to
                                                        the holders of
                                                        Income PRIDES
                                                        will not be
                                                        deferred.
                                                        Holders of Growth
                                                        PRIDES will be
                                                        entitled to
                                                        receive quarterly
                                                        cash
                                                        distributions of
                                                        Contract
                                                        Adjustment
                                                        Payments, payable
                                                        by the Company at
                                                        the rate of
                                                             % of the
                                                        Stated Amount per
                                                        annum, subject to
                                                        the Company's
                                                        rights of
                                                        deferral
                                                        described herein.
                                                        In addition, OID
                                                        would continue to
                                                        accrue on the
                                                        related Treasury
                                                        Securities. See
                                                        "Risk Factors--
                                                        Right to Defer
                                                        Current
                                                        Payments."

Contract Adjustment Payments  . . . . . . . . . .       Contract
                                                        Adjustment
                                                        Payments will be
                                                        fixed at a rate
                                                        per annum of
                                                             % of the
                                                        Stated Amount per
                                                        Purchase Contract
                                                        in the case of
                                                        Income PRIDES,
                                                        and      % of the
                                                        Stated Amount per
                                                        Purchase
                                                        Contract, in the
                                                        case of Growth
                                                        PRIDES. The
                                                        Contract
                                                        Adjustment
                                                        Payments, will be
                                                        subordinated and
                                                        junior in right
                                                        of payment to the
                                                        Senior
                                                        Indebtedness. See
                                                        "Description of
                                                        the Purchase
                                                        Contracts--
                                                        Contract
                                                        Adjustment
                                                        Payments."

Option to Defer Current Payments  . . . . . . . .       The Company has
                                                        the right at any
                                                        time, and from
                                                        time to time,
                                                        limited to a
                                                        period not
                                                        extending beyond
                                                        the maturity date
                                                        of the
                                                        Debentures, to
                                                        defer the
                                                        interest payments
                                                        due on the
                                                        Debentures. As a
                                                        consequence of
                                                        such deferral,
                                                        the corresponding
                                                        quarterly
                                                        distributions to
                                                        holders of
                                                        Capital
                                                        Securities and
                                                        Income PRIDES
                                                        would be deferred
                                                        (but despite such
                                                        deferral, would
                                                        continue to
                                                        accumulate
                                                        quarterly and
                                                        would accrue
                                                        interest thereon
                                                        compounded
                                                        quarterly at the
                                                        rate of      %
                                                        per annum through
                                                        and including
                                                                        ,
                                                        2001, and at the
                                                        Reset Rate
                                                        thereafter). The
                                                        Company also has
                                                        the right to
                                                        defer the payment
                                                        of Contract
                                                        Adjustment
                                                        Payments on the
                                                        related Purchase
                                                        Contracts until
                                                        no later than the
                                                        Purchase Contract
                                                        Settlement Date;
                                                        however, such
                                                        deferred Contract
                                                        Adjustment
                                                        Payments will
                                                        bear additional
                                                        Contract
                                                        Adjustment
                                                        Payments at the
                                                        rate of      %
                                                        per annum (the
                                                        higher of (i) the
                                                        rate which would
                                                        accrue on Income
                                                        PRIDES for such
                                                        payments and (ii)
                                                        the rate which
                                                        would accrue on
                                                        Growth PRIDES for
                                                        such payments)
                                                        (such deferred
                                                        Contract
                                                        Adjustment
                                                        Payments together
                                                        with such
                                                        additional
                                                        Contract

                                                        Adjustment
                                                        Payments shall be
                                                        referred to as
                                                        the "Deferred
                                                        Contract
                                                        Adjustment
                                                        Payments"). See
                                                        "Description of
                                                        the Purchase
                                                        Contracts --
                                                        Contract
                                                        Adjustment
                                                        Payments."  If
                                                        interest payments
                                                        on the Debentures
                                                        or the Contract
                                                        Adjustment
                                                        Payments are
                                                        deferred, the
                                                        Company has
                                                        agreed, among
                                                        other things, not
                                                        to declare or pay
                                                        any dividend on
                                                        or repurchase its
                                                        capital stock
                                                        (subject to
                                                        certain
                                                        exceptions)
                                                        during the period
                                                        of such deferral.
                                                        If a Tax Event
                                                        Redemption has
                                                        occurred prior to
                                                        the Purchase
                                                        Contract
                                                        Settlement Date
                                                        and the Treasury
                                                        Portfolio has
                                                        become a
                                                        component of the
                                                        Income PRIDES,
                                                        quarterly
                                                        distributions on
                                                        the appropriate
                                                        Applicable
                                                        Ownership
                                                        Interest of the
                                                        Treasury
                                                        Portfolio as a
                                                        portion of the
                                                        cumulative
                                                        quarterly
                                                        distributions to
                                                        the holders of
                                                        Income PRIDES
                                                        will not be
                                                        deferred.

                                                        In the event that
                                                        the Company
                                                        elects to defer
                                                        the payment of
                                                        Contract
                                                        Adjustment
                                                        Payments on the
                                                        related Purchase
                                                        Contracts until
                                                        the Purchase
                                                        Contract
                                                        Settlement Date,
                                                        each holder of
                                                        the related
                                                        Income PRIDES or
                                                        Growth PRIDES
                                                        will receive on
                                                        the Purchase
                                                        Contract
                                                        Settlement Date
                                                        in respect of
                                                        such Deferred
                                                        Contract
                                                        Adjustment
                                                        Payments, in lieu
                                                        of a cash
                                                        payment, a number
                                                        of shares of
                                                        Common Stock
                                                        equal to (x) the
                                                        aggregate amount
                                                        of Deferred
                                                        Contract
                                                        Adjustment
                                                        Payments payable
                                                        to such holder
                                                        divided by (y)
                                                        the Applicable
                                                        Market Value (as
                                                        defined herein).
                                                        See "Description
                                                        of the Purchase
                                                        Contracts--Option
                                                        to Defer Contract
                                                        Adjustment
                                                        Payments."

Payment Dates . . . . . . . . . . . . . . . . . .       Subject to the
                                                        deferral
                                                        provisions
                                                        described herein,
                                                        the current
                                                        payments
                                                        described above
                                                        in respect of the
                                                        Income PRIDES and
                                                        Growth PRIDES
                                                        will be payable
                                                        quarterly in
                                                        arrears on
                                                        February 16, May
                                                        16, August 16 and
                                                        November 16 of
                                                        each year,
                                                        commencing

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                                                                        ,
                                                        1998, through and
                                                        including (i) in
                                                        the case of the
                                                        Contract
                                                        Adjustment
                                                        Payments, the
                                                        earlier of the
                                                        Purchase Contract
                                                        Settlement Date
                                                        or the most
                                                        recent such
                                                        quarterly date on
                                                        or prior to any
                                                        early settlement
                                                        of the related
                                                        Purchase
                                                        Contracts and
                                                        (ii) in the case
                                                        of Capital
                                                        Securities that
                                                        are components of
                                                        Income PRIDES,
                                                        the most recent
                                                        such quarterly
                                                        date on or prior
                                                        to the earlier of
                                                        the Purchase
                                                        Contract
                                                        Settlement Date
                                                        and the date the
                                                        liquidation
                                                        amount of such
                                                        Capital Security,
                                                        together with all
                                                        accumulated and
                                                        unpaid
                                                        distributions
                                                        thereon (each, a
                                                        "Payment Date")
                                                        is paid in full.

Remarketing . . . . . . . . . . . . . . . . . . .       Unless a Tax
                                                        Event Redemption
                                                        has occurred,
                                                        pursuant to a
                                                        remarketing
                                                        agreement (the
                                                        "Remarketing
                                                        Agreement") dated
                                                        as of March    ,
                                                        1998, among the
                                                        Company, the
                                                        Trust, the
                                                        Purchase Contract
                                                        Agent and a
                                                        nationally
                                                        recognized in-
                                                        vestment banking
                                                        firm chosen by
                                                        the Company (the
                                                        "Remarketing

                                                        Agent"), and
                                                        subject to the
                                                        terms of a
                                                        Remarketing
                                                        Underwriting
                                                        Agreement to be
                                                        dated as of the
                                                        third Business
                                                        Day immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date
                                                        among such
                                                        parties (the
                                                        "Remarketing
                                                        Underwriting
                                                        Agreement"), the
                                                        Capital
                                                        Securities of
                                                        such Income
                                                        PRIDES holders
                                                        who have failed
                                                        to notify the
                                                        Purchase Contract
                                                        Agent on or prior
                                                        to the fifth
                                                        Business Day
                                                        immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date
                                                        of their
                                                        intention to
                                                        settle the
                                                        related Purchase
                                                        Contracts with
                                                        separate cash
                                                        will be
                                                        remarketed on the
                                                        third Business
                                                        Day immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date.
                                                        The Remarketing
                                                        Agent will use
                                                        its reasonable
                                                        efforts to
                                                        remarket such
                                                        Capital
                                                        Securities
                                                        (bearing the
                                                        Reset Rate) on
                                                        such date for
                                                        settlement on the
                                                        Purchase Contract
                                                        Settlement Date
                                                        at a price of ap-
                                                        proximately
                                                        100.5% of the
                                                        aggregate stated
                                                        liquidation
                                                        amount of such
                                                        Capital Security,
                                                        plus accrued and
                                                        unpaid
                                                        distributions
                                                        (including any
                                                        deferred
                                                        distributions),
                                                        if any, thereon.
                                                        The portion of
                                                        the proceeds from
                                                        such remarketing
                                                        equal to the
                                                        aggregate stated
                                                        liquidation
                                                        amount of such
                                                        Capital
                                                        Securities will
                                                        be automatically
                                                        applied to
                                                        satisfy in full
                                                        such Income
                                                        PRIDES holders'
                                                        obligations to
                                                        purchase Common
                                                        Stock under the
                                                        related Purchase
                                                        Contracts. In
                                                        addition, after
                                                        deducting as the
                                                        Remarketing Fee
                                                        an amount not
                                                        exceeding 25
                                                        basis points
                                                        (.25%) of the
                                                        aggregate stated
                                                        liquidation
                                                        amount of the
                                                        remarketed
                                                        securities from
                                                        any amount of
                                                        such proceeds in
                                                        excess of the
                                                        aggregate stated
                                                        liquidation
                                                        amount of the
                                                        remarketed
                                                        Capital
                                                        Securities plus
                                                        any accrued and
                                                        unpaid
                                                        distributions
                                                        (including any
                                                        deferred
                                                        distributions),
                                                        the Remarketing
                                                        Agent will remit
                                                        the remaining
                                                        portion of the
                                                        proceeds, if any,
                                                        for the benefit
                                                        of such holder.
                                                        Income PRIDES
                                                        holders, whose
                                                        Capital
                                                        Securities are so
                                                        remarketed will
                                                        not otherwise be
                                                        responsible for
                                                        any Remarketing
                                                        Fee in connection
                                                        therewith. If,
                                                        despite using its
                                                        reasonable
                                                        efforts, the
                                                        Remarketing Agent
                                                        cannot remarket
                                                        the related Capital
                                                        Securities (other than
                                                        to the Company) of
                                                        such holders of
                                                        Income PRIDES at
                                                        a price not less
                                                        than 100% of the
                                                        aggregate stated
                                                        liquidation
                                                        amount of such
                                                        Capital
                                                        Securities plus
                                                        accrued and
                                                        unpaid
                                                        distributions,
                                                        including
                                                        deferred
                                                        distributions, if
                                                        any, resulting in
                                                        a Failed
                                                        Remarketing, the
                                                        Company will
                                                        exercise its
                                                        rights as a
                                                        secured party to
                                                        dispose of the
                                                        Capital
                                                        Securities in
                                                        accordance with
                                                        applicable law
                                                        and to satisfy in
                                                        full, from the
                                                        proceeds of such
                                                        disposition, such
                                                        holder's
                                                        obligation to
                                                        purchase Common
                                                        Stock under the
                                                        related Purchase
                                                        Contracts;
                                                        provided, that if
                                                        the Company
                                                        exercises such
                                                        rights as a
                                                        secured party
                                                        with respect to
                                                        such Capital
                                                        Securities, any
                                                        accrued and
                                                        unpaid
                                                        distributions
                                                        (including any
                                                        deferred
                                                        distributions) on
                                                        such Capital
                                                        Securities will
                                                        be paid in cash
                                                        by the Company to
                                                        the holder of
                                                        record of such
                                                        Capital
                                                        Securities. The
                                                        Company will
                                                        cause a notice of
                                                        such Failed
                                                        Remarketing to be
                                                        published on the
                                                        second Business
                                                        Day immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date.
                                                        It is currently
                                                        anticipated that
                                                        Merrill Lynch,
                                                        Pierce, Fenner &
                                                        Smith
                                                        Incorporated will
                                                        be the
                                                        Remarketing
                                                        Agent. See
                                                        "Description of
                                                        the Purchase
                                                        Contracts--
                                                        Remarketing."

Settlement of Purchase Contracts  . . . . . . . .       The Purchase
                                                        Contract
                                                        Settlement Date
                                                        is           ,
                                                        2001. On the
                                                        Business Day
                                                        immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date,
                                                        unless a holder
                                                        of Income PRIDES
                                                        or Growth PRIDES
                                                        (i) has settled
                                                        the related
                                                        Purchase
                                                        Contracts through
                                                        the early
                                                        delivery of cash
                                                        to the Purchase

                                                        Contract Agent in
                                                        the manner
                                                        described herein,
                                                        (ii) in the case
                                                        of Income PRIDES,
                                                        has settled the
                                                        related Purchase
                                                        Contracts with
                                                        separate cash on
                                                        the Business Day
                                                        prior to the
                                                        Purchase Contract
                                                        Settlement Date
                                                        pursuant to prior
                                                        notification to
                                                        the Purchase
                                                        Contract Agent,
                                                        (iii) in the case
                                                        of Income Prides,
                                                        has had the
                                                        Capital
                                                        Securities
                                                        related to such
                                                        holder's Purchase
                                                        Contracts
                                                        remarketed in the
                                                        manner described
                                                        herein in
                                                        connection with
                                                        settling such
                                                        Purchase
                                                        Contracts (and
                                                        such remarketing
                                                        has not "failed"
                                                        (as described
                                                        herein)), or (iv)
                                                        an event
                                                        described under
                                                        "Description of
                                                        the Purchase
                                                        Contracts--
                                                        Termination" has
                                                        occurred, (A) in
                                                        the case of
                                                        Income PRIDES
                                                        (unless a Tax
                                                        Event Redemption
                                                        has occurred),
                                                        the Company will
                                                        exercise its
                                                        rights as a
                                                        secured party to
                                                        dispose of the
                                                        related Capital
                                                        Securities in
                                                        accordance with
                                                        the applicable
                                                        law, and (B) in
                                                        the case of
                                                        Growth PRIDES or
                                                        Income PRIDES (if
                                                        a Tax Event
                                                        Redemption has
                                                        occurred) the
                                                        principal amount
                                                        of the related
                                                        Treasury
                                                        Securities or the
                                                        appropriate
                                                        Applicable
                                                        Ownership
                                                        Interest of the
                                                        Treasury
                                                        Portfolio, as
                                                        applicable, when
                                                        paid at maturity,
                                                        will
                                                        automatically be
                                                        applied pursuant
                                                        to the exercise
                                                        of such rights by
                                                        the Company to
                                                        satisfy in full
                                                        such holder's
                                                        obligation to
                                                        purchase Common
                                                        Stock under the
                                                        related Purchase
                                                        Contracts.
                                                        In the event that
                                                        a holder of
                                                        either Income
                                                        PRIDES or Growth
                                                        PRIDES effects
                                                        the early
                                                        settlement of the
                                                        related Purchase
                                                        Contracts through
                                                        the delivery of
                                                        cash or, in the
                                                        case of an Income
                                                        PRIDES, settles
                                                        such Purchase
                                                        Contracts with
                                                        cash on the
                                                        Business Day
                                                        immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date,
                                                        the related
                                                        Capital
                                                        Securities, the
                                                        appropriate
                                                        Applicable
                                                        Ownership
                                                        Interest of the
                                                        Treasury
                                                        Portfolio or the
                                                        Treasury
                                                        Securities, as
                                                        the case may be,
                                                        will be released
                                                        to such holder as
                                                        described herein.

Settlement Rate . . . . . . . . . . . . . . . . .       The number of
                                                        newly issued
                                                        shares of Common
                                                        Stock issuable
                                                        upon settlement
                                                        of each Purchase
                                                        Contract on the
                                                        Purchase Contract
                                                        Settlement Date
                                                        (the "Settlement
                                                        Rate") will be
                                                        calculated as
                                                        follows (subject
                                                        to adjustment
                                                        under certain
                                                        circumstances):
                                                        (a) if the
                                                        Applicable Market
                                                        Value is equal to
                                                        or greater than
                                                        the Threshold
                                                        Appreciation
                                                        Price of $
                                                        which is
                                                        approximately
                                                             % above the
                                                        Reference Price,
                                                        the Settlement
                                                        Rate will be
                                                                  ; (b)
                                                        if the Applicable
                                                        Market Value is
                                                        less than the
                                                        Threshold
                                                        Appreciation
                                                        Price but greater
                                                        than the
                                                        Reference Price,
                                                        the Settlement
                                                        Rate will be
                                                        equal to the
                                                        Stated Amount
                                                        divided by the
                                                        Applicable Market
                                                        Value; and (c) if
                                                        the Applicable
                                                        Market Value is
                                                        less than or
                                                        equal to the
                                                        Reference Price,
                                                        the Settlement
                                                        Rate (which will
                                                        be equal to the
                                                        Stated Amount
                                                        divided by the
                                                        Reference Price)
                                                        will be    .
                                                        "Applicable

                                                        Market Value"
                                                        means the average
                                                        of the Closing
                                                        Price (as defined
                                                        herein) per share
                                                        of Common Stock
                                                        on each of the
                                                        twenty
                                                        consecutive
                                                        Trading Days (as
                                                        defined herein)
                                                        ending on the
                                                        third Trading Day
                                                        immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date.
                                                        See "Description
                                                        of the Purchase
                                                        Contracts--
                                                        General."

Early Settlement  . . . . . . . . . . . . . . . .       A holder of
                                                        Income PRIDES may
                                                        settle the
                                                        related Purchase
                                                        Contracts on or
                                                        prior to the
                                                        fifth Business
                                                        Day immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date
                                                        in the manner
                                                        described herein,
                                                        but only in
                                                        integral
                                                        multiples of 40
                                                        Income PRIDES;
                                                        provided,
                                                        however, if a Tax
                                                        Event Redemption
                                                        has occurred
                                                        prior to the
                                                        Purchase Contract
                                                        Settlement Date
                                                        and the Treasury
                                                        Portfolio has
                                                        become a
                                                        component of the
                                                        Income PRIDES,
                                                        holders of Income
                                                        PRIDES may settle
                                                        early only in
                                                        integral
                                                        multiples of
                                                        320,000 Income
                                                        PRIDES, at any
                                                        time on or prior
                                                        to the second
                                                        Business Day
                                                        immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date.
                                                        A holder of
                                                        Growth PRIDES may
                                                        settle the
                                                        related Purchase
                                                        Contracts on or
                                                        prior to the
                                                        second Business
                                                        Day immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date
                                                        in the manner
                                                        described herein
                                                        (in either case,
                                                        an "Early
                                                        Settlement").
                                                        Upon Early
                                                        Settlement, (i)
                                                        the holder's
                                                        rights to receive
                                                        Deferred Contract
                                                        Adjustment
                                                        Payments, if any,
                                                        on the Purchase
                                                        Contracts being
                                                        settled will be
                                                        forfeited, (ii)
                                                        the holder's
                                                        right to receive
                                                        additional
                                                        Contract
                                                        Adjustment
                                                        Payments, if any,
                                                        in respect of
                                                        such Purchase
                                                        Contracts will
                                                        terminate and
                                                        (iii) no
                                                        adjustment will
                                                        be made to or for
                                                        the holder on
                                                        account of
                                                        Deferred Contract
                                                        Adjustment
                                                        Payments, or any
                                                        amount accrued in
                                                        respect of
                                                        Contract
                                                        Adjustment
                                                        Payments. See
                                                        "Description of
                                                        the Purchase
                                                        Contracts--Early
                                                        Settlement."

Termination . . . . . . . . . . . . . . . . . . .       The Purchase
                                                        Contracts and the
                                                        rights and
                                                        obligations of

                                                        The Company and
                                                        the holders of
                                                        the FELINE PRIDES
                                                        thereunder
                                                        (including the
                                                        right thereunder
                                                        to receive
                                                        accrued or
                                                        Deferred Contract
                                                        Adjustment
                                                        Payments, if any,
                                                        and the
                                                        obligation to
                                                        purchase Common
                                                        Stock) will
                                                        automatically
                                                        terminate upon
                                                        the occurrence of
                                                        certain events of
                                                        bankruptcy,
                                                        insolvency or
                                                        reorganization
                                                        with respect to
                                                        the Company. Upon
                                                        such termination,
                                                        the Collateral
                                                        Agent will
                                                        release the
                                                        related Capital
                                                        Securities, the
                                                        appropriate
                                                        Applicable
                                                        Ownership
                                                        Interest of the
                                                        Treasury
                                                        Portfolio or
                                                        Treasury
                                                        Securities, as
                                                        the case may be,
                                                        held by it to the
                                                        Purchase Contract
                                                        Agent for
                                                        distribution to
                                                        the holders,
                                                        subject in the
                                                        case of the
                                                        Treasury
                                                        Portfolio to the
                                                        Purchase Contract
                                                        Agent's
                                                        disposition of
                                                        the subject
                                                        securities for
                                                        cash, and the
                                                        payment of such
                                                        cash to the
                                                        holders, to the
                                                        extent that the
                                                        holder would
                                                        otherwise have
                                                        been entitled to
                                                        receive less than
                                                        $1,000 of any
                                                        such security.
                                                        Upon such
                                                        termination,
                                                        there may be a
                                                        delay before such
                                                        release and
                                                        distribution. In
                                                        the event that
                                                        the Company
                                                        becomes the
                                                        subject of a case
                                                        under the United
                                                        States Bankruptcy
                                                        Code of 1978, as
                                                        amended (the
                                                        "Bankruptcy
                                                        Code"), such
                                                        delay may occur
                                                        as a result of
                                                        the automatic
                                                        stay under the
                                                        Bankruptcy Code
                                                        and continue
                                                        until such
                                                        automatic stay
                                                        has been lifted.
                                                        The Company
                                                        expects any such
                                                        delay to be
                                                        limited. See
                                                        "Description of
                                                        the Purchase
                                                        Contracts--
                                                        Termination."

Voting and Certain Other Rights . . . . . . . . .       Holders of
                                                        Capital
                                                        Securities will
                                                        not be entitled
                                                        to vote to
                                                        appoint, remove
                                                        or replace, or to
                                                        increase or
                                                        decrease the
                                                        number of Regular
                                                        Trustees (as
                                                        defined herein)
                                                        and will
                                                        generally have no
                                                        voting rights
                                                        except in the
                                                        limited cir-
                                                        cumstances
                                                        described under
                                                        "Description of
                                                        Capital
                                                        Securities--
                                                        Voting Rights."
                                                        Holders of
                                                        Purchase

                                                        Contracts forming
                                                        part of the
                                                        Income PRIDES or
                                                        Growth PRIDES in
                                                        their capacities
                                                        as such holders
                                                        will have no
                                                        voting or other
                                                        rights in respect
                                                        of the Common
                                                        Stock.

Capital Securities

     Amount and Designation . . . . . . . . . . .               % Capital
                                                        Securities
                                                        (liquidation
                                                        amount $25 per
                                                        Capital
                                                        Security),
                                                        representing
                                                        undivided
                                                        beneficial
                                                        ownership
                                                        interests in the
                                                        assets of the
                                                        Trust.

     Distributions  . . . . . . . . . . . . . . .       Distributions on
                                                        the Capital
                                                        Securities that
                                                        are components of
                                                        Income PRIDES
                                                        will constitute a
                                                        portion of the
                                                        distributions on
                                                        the Income
                                                        PRIDES, will be
                                                        cumulative, will
                                                        accrue from the
                                                        first date of
                                                        issuance of the
                                                        Capital
                                                        Securities and
                                                        will be payable
                                                        initially at the
                                                        annual rate of
                                                             % of the
                                                        liquidation
                                                        amount of $25 per
                                                        Capital Security
                                                        to but excluding
                                                        the Purchase
                                                        Contract
                                                        Settlement Date,
                                                        and in the case
                                                        of Capital
                                                        Securities that
                                                        remain outstan-
                                                        ding on and after
                                                        the Purchase
                                                        Contract

                                                        Settlement Date,
                                                        from the Purchase
                                                        Contract
                                                        Settlement Date
                                                        to but excluding
                                                                        ,
                                                        2003, at the
                                                        Reset Rate, in
                                                        each case, when,
                                                        as and if funds
                                                        are available for
                                                        payment. Subject
                                                        to the distribut-
                                                        ion deferral
                                                        provisions,
                                                        distributions
                                                        will be payable
                                                        quarterly in
                                                        arrears on each
                                                        February 16, May
                                                        16, August 16 and
                                                        November 16,
                                                        commencing

                                                        , 1998.

     Market Rate Reset  . . . . . . . . . . . . .       The applicable
                                                        quarterly
                                                        distribution rate
                                                        on the Capital
                                                        Securities and
                                                        the interest rate
                                                        on the Debentures
                                                        on and after the
                                                        Purchase Contract
                                                        Settlement Date,
                                                        will be reset on
                                                        the third
                                                        Business Day
                                                        immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date
                                                        to the Reset Rate
                                                        determined by the
                                                        Reset Agent as
                                                        the rate the
                                                        Capital
                                                        Securities should
                                                        bear in order for
                                                        a Capital
                                                        Security to have
                                                        an approximate
                                                        market value of
                                                        100.5% of the
                                                        Stated Amount on
                                                        the third
                                                        Business Day
                                                        immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date,
                                                        provided, that
                                                        the Company may
                                                        limit such Reset
                                                        Rate to be no
                                                        higher than the
                                                        rate on the Two-
                                                        Year Benchmark
                                                        Treasury plus 200
                                                        basis points
                                                        (2%). Such market
                                                        value may be less
                                                        than 100.5% including
                                                        where the Reset Spread
                                                        is limited to the
                                                        maximum of 2%.
                                                        The Reset Rate
                                                        will be
                                                        determined by
                                                        Merrill Lynch,
                                                        Pierce, Fenner &
                                                        Smith
                                                        Incorporated as
                                                        the Reset Agent.
                                                        See "Description
                                                        of the Trust
                                                        Preferred
                                                        Securities--
                                                        Market Rate
                                                        Reset."

     Optional Remarketing . . . . . . . . . . . .       Pursuant to the
                                                        Remarketing
                                                        Agreement and
                                                        subject to the
                                                        terms of
                                                        Remarketing
                                                        Underwriting
                                                        Agreement, on or
                                                        prior to the
                                                        fifth Business
                                                        Day immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date,
                                                        but no earlier
                                                        than the Payment
                                                        Date immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date,
                                                        holders of
                                                        separate Capital
                                                        Securities that
                                                        are not
                                                        components of
                                                        Income PRIDES may
                                                        elect to have
                                                        their Capital
                                                        Securities
                                                        remarketed, by
                                                        delivering their
                                                        Capital

                                                        Securities along
                                                        with a notice of
                                                        such election to
                                                        The Chase
                                                        Manhattan Bank,
                                                        as custodial
                                                        agent (the
                                                        "Custodial
                                                        Agent"). Holders
                                                        of Capital
                                                        Securities
                                                        electing to have
                                                        their Capital
                                                        Securities
                                                        remarketed will
                                                        also have the
                                                        right to withdraw
                                                        such election on
                                                        or prior to the
                                                        fifth Business
                                                        Day immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date.

     Distribution Deferral Provisions . . . . . .       The ability of
                                                        the Trust to pay
                                                        distributions on
                                                        the Capital
                                                        Securities will
                                                        be solely
                                                        dependent on the
                                                        receipt of
                                                        interest payments
                                                        from the Company
                                                        on the
                                                        Debentures. The
                                                        Company will have
                                                        the right at any
                                                        time, and from
                                                        time to time, to
                                                        defer the
                                                        interest payments
                                                        due on the
                                                        Debentures for
                                                        successive
                                                        extension periods
                                                        (the "Extension
                                                        Periods")
                                                        limited, in the
                                                        aggregate, to a
                                                        period not
                                                        extending beyond
                                                        the maturity date
                                                        of the
                                                        Debentures. The
                                                        corresponding
                                                        quarterly
                                                        distributions on
                                                        the Capital
                                                        Securities would
                                                        be deferred by
                                                        the Trust (but
                                                        would continue to
                                                        accumulate
                                                        quarterly and
                                                        would accrue
                                                        interest,
                                                        compounded
                                                        quarterly, at the
                                                        rate of      %
                                                        per annum through
                                                        and including

                                                          , 2001, and at
                                                        the Reset Rate
                                                        thereafter) until
                                                        the end of any
                                                        such Extension
                                                        Period. If a
                                                        deferral of an
                                                        interest payment
                                                        occurs, the
                                                        holders of the
                                                        Capital
                                                        Securities will
                                                        be required to
                                                        accrue interest
                                                        income for United
                                                        States federal
                                                        income tax
                                                        purposes in
                                                        advance of the
                                                        receipt of any
                                                        corresponding
                                                        cash distribution
                                                        with respect to
                                                        such deferred
                                                        interest payment.
                                                        See "Risk
                                                        Factors--Right to
                                                        Defer Current
                                                        Payments,"
                                                        "Description of
                                                        the Capital
                                                        Securities--
                                                        Distributions"
                                                        and "Certain
                                                        Federal Income
                                                        Tax Consequence--Income
                                                        PRIDES--Capital
                                                        Securities--
                                                        Interest Income
                                                        and Original
                                                        Issue Discount."

     Rights Upon Deferral of
       Distribution . . . . . . . . . . . . . . .       During any period
                                                        in which interest
                                                        payments on the
                                                        Debentures are
                                                        deferred,
                                                        interest will
                                                        accrue on the
                                                        Debentures
                                                        (compounded
                                                        quarterly) and
                                                        the corresponding
                                                        quarterly
                                                        distributions on
                                                        the Capital
                                                        Securities will
                                                        continue to ac-
                                                        cumulate at the
                                                        rate of      %
                                                        per annum through
                                                        and including

                                                          , 2001, and at
                                                        the Reset Rate
                                                        thereafter, com-
                                                        pounded
                                                        quarterly.

     Liquidation Amount . . . . . . . . . . . . .       In the event of
                                                        any liquidation
                                                        of the Trust, and
                                                        after satisfac-
                                                        tion of
                                                        liabilities to
                                                        creditors of the
                                                        Trust, if any,
                                                        holders will be
                                                        entitled to
                                                        receive
                                                        Debentures in an
                                                        aggregate
                                                        principal amount
                                                        equal to the
                                                        aggregate stated
                                                        liquidation
                                                        amount of the
                                                        Capital
                                                        Securities.

     Put Option Upon a Failed Remarketing . . . .       If a Failed
                                                        Remarketing has
                                                        occurred, each
                                                        holder of Trust
                                                        Securities (or,
                                                        following the
                                                        distribution of
                                                        the Debentures
                                                        upon a
                                                        dissolution of
                                                        the Trust as
                                                        described herein,
                                                        the holders of
                                                        such Debentures),
                                                        holding such
                                                        Trust Securities
                                                        (or Debentures,
                                                        as the case may
                                                        be), following
                                                        the Purchase

                                                        Contract
                                                        Settlement Date
                                                        will have the
                                                        right, in the
                                                        case of Trust
                                                        Securities, to
                                                        require the Trust
                                                        to distribute
                                                        their pro rata
                                                        share of the
                                                        Debentures to the
                                                        Exchange Agent
                                                        who will put such
                                                        Debentures to the
                                                        Company on behalf
                                                        of such holders
                                                        (or, in the case
                                                        of persons who
                                                        hold the
                                                        Debentures
                                                        directly, such
                                                        persons shall
                                                        have the right to
                                                        put such
                                                        Debentures
                                                        directly to the
                                                        Company) on
                                                             2001, upon at
                                                        least three
                                                        Business Days'
                                                        prior notice, at
                                                        a price equal to
                                                        the principal
                                                        amount, plus
                                                        accrued and
                                                        unpaid interest
                                                        (including
                                                        deferred
                                                        interest), if
                                                        any, thereon.

     Distribution of Debentures . . . . . . . . .       In certain
                                                        circumstances
                                                        involving an
                                                        Investment
                                                        Company Event,
                                                        the Trust would
                                                        be dissolved,
                                                        with the result
                                                        that, after
                                                        satisfaction of
                                                        liabilities to
                                                        creditors of the
                                                        Trust, if any,
                                                        Debentures with
                                                        an aggregate
                                                        principal amount
                                                        equal to the
                                                        aggregate stated
                                                        liquidation
                                                        amount of the

                                                        Capital
                                                        Securities would
                                                        be distributed to
                                                        the holders of
                                                        the Capital
                                                        Securities on a
                                                        pro rata basis
                                                        including the
                                                        Collateral Agent.
                                                        In such event an
                                                        Income PRIDES
                                                        would thereafter
                                                        consist of
                                                        beneficial
                                                        ownership of a
                                                        Debenture with a
                                                        principal amount
                                                        equal to $25 and
                                                        the related
                                                        Purchase
                                                        Contract, and
                                                        such Debenture
                                                        would be
                                                        otherwise treated
                                                        as if it were a
                                                        Capital Security.
                                                        See "Description
                                                        of the Capital
                                                        Securities--
                                                        Distribution of
                                                        Debentures."

     Tax Event Redemption . . . . . . . . . . . .       The Debentures
                                                        (and, thus, the
                                                        Trust Securities)
                                                        are redeemable,
                                                        at the option of
                                                        the Company, on
                                                        not less than 30
                                                        days or more than
                                                        60 days prior
                                                        written notice in
                                                        whole but not in
                                                        part upon the
                                                        occurrence and
                                                        continuation of a
                                                        Tax Event under
                                                        the circumstances
                                                        described herein
                                                        at a Redemption
                                                        Price equal to,
                                                        for each
                                                        Debenture, the
                                                        Redemption Amount
                                                        together with
                                                        accrued and
                                                        unpaid
                                                        distributions
                                                        (including
                                                        deferred
                                                        distributions).
                                                        See "Description
                                                        of the
                                                        Debentures--Tax
                                                        Event Redem-
                                                        ption."  If the
                                                        Company so
                                                        redeems all of
                                                        the Debentures,
                                                        the Trust must
                                                        redeem all of the
                                                        Trust Securities
                                                        and pay in cash
                                                        such Redemption
                                                        Price to the
                                                        holders of such
                                                        Trust Securities.
                                                        If such Tax Event
                                                        Redemption occurs
                                                        prior to the
                                                        Purchase Contract
                                                        Settlement Date,
                                                        the Redemption
                                                        Price payable in
                                                        liquidation of
                                                        any Income PRIDES
                                                        holders' interest
                                                        in the Trust will
                                                        be distributed to
                                                        the Collateral
                                                        Agent, who in
                                                        turn will apply
                                                        an amount equal
                                                        to the Redemption
                                                        Amount of such
                                                        Redemption Price
                                                        to purchase the
                                                        Treasury
                                                        Portfolio on
                                                        behalf of the
                                                        holders of Income
                                                        PRIDES and remit
                                                        the remaining
                                                        portion, if any,
                                                        of such
                                                        Redemption Price
                                                        to the Purchase
                                                        Contract Agent
                                                        for payment to
                                                        holders of such
                                                        Income PRIDES.
                                                        The Treasury
                                                        Portfolio will be
                                                        substituted for
                                                        the Capital
                                                        Security and will
                                                        be pledged with
                                                        the Collateral
                                                        Agent to secure
                                                        such Income
                                                        PRIDES holders'
                                                        obligations to
                                                        purchase the

                                                        Common Stock
                                                        under their
                                                        Purchase
                                                        Contracts.
                                                        Other than in the
                                                        event of a Tax
                                                        Event Redemption,
                                                        the Company will
                                                        not have the
                                                        ability to redeem
                                                        the Debentures
                                                        prior to their
                                                        stated maturity
                                                        date. See
                                                        "Description of
                                                        the Debentures--
                                                        Tax Event
                                                        Redemption of
                                                        Capital
                                                        Securities."

     Guarantee  . . . . . . . . . . . . . . . . .       The Company will
                                                        irrevocably and
                                                        unconditionally
                                                        guarantee
                                                        pursuant to the
                                                        Guarantee,
                                                        generally on a
                                                        senior unsecured
                                                        basis, the
                                                        payment in full
                                                        of (i)
                                                        distributions on
                                                        the Trust
                                                        Securities to the
                                                        extent the Trust
                                                        has funds
                                                        available
                                                        therefor, (ii)
                                                        the redemption
                                                        price of Trust
                                                        Securities in
                                                        respect of which
                                                        the related
                                                        Debentures have
                                                        been repurchased
                                                        by the Company on
                                                        the Purchase
                                                        Contract
                                                        Settlement Date,
                                                        to the extent the
                                                        Trust has funds
                                                        available
                                                        therefor, and
                                                        (iii) generally,
                                                        the liquidation
                                                        amount of the
                                                        Trust Securities
                                                        or the Redemption
                                                        Price upon a Tax
                                                        Event Redemption,
                                                        to the extent the
                                                        Trust has assets
                                                        available for
                                                        distribution to
                                                        holders of Trust
                                                        Securities in the
                                                        event of a
                                                        dissolution of
                                                        the Trust. The
                                                        Company's
                                                        obligations under
                                                        the Guarantee
                                                        will be a senior
                                                        unsecured
                                                        obligation of the
                                                        Company and will
                                                        rank on a parity
                                                        with all of the
                                                        Company's other
                                                        senior unsecured
                                                        obligations. See
                                                        "Description of
                                                        the Guarantee."

Debentures  . . . . . . . . . . . . . . . . . . .       Unless a Tax
                                                        Event Redemption
                                                        has occurred, the
                                                        Debentures will
                                                        mature on
                                                                   ,
                                                        2003, and will
                                                        bear interest
                                                        initially at the
                                                        rate of         %
                                                        per annum,
                                                        payable quarterly
                                                        in arrears on
                                                        each February 16,
                                                        May 16, August 16
                                                        and November 16
                                                        commencing
                                                                , 1998. The
                                                        interest rate on
                                                        the Debentures,
                                                        and the
                                                        distribution rate
                                                        on the Capital
                                                        Securities that
                                                        remain
                                                        outstanding after
                                                        the Purchase
                                                        Contract
                                                        Settlement Date
                                                        will be reset on
                                                        the third
                                                        Business Day
                                                        immediately
                                                        preceding the
                                                        Purchase Contract
                                                        Settlement Date
                                                        to the Reset Rate
                                                        determined by the
                                                        Reset Agent. See
                                                        "Description of
                                                        Debentures--
                                                        Interest."
                                                        Interest payments
                                                        on the Debentures
                                                        may be deferred
                                                        from time to time
                                                        by the Company
                                                        for successive
                                                        Extension Periods
                                                        not extending, in
                                                        the aggregate,
                                                        beyond the stated
                                                        maturity date of
                                                        the Debentures.
                                                        During any
                                                        Extension Period,
                                                        interest at the
                                                        rate of         %
                                                        per annum through
                                                        and including

                                                          , 2001, and at
                                                        the Reset Rate
                                                        thereafter would
                                                        continue to
                                                        accrue and
                                                        compound
                                                        quarterly. Upon
                                                        the termination
                                                        of any Extension
                                                        Period and the
                                                        payment of all
                                                        amounts then due,
                                                        the Company may
                                                        commence a new
                                                        Extension Period,
                                                        provided such new
                                                        Extension Period
                                                        does not extend
                                                        beyond the stated
                                                        maturity date of
                                                        the Debentures.
                                                        No interest shall
                                                        be due during an
                                                        Extension Period
                                                        until the end of
                                                        such period.
                                                        During an
                                                        Extension Period,
                                                        the Company will
                                                        be prohibited
                                                        (subject to
                                                        certain
                                                        exceptions) from
                                                        paying dividends
                                                        on or purchasing
                                                        any of its
                                                        capital stock and
                                                        making certain
                                                        other restricted
                                                        payments until
                                                        quarterly
                                                        interest payments
                                                        are resumed and
                                                        all amounts then
                                                        due on the
                                                        Debentures are
                                                        paid. The
                                                        Debentures will
                                                        be senior
                                                        unsecured
                                                        obligations of
                                                        the Company and
                                                        will rank on a
                                                        parity with all
                                                        of the Company's
                                                        other senior
                                                        unsecured
                                                        obligations. See
                                                        "Description of
                                                        the Debentures."
Federal Income Tax Consequences
  Related to the Income PRIDES,
  Growth PRIDES and Capital Securities  . . . . .       Provided the
                                                        Company does not
                                                        exercise its
                                                        right to defer
                                                        interest on the
                                                        Debentures, a
                                                        beneficial owner
                                                        of Income PRIDES
                                                        and Capital
                                                        Securities will
                                                        include in gross
                                                        income its pro
                                                        rata share of the
                                                        stated interest
                                                        on the Debentures
                                                        when such
                                                        interest income
                                                        is paid or
                                                        accrued in
                                                        accordance with
                                                        its regular
                                                        method of tax
                                                        accounting. The
                                                        Company intends
                                                        to report the
                                                        Contract
                                                        Adjustment
                                                        Payments as
                                                        income to holders
                                                        of Income PRIDES
                                                        and Growth
                                                        PRIDES, but
                                                        holders should
                                                        consult their tax
                                                        advisors
                                                        concerning the
                                                        possibility that
                                                        the Contract
                                                        Adjustment
                                                        Payments may be
                                                        treated as loans,
                                                        purchase price
                                                        adjustments,
                                                        rebates or option
                                                        premiums rather
                                                        than being
                                                        includible in
                                                        income on a
                                                        current basis. A
                                                        beneficial owner
                                                        of Growth PRIDES
                                                        will be required
                                                        to include in
                                                        gross income its
                                                        allocable share
                                                        of any OID with
                                                        respect to the
                                                        Treasury
                                                        Securities as it
                                                        accrues on a
                                                        constant yield to
                                                        maturity basis.
                                                        If a Tax Event
                                                        Redemption has
                                                        occurred, a
                                                        beneficial owner
                                                        of Income PRIDES
                                                        will be required
                                                        to include in
                                                        gross income its
                                                        allocable share
                                                        of OID on the
                                                        Treasury
                                                        Portfolio as it
                                                        accrues on a
                                                        constant yield to
                                                        maturity basis.
                                                        See "Certain
                                                        Federal Income
                                                        Tax Consequen-
                                                        ces."

                           Explanatory Diagrams

     For illustrative purposes only, the following diagrams demonstrate some of the key features of Purchase Contracts, Income PRIDES and Growth PRIDES and the transformation of Income PRIDES into Growth PRIDES and Capital Securities. The hypothetical percentages, coupon rates and time periods below are for illustration only. There can be no assurance that the actual percentage of shares delivered will be limited by the range of hypothetical percentages shown. In addition, there can be no assurance that payment rates on the FELINE PRIDES will be at the levels set forth below.

     The following diagrams and the related text are not complete, are general in nature and are qualified in their entirety by more detailed information appearing elsewhere in the accompanying Prospectus, this Prospectus Supplement and in documents which are on file with the Commission.

FELINE PRIDES Purchase Contract

     - Income PRIDES and Growth PRIDES both include a Purchase Contract under which the investor agrees to purchase shares of Common Stock of the Company at the end of three years. In addition, such Purchase Contracts include specified Contract Adjustment Payments shown in the diagrams on the following pages.


Two graphs illustrating amount and value of shares delivered at maturity.


Income PRIDES

     -    Income PRIDES consist of two components as described below:


Illustrations of components of Income PRIDES

     - The investor owns the Capital Security but will pledge it to the Company to secure its obligations under the Purchase Contract.


Growth PRIDES

     -    Growth PRIDES consist of two components as described below:


Illustrations of components of Growth PRIDES.

     - The investor owns the Zero-Coupon Treasury Security but will pledge it to the Company to secure its obligations under the Purchase Contract.


Capital Securities

     -    Capital Securities have the terms described below:


Illustrations of Capital Security.


     - The holder of Capital Securities that are a component of Income PRIDES has an option at the end of year 3 to either:

               Cash settle each Purchase Contract for $25 and receive Capital Securities whose rate has been reset at the end of year 3, or

               Cash settle each Purchase Contract by allowing the Capital Securities to be included in the remarketing process.

     - The holder of Capital Securities that are separate and not a component of Income PRIDES has the option at the end of year 3 to either:

               Continue to hold the Capital Securities whose rate has been reset at the end of year 3, or Deliver the Capital Securities to the Custodial Agent to be included in the remarketing process.



Transforming Income PRIDES into Growth PRIDES and Capital Securities

     - To create a Growth PRIDES, the investor separates an Income PRIDES into its components--the Purchase Contract and the Capital Security--and then combines the Purchase Contract with a specific Zero-Coupon Treasury Security which matures concurrently with the maturity of the Purchase Contract.

     - The investor owns the Zero-Coupon Treasury Security but will pledge it to the Company to secure its obligations under the Purchase Contract.

     - The Zero-Coupon Treasury Security together with the Purchase Contract constitute a Growth PRIDES. The Capital Securities which are no longer a component of the Income PRIDES are tradeable as separate securities.


Illustrations of transformation of Income PRIDES into Growth PRIDES and Capital Securities.

     - The investor can also transform Growth PRIDES and Capital Securities into Income PRIDES.


     - The transformation of Income PRIDES into Growth PRIDES and Capital Securities, and the transformation of Growth PRIDES and Capital Securities into Income PRIDES, require certain minimum amounts of securities, as more fully provided herein.

                               RISK FACTORS

     Potential purchasers of the FELINE PRIDES offered hereby should carefully consider the risk factors set forth herein under "Risk Factors" as well as other information contained in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference therein.

Investment in FELINE PRIDES Requires Holders to Purchase Common Stock; Risk of Decline in Equity Value

     Although holders of the FELINE PRIDES will be the beneficial owners of the related Capital Securities, Treasury Portfolio or Treasury Securities, as the case may be, prior to the Purchase Contract Settlement Date, unless a holder of FELINE PRIDES settles the related Purchase Contracts through the delivery of cash to the Purchase Contract Agent in the manner described below or the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the proceeds derived from the remarketing of the Capital Securities or the principal of the related Treasury Securities, or the applicable Appropriate Ownership Interest of the Treasury Portfolio, when paid at maturity, as the case may be, will automatically be applied to the purchase of a specified number of shares of Common Stock on behalf of such holder. Thus, unless a holder of Income PRIDES has cash settled, following the Purchase Contract Settlement Date, the holder will own shares of Common Stock rather than a beneficial interest in Capital Securities, Treasury Securities or the Treasury Portfolio, as the case may be. See "Description of the Purchase Contracts--General." There can be no assurance that the market value of the Common Stock receivable by the holder on the Purchase Contract Settlement Date will be equal to or greater than the Stated Amount of the FELINE PRIDES held by such holder. If the Applicable Market Value of the Common Stock is less than the Reference Price, then the aggregate market value of the Common Stock issued to the holder in settlement of each Purchase Contract on the Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount paid for the FELINE PRIDES and the market value per share of such Common Stock will be less than the effective price per share paid by each holder for such Common Stock on the date hereof, in which case an investment in the Securities will result in a loss. Accordingly, a holder of the FELINE PRIDES assumes the risk that the market value of the Common Stock may decline, and that such decline could be substantial.

Limitations on Opportunity for Equity Appreciation

     The opportunity for equity appreciation afforded by an investment in the FELINE PRIDES is less than the opportunity for equity appreciation afforded by a direct investment in the Common Stock because the market value of the Common Stock to be received by a holder of Purchase Contracts on the Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will only exceed the Stated Amount if the Applicable Market Value of the Common Stock exceeds the Threshold Appreciation Price (which
represents an appreciation of       % over the Reference Price).
Moreover, in such event, holders of FELINE PRIDES would receive on the
Purchase Contract Settlement Date only       % (the percentage equal to
the Reference Price divided by the Threshold Appreciation Price) of the shares of Common Stock that such holders would have received if they had made a direct investment in the Common Stock on the date hereof, and therefore would receive on the Purchase Contract Settlement Date only
      % of the appreciation in the value of the Common Stock in excess of the Threshold Appreciation Price.

Factors Affecting Trading Prices

     The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of the Common Stock in the secondary market, the general level of interest rates and the credit quality of the Company. It is impossible to predict whether the price of the Common Stock or interest rates will rise or fall. Trading prices of the Common Stock will be influenced by the Company's operating results and prospects and by economic, financial and other factors and market conditions that can affect the capital markets generally, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Common Stock in the market subsequent to the offering of the Securities or the perception that such sales could occur. Fluctuations in interest rates may give rise to opportunities of arbitrage based upon changes in the relative value of the Common Stock underlying the Purchase Contracts and of the other components of the FELINE PRIDES. Any such arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, Capital Securities and Common Stock.

Voting and Certain Other Rights

     Holders of Capital Securities will not be entitled to vote to appoint, remove or replace or to increase or decrease the number of Ingersoll-Rand Trustees, and generally will have no voting rights except in the limited circumstances described under "Description of the Capital Securities--Voting Rights." Holders of FELINE PRIDES will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time as the Company shall have delivered shares of Common Stock for FELINE PRIDES on the Purchase Contract Settlement date or as a result of Early Settlement, as the case may be, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event that an amendment is proposed to the Articles of Incorporation or By-Laws of the Company and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to such delivery, holders of FELINE PRIDES will not be entitled to vote on such amendment.

Dilution of Common Stock

     The number of shares of Common Stock that holders of the FELINE PRIDES are entitled to receive on the Purchase Contract Settlement Date or as a result of Early Settlement is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions of the Company that modify its capital structure. See "Description of the Purchase Contracts--Anti-Dilution Adjustments." Such number of shares of Common Stock to be received by such holders on the Purchase Contract Settlement Date or as a result of Early Settlement will not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions. The Company is not restricted from issuing additional Common Stock during the term of either the Purchase Contracts or the Capital Securities and has no obligation to consider the interests of the holders of FELINE PRIDES for any reason. Additional issuances may materially and adversely affect the price of the Common Stock and, because of the relationship of the number of shares to be received on the Purchase Contract Settlement Date to the price of the Common Stock, such other events may adversely affect the trading price of Income PRIDES or Growth PRIDES.

Possible Illiquidity of the Secondary Market

     It is not possible to predict how Income PRIDES, Growth PRIDES or Capital Securities will trade in the secondary market or whether such market will be liquid or illiquid. Income PRIDES and Growth PRIDES are novel securities and there is currently no secondary market for either Income PRIDES or Growth PRIDES. Application will be made to list the Income PRIDES and Growth PRIDES on the NYSE. If Capital Securities are separately traded to a sufficient extent that applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on such exchange on which the Income PRIDES and Growth PRIDES are then listed, including, if applicable, the NYSE. There can be no assurance as to the liquidity of any market that may develop for the Income PRIDES, the Growth PRIDES or the Capital Securities, the ability of holders to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that holders of Income PRIDES or Growth PRIDES were to substitute Treasury Securities for Capital Securities or Capital Securities for Treasury Securities, thereby converting their Income PRIDES to Growth PRIDES or their Growth PRIDES to Income PRIDES, as the case may be, the liquidity of Income PRIDES or Growth PRIDES could be adversely affected. There can be no assurance that the Income PRIDES or Growth PRIDES will not be delisted from the NYSE or that trading in the Income PRIDES or Growth PRIDES and Capital Securities will not be suspended as a result of the election by holders to create Income PRIDES or Growth PRIDES through the substitution of collateral, which could cause the number of Income PRIDES or Growth PRIDES to fall below the requirement for listing securities on the NYSE that at least 1,000,000 Income PRIDES or Growth PRIDES be outstanding at any time.

Pledged Securities Encumbered

     Although the beneficial owners of FELINE PRIDES will be the beneficial owners of the related Capital Securities, Treasury Portfolio or Treasury Securities (together, the "Pledged Securities"), as applicable, those Pledged Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. Thus, rights of the holders to their Pledged Securities will be subject to the Company's security interest. Additionally, notwithstanding the automatic termination of the Purchase Contracts, in the event that the Company becomes the subject of a case under the Bankruptcy Code, the delivery of the Pledged Securities to holders of the FELINE PRIDES may be delayed by the imposition of the automatic stay of
Section 362 of the Bankruptcy Code.

Investment Company Event Distribution

     Upon the occurrence of an Investment Company Event, the Trust will be dissolved (except in the limited circumstances described in the following sentence) with the result that Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Capital Securities would be distributed to the holders of the Capital Securities on a pro rata basis. Such dissolution and distribution shall be conditioned on the Company being unable to avoid such Investment Company Event within a 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Capital Securities, and will involve no material cost. In addition, the Company will have the right at any time to dissolve the Trust. See "Description of the Capital Securities--Distribution of the Debentures."

     There can be no assurance as to the impact on the market prices for Income PRIDES of a distribution of the Debentures in exchange for Capital Securities upon a dissolution of the Trust. Because Income PRIDES will consist of Debentures and related Purchase Contracts upon the occurrence of the dissolution of the Trust as a result of an Investment Company Event or otherwise, prospective purchasers of Income PRIDES are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of the Capital Securities--Distribution of the Debentures" and "Description of the Debentures--General."

Tax Event Redemption

     The Debentures (and, thus, the Trust Securities) are redeemable, at the option of the Company, on not less than 30 days or more than 60 days prior written notice, in whole but not in part, at any time prior to the Purchase Contract Settlement Date upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption Price equal to, for each Debenture, the Redemption Amount plus accrued and unpaid distributions (including deferred distributions). See "Description of the Debentures--Tax Event Redemption." If the Company so redeems all of the Debentures, the Trust must redeem all of the Trust Securities and pay in cash such Redemption Price to the holder of such Trust Securities. If the Tax Event Redemption has occurred prior the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Trust will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES. Holders of Capital Securities not held in the form of Income PRIDES will receive redemption payments directly. The Treasury Portfolio will be substituted for the Capital Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Company's Common Stock under their Purchase Contracts. There can be no assurance as to the impact on the market prices for the Income PRIDES of the substitution of the Treasury Portfolio as collateral in replacement of any Capital Securities so redeemed. See "Description of the Capital Securities--Optional Redemption." A Tax Event Redemption will be a taxable event to the beneficial owners of the Capital Securities. See "Certain Federal Income Tax Consequences--Tax Event Redemption of Capital Securities."

Right to Defer Current Payments

     The Company may, at its option, defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date. However, deferred installments of Contract Adjustment Payments will bear Deferred Contract Adjustment Payments at the rate of
      % per annum (compounding on each succeeding Payment Date) until paid (the higher of (i) the rate which would accrue on Income PRIDES for such Payments and (ii) the rate which would accrue on Growth PRIDES for such payments). If the Purchase Contracts are settled early or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, will also terminate.

     In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of Purchase Contracts will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value. See "Description of the Purchase Contracts-- Contract Adjustment Payments."

     The Company also will have the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period at any time, and from time to time, on the Debentures. As a consequence of such an extension, quarterly distributions on the Capital Securities, held either as a component of the Income PRIDES or held separately, would be deferred (but despite such deferrals would
accumulate at a rate of       % per annum through and including
          15, 2001, and at the Reset Rate thereafter, compounded on a quarterly basis) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Debentures will be limited such that an Extension Period may not extend beyond the stated maturity of the Debentures. During any such Extension Period, (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period may not extend beyond the stated maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Capital Securities--Distributions" and "Description of the Debentures--Option to Extend Interest Payment Period."

     The Company believes, and intends to take the position, that as of the issue date of the Debentures, the likelihood that it will exercise its right to defer payments of stated interest on the Debentures is remote and that, therefore, the Debentures should not be considered to have been issued with original issue discount ("OID") as a result of the Company's right to defer payments of stated interest on the Debentures until such time that the Company actually exercises such deferral right. There is no assurance that the Internal Revenue Service will agree with such position. See "Certain Federal Income Tax Consequences--Capital Securities--Interest Income and Original Issue Discount."

     Should the Company exercise its right to defer payments of interest by extending the interest payment period, each beneficial owner of Capital Securities held either as a component of the Income PRIDES or held separately would be required to include such beneficial owner's share of the stated interest on the Capital Securities in gross income, as OID, on daily economic accrual basis, regardless of such owner's method of tax accounting and in advance of receipt of the cash attributable to such income. As a result, each such beneficial owner of Capital Securities would recognize income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and would not receive the cash from the Trust related to such income if such holder disposes of its Capital Securities prior to the record date for the date on which distributions of such amounts are made. See "Certain Federal Income Tax Consequences--Capital Securities-- Interest Income and Original Issue Discount." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. However, should the Company exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent an undivided beneficial ownership interest in the assets of the Trust) may be more volatile than the market price of other securities that are not subject to such deferral. See "Certain Federal Income Tax Consequences--Capital Securities--Interest Income and Original Issue Discount."

United States Federal Income Tax Consequences

     No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, certain United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear. See "Certain Federal Income Tax Consequences."

Purchase Contract Agreement not Qualified Under Trust Indenture Act; Limited Obligations of Purchase Contract Agent

     Although the Capital Securities constituting a part of the Income PRIDES will be issued pursuant to the Declaration, which will be qualified under the Trust Indenture Act, the Purchase Contract Agreement will not be qualified as an indenture under the Trust Indenture Act and the Purchase Contract Agent will not be required to qualify as a trustee thereunder. Accordingly, holders of FELINE PRIDES will not have the benefit of the protections of the Trust Indenture Act. The protections generally afforded the holder of the security issued under an indenture that has been qualified under the Trust Indenture Act include disqualification of the indenture trustee for "conflicting interests" as defined under the Trust Indenture Act, provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture and the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities. Under the terms of the Purchase Contract Agreement, the Purchase Contract

Agent will have only limited obligations to the holders of FELINE PRIDES. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement--Information Concerning the Purchase Contract Agent."

Rights Under the Guarantee

     The Guarantee will be qualified as an indenture under the Trust
Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Securities. The Guarantee guarantees to the holders of the Trust Securities, generally on a senior unsecured basis, the payment of (i) any accrued and unpaid distributions that are required to be paid on the Trust Securities, to the extent the Trust has funds available therefor, (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of Trust Securities in respect of which the related Debentures have been repurchased by the Company on the Purchase Contract Settlement Date, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Debentures to the holders of Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Securities to the date of payment to the extent the Trust has funds available therefor or
(b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities in liquidation of the Trust. The majority in liquidation amount of the Trust Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of the Trust Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Debentures or otherwise, the Trust would lack funds for the payment of distributions or amounts payable on redemption of the Trust Securities or otherwise, and, in such event, holders of the Trust Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Trust
Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Debentures against the Company pursuant to the terms of the Indenture and the Debentures or (2) by such holder of the Institutional Trustee's or such holder's own rights against the Company to enforce payments on the Debentures. See "--Enforcement of Certain Rights by Holders of Capital Securities," "Description of the Debentures" and "Description of the Guarantee." The Declaration provides that each holder of Trust Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture.

Enforcement of Certain Rights by Holders of Capital Securities

     If a Declaration Event of Default (as defined herein) occurs and is continuing, the holders of Capital Securities would rely on the enforcement by the Institutional Trustee of its rights as registered holder of the Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional

Trustee to exercise the remedies available to it as the holder of the Debentures. The Indenture provides that the Debt Trustee (as defined herein) shall give holders of Debentures notice of all defaults or events of default within 30 days after occurrence. However, except in the cases of a default or an event of default in payment on the Debentures, the Debt Trustee will be protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the interest of such holders.

     If the Institutional Trustee fails to enforce its rights under the Debentures in respect of an Indenture Event of Default (as defined herein) after a holder of record of Capital Securities has made a written request, such holder of record of Capital Securities may, to the extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Debentures. In addition, if the Company fails to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, and such failure to pay is continuing, a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate stated liquidation amount of the Capital Securities of such holder (a "Direct Action") after the respective due date specified in the Debentures. In connection with such a Direct Action, the Company shall have the right under the Indenture to set off any payment made to such holder by the Company. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. See "Description of the Capital Securities--Declaration Events of Default."

Limited Rights of Acceleration

     The Institutional Trustee, as holder of the Debentures, may accelerate payment of the principal and accrued and unpaid interest on the Debentures only upon the occurrence and continuation of a Declaration Event of Default or Indenture Event of Default, which generally are limited to payment defaults, breach of certain covenants, certain events of bankruptcy, insolvency and reorganization of the Company and certain events of dissolution of the Trust. See "Description of the Capital Securities--Declaration Events of Default." Accordingly, there is no right to acceleration upon default by the Company of its payment obligations under the Guarantee.

Trading Price of the Capital Securities

     The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a loss. See "Certain Federal Income Consequences-- Capital Securities--Interest Income and Original Issue Discount" and "-- Sales, Exchanges or Other Dispositions of Capital Securities."

                               THE COMPANY

     Ingersoll-Rand was organized in 1905 under the laws of the State of New Jersey as a consolidation of Ingersoll-Sergeant Drill Company and the Rand Drill Company, whose businesses were established in the early 1870s. Over the years, the Company has supplemented its original business, which consisted primarily of the manufacture and sale of rock drilling equipment, with additional products which have been developed internally or obtained through acquisition.

     Ingersoll-Rand manufactures and sells primarily nonelectrical machinery and equipment. Principal products include the following:


    Agricultural sprayers
    Air balancers
    Air compressors & accessories
    Air dryers
    Air logic controls
    Air motors
    Air and electric tools
    Architectural hardware trim
    Asphalt compactors
    Asphalt pavers
    Automated production systems
    Automotive components
    Ball bearings
    Blasthole drills
    Blowers
    Centrifugal pumps
    Compact hydraulic excavators
    Construction equipment
    Diaphragm pumps
    Directional drills
    Door closers
    Door control hardware
    Door locks latches & locksets
    Doors and door frames (steel)
    Drilling equipment and accessories
    Electric security systems
    Engineered pumps
    Engine-starting systems
    Exit devices
    Extrusion pump systems
    Fastener-tightening systems
    Fluid-handling equipment

    Foundation drills
    Golf cars
    Hoists
    Hydraulic breakers
    Lubrication equipment
    Material handling equipment
    Mining equipment
    Multistage pumps
    Needle roller bearings
    Parts-washing systems
    Paving equipment
    Pneumatic breakers
    Pneumatic cylinders
    Pneumatic valves
    Portable compressors
    Portable generators
    Portable light towers
    Reciprocating pumps
    Road-building machinery
    Rock drills
    Rock stabilizers
    Roller bearings
    Rotary drills
    Rotary pumps
    Rough-terrain forklifts
    Skid-steer loaders
    Soil compactors
    Spray-coating systems
    Submersible pumps
    Transport temperature control systems
    Utility vehicles
    Vacuum pumps
    Vertical turbine pumps
    Waterjet-cutting systems
    Water-well drills
    Winches

     These products are sold primarily under the Company's name and also under other names including ABG, Aro, Beebe, Blaw-Knox, Bobcat, Carryall, Centac, Charles Maire, Club Car, Crawlair, Cyclone, Ecoair, Elite, Dixie-Pacific Fafnir, Falcon, Glynn-Johnson, Ingersoll-Dresser Pumps, Jeumont-Schneider Pumps, Kilian, Klemm, LCN, McCartney, Melroe, Montabert, NREC, Newman Tonks, Normbau, Pacific, Phoenix, Pleuger, Promaxx, Samiia, Schlage, Sensor I, Sierra, Spra-Coupe, Steelcraft, Tensor I, Thermo King, Torrington, Von Duprin, Worthington and Zimmerman.

     The Company employs approximately 47,000 people. It has over 100 manufacturing plants throughout the world.

     During the last three years, the Company has been involved in an aggressive acquisition and divestment program. The larger acquisitions included the following:

     -- the May 1995 acquisition of Clark Equipment Company for approximately $1.5 billion.

     -- the April 1997 acquisition of Newman Tonks for approximately $370 million. Newman Tonks is based in the United Kingdom and is a leading manufacturer, specifier and supplier of a wide range of branded architectural products in the building industry.

     -- the October 1997 acquisition of Thermo King for approximately $2.56 billion. Thermo King designs, manufactures and distributes transport temperature control systems and service parts for a variety of mobile applications, including trailers, truck bodies, sea-going containers, buses and light rail cars.

     The larger divestitures included:

     -- the February 1997 sale of the Company's Clark-Hurth Group to Dana Corporation for approximately $260 million.

     -- the March 1996 sale of the Company's Pulp Machinery Division for approximately $122 million to Beloit Corporation, a subsidiary of Harnischfeger Industries, Inc.

     -- the December 1996 sale of the remainder of the Process Systems Group for approximately $58 million to Gencor Industries, Inc.

     The Company's principal executive offices are at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 (telephone 201-573-0123).

                     SUMMARY HISTORICAL AND PRO FORMA
                   FINANCIAL INFORMATION OF THE COMPANY

     The following summary historical and pro forma consolidated financial data of the Company should be read in conjunction with (i) the Company's historical financial statements and notes thereto and (ii) the pro forma financial information of the Company. Such information is contained in the Company's Annual Report on Form 10-K and the Company's Current Report on Form 8-K, dated March 9, 1998, and incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the Prospectus.

                                                                       At and For the Years Ended December 31,
                                                                       _______________________________________

                                                                                                                 Pro Forma
                                                             1995              1996               1997            1997<F1>
                                                             ----              ----               ----           ---------

                                                                        (In millions except per share amounts)
Income Statement Data:
   Net sales  . . . . . . . . . . . . . . . . . . . .        $ 5,729.0          $6,702.9           $7,103.3       $ 7,965.4
   Cost of goods sold . . . . . . . . . . . . . . . .          4,310.2           5,029.9            5,263.7         5,928.0
   Administrative, selling and service engineering
     expenses . . . . . . . . . . . . . . . . . . . .            921.8             989.5            1,079.3         1,169.1
                                                             ---------          --------           --------       ---------

   Operating income . . . . . . . . . . . . . . . . .            497.0             683.5              760.3           868.3
   Interest expense . . . . . . . . . . . . . . . . .            (86.6)           (119.9)            (136.6)         (256.2)
   Other income (expense), net  . . . . . . . . . . .             11.2               0.6               (2.1)          (16.8)
   Dresser-Rand income  . . . . . . . . . . . . . . .             22.0              23.0                9.4             9.4
   Minority interests . . . . . . . . . . . . . . . .            (14.5)            (18.9)             (17.3           (18.7)
                                                             ---------          --------           --------        --------
    Earnings before income taxes . . . . . . . . . . .           429.1             568.3              613.7           586.0
   Provision for income taxes . . . . . . . . . . . .            158.8             210.3              233.2           195.9
                                                             ---------          --------           --------        --------
   Net earnings . . . . . . . . . . . . . . . . . . .          $ 270.3          $  358.0           $  380.5         $ 390.1
                                                             ---------          --------           --------        --------
   Basic earnings per share<F2> . . . . . . . . . . .          $  1.70          $   2.22           $   2.33         $  2.39
   Diluted earnings per share<F2> . . . . . . . . . .          $  1.69          $   2.21           $   2.31         $  2.37
   Average number of common shares outstanding for
    basic earnings per share<F2>  . . . . . . . . . .          159.104           161.239            163.207         163.207
   Average number of common shares outstanding for
    diluted earnings per share<F2>  . . . . . . . . .          159.599           162.270            164.825         164.825

Balance Sheet Data:
   Total assets . . . . . . . . . . . . . . . . . . .        $ 5,563.3          $5,621.6           $8,415.6
                                                             ---------          --------           --------
   Current liabilities  . . . . . . . . . . . . . . .        $ 1,329.2          $1,290.2           $2,327.8
   Long-term debt . . . . . . . . . . . . . . . . . .        $ 1,304.4          $1,163.8           $2,528.0
   Minority interest  . . . . . . . . . . . . . . . .        $   182.3          $  127.9           $  127.9
   Shareholders' equity . . . . . . . . . . . . . . .        $ 1,795.5          $2,090.8           $2,341.4
____________________

<F1>   Pro forma income statement data reflects the pro forma income statement adjustments required to present the estimated combined results of the Company and Thermo King as if the acquisition of Thermo King took place on January 1, 1997.

<F2>   Earnings per share and outstanding share amounts have been adjusted for the 3-for-2 stock split paid on September 2, 1997, in the form of a 50% stock dividend.


                                THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) the trust agreement dated as of August 18, 1997, executed by the Sponsor and certain of the Ingersoll-Rand Trustees and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on August 18, 1997. Such trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Although upon issuance of the Capital Securities, the holders of Income PRIDES will be the beneficial owners of the related Capital Securities, such Capital Securities will be pledged with the

Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. See "Description of the Purchase Contracts-- Pledged Securities and Pledge Agreement" and "Description of the Capital Securities--Book-Entry Only Issuance--The Depository Trust Company." The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto. The Trust has a term of approximately seven years, but may dissolve earlier as provided in the Declaration.

     The number of Ingersoll-Rand Trustees initially is five. Three of the Ingersoll-Rand Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with the Company. Pursuant to the Declaration, the fourth trustee is The First National Bank of Chicago, a financial institution that is unaffiliated with the Company, which trustee serves as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). The fifth trustee, First Chicago Delaware Inc., a corporation that is unaffiliated with the Company, will serve as the Delaware Trustee, until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, The First National Bank of Chicago will also act as the indenture trustee (the "Guarantee Trustee") under the Guarantee. See "Description of the Guarantee" and "Description of the Capital Securities--Voting Rights."

     The Institutional Trustee will hold title to the Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated noninterest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property
Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Ingersoll-Rand Trustee and to increase or decrease the number of Ingersoll-Rand Trustees; provided, however, that the number of Ingersoll-Rand Trustees shall be at least two, at least one of which shall be a Regular Trustee. The Company will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Debentures--Miscellaneous."

     The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Trust Act and the Trust Indenture Act. See "Description of the Capital Securities."

     The principal place of business of the Trust is c/o Ingersoll-Rand Company, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 and its telephone number shall be (201) 573-0123.

                             USE OF PROCEEDS

     All of the proceeds from the sale of the Income PRIDES, the Capital Securities which are not components of the Income PRIDES and the Common Securities will be invested by the Trust in Debentures of the Company. The Company currently anticipates using substantially all of the net proceeds from the sale of the Debentures, estimated to be approximately $_________ million (after deducting the underwriting commission and expenses), to repay commercial paper indebtedness having an average interest rate of approximately 5.7% incurred in connection with the acquisition of Thermo King.
All of the proceeds from the sale of the Growth PRIDES will be used to purchase the underlying Treasury Securities to be transferred to holders of the Growth PRIDES pursuant to the terms thereof, and the Company will receive no proceeds from the sale of the Growth PRIDES.

                PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The Common Stock is listed and traded on the NYSE, the London Stock Exchange and the Amsterdam Stock Exchange under the symbol "IR". The following table sets forth, for the periods indicated, the high and low sales prices in dollars per share of the Common Stock, as adjusted for the 3-for-2 stock split paid on September 2, 1997, as reported in the NYSE Composite Transactions Tape and the cash dividend per share paid on the Common Stock.

                                                                              Market Price
                                                                           ------------------

                                                                                                              Cash Dividend
                                                                        High                  Low               Per Share
                                                                      --------             --------          ----------------

    1996
First Quarter . . . . . . . . . . . . . . . . . . . . . . . .            $28-9/16              $ 23-3/8              $ 0.123
Second Quarter  . . . . . . . . . . . . . . . . . . . . . . .             29-9/16                24-13/16              0.123
Third Quarter . . . . . . . . . . . . . . . . . . . . . . . .              31-5/8                25-1/4                0.137
Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . . .              31-3/4                27-1/16               0.137

    1997
First Quarter . . . . . . . . . . . . . . . . . . . . . . . .            $ 32-7/8              $ 28-9/16             $ 0.137
Second Quarter  . . . . . . . . . . . . . . . . . . . . . . .              41-3/4                27-13/16              0.137
Third Quarter . . . . . . . . . . . . . . . . . . . . . . . .              45-9/16               37-1/2                0.150
Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . . .              46-1/4                34-11/16              0.150

    1998
First Quarter (through March 6, 1998) . . . . . . . . . . . .            $     48              $ 36-1/2              $ 0.150

     A recent closing sale price for the Common Stock as reported on the NYSE Composite Transactions Tape is set forth on the cover page of this Prospectus Supplement.

     Subject to the rights of holders of the Company's preference stock, without par value (the "Preference Stock"), the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock.

                  CONDENSED CONSOLIDATED CAPITALIZATION

     The following table summarizes (i) the actual capitalization of the Company and its consolidated subsidiaries at December 31, 1997, and (ii) such capitalization as adjusted to reflect (a) the sale of the FELINE PRIDES and Capital Securities offered hereby (based on an assumed aggregate public offering price of $25 per Security), (b) the concurrent purchase by the Trust from the Company of the Debentures and (c) an assumed application of the proceeds from the foregoing, after estimated underwriting commissions and estimated expenses of this offering, to repay short-term acquisition debt.


                                                                                    As of December 31, 1997
                                                                                    -----------------------

                                                                                           Pro Forma
                                                                                          Adjustments
                                                                     Historical               for
                                                                     Amounts at           Issuance of         Pro Forma as
                                                                 December 31, 1997       Feline Prides          Adjusted
                                                                 -----------------       -------------        ------------
                                                                                         (In Millions)


Loans payable . . . . . . . . . . . . . . . . . . . . . . . .            $  925.1        $ (390.4)<F1>         $  534.7
Long-term debt  . . . . . . . . . . . . . . . . . . . . . . .             2,528.0              --               2,528.0
                                                                         --------         --------              -------
    Total debt . . . . . . . . . . . . . . . . . . . . . . . .            3,453.1          (390.4)              3,062.7
                                                                          -------         --------              -------
Minority interest . . . . . . . . . . . . . . . . . . . . . .               127.9              --                 127.9

Company obligated mandatorily redeemable preferred
   securities of subsidiary trust holding solely debentures
   of the Company . . . . . . . . . . . . . . . . . . . . . .               --              402.5<F2>             402.5
                                                                          --------         -------               ------

Shareholders' Equity:
Common Stock, $2 par value  . . . . . . . . . . . . . . . . .               334.8             --                  334.8
Capital in excess of par value  . . . . . . . . . . . . . . .                92.4           (16.9)<F3>             75.5
Earnings retained for use in the business . . . . . . . . . .             2,156.5                               2,156.5
                                                                          -------            -----              -------
                                                                          2,583.7           (16.9)              2,566.8
Less-Unallocated LESOP shares, at cost  . . . . . . . . . . .              (41.4)            --                  (41.4)
   -Treasury stock, at cost . . . . . . . . . . . . . . . . .              (44.5)            --                  (44.5)
   -Foreign currency equity adjustment  . . . . . . . . . . .             (156.4)            --                 (156.4)
                                                                          -------           -----              -------
   Total shareholders' equity . . . . . . . . . . . . . . . .             2,341.4           (16.9)             2,324.5
                                                                         --------           -----              -------
   Total capitalization  . . . . . . . . . . . . . . . . . .             $5,922.4        $   (4.8)            $5,917.6
                                                                         ========         ========             =======

____________________

<F1>   Reflects the use of the anticipated net proceeds from the issuance of the FELINE PRIDES to reduce short-term acquisition debt.
<F2>   Assumes Underwriter's over-allotment options are exercised in full.  If such options are not exercised, the following line items under the "Pro Forma As Adjusted" column will change to equal the amounts indicated: Loans payable -$585.6; Total debt - $3,113.6; Company obligated mandatorily redeemable preferred securities of subsidiary trust -$350.0; Capital in excess of par value -$77.7; Total shareholders' equity -$2,326.7 and Total capitalization -$5,918.2
<F3>   Reflects certain issuance costs of the FELINE PRIDES and the present value of the Contract Adjustment Payments.

                           ACCOUNTING TREATMENT

     The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the Capital Securities shown on the Company's balance sheet under the caption "Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company." The financial statement footnotes to the Company's consolidated financial statements will reflect that the sole asset of the Trust will be the Debentures. Distributions on the Capital Securities will be reflected as a charge to the Company's consolidated income, identified as Minority Interest in Net Income of Consolidated Subsidiaries, whether paid or accrued.

     The Purchase Contracts are forward transactions in the Common
Stock. Upon settlement of a Purchase Contract, the Company will receive the Stated Amount on such Purchase Contract and will issue the requisite number of shares of Common Stock. The Stated Amount thus received will be credited to shareholders' equity, allocated between the Common Stock and paid-in capital accounts. The present value of the Contract Adjustment Payments will initially be charged to equity, with an offsetting credit to liabilities. Subsequent Contract Adjustment Payments will be allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

     Prior to the issuance of shares of Common Stock upon settlement of the Purchase Contracts, it is anticipated that the FELINE PRIDES will be reflected in the Company's earnings per share calculations using the treasury stock method. Under this method, the number of shares of Common Stock used in calculating earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the Purchase Contracts over the number of shares that could be purchased by the Company in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, it is anticipated there will be no dilutive effect on the Company's earnings per share except during periods when the average market price of Common Stock is above the Threshold Appreciation Price.

                     DESCRIPTION OF THE FELINE PRIDES

     The following descriptions of certain terms of the FELINE PRIDES offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Securities set forth in the accompanying Prospectus, to which reference is hereby made. The summaries of certain provisions of documents described below are not necessarily complete, and in each instance reference is hereby made to the copies of such documents (including the definitions therein of certain terms) which are on file with the Commission. Wherever particular sections of, or terms defined in, such documents are referred to herein, such sections or defined terms are incorporated by reference herein. Capitalized terms not defined herein have the meanings assigned to such terms in the accompanying Prospectus.

     Each FELINE PRIDES will be issued under the Purchase Contract Agreement between the Company and the Purchase Contract Agent. The FELINE PRIDES offered hereby initially will consist of (A) 12,600,000 units referred to as Income PRIDES and (B) at least 1,400,000 units referred to as Growth PRIDES. Each Income PRIDES will initially consist of a unit comprised of (a) a Purchase Contract under which (i) the holder (including, initially, an Underwriter) will purchase from the Company on the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount a number of newly issued shares of Common Stock equal to the Settlement Rate described below under "Description of the Purchase Contracts--General," and (ii) the Company will pay Contract Adjustment
Payments to the holder at the rate of      % of the Stated Amount per
amount, and (b) (i) a beneficial ownership in a related       % Capital
Security, having a stated liquidation amount per Capital Security equal to the Stated Amount, representing an undivided beneficial ownership interest in the assets of the Trust, which will consist solely of the Debentures, (ii) in the case of a distribution of the Debentures upon the dissolution of the Trust as a result of an Investment Company Event, as described below, or otherwise, Debentures having a principal amount equal to the stated liquidation amount or (iii) upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest in the Treasury Portfolio. "Applicable Ownership Interest" means, with respect to an Income PRIDES and the U.S. Treasury Securities in the Treasury Portfolio, a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to
          , 2001 and (B) for each scheduled interest payment date on the
Debentures that occurs after the Tax Event Redemption Date, a       %
undivided beneficial ownership interest in a $1,000 face amount of such U.S. Treasury Security which is a principal or interest strip maturing on such date.

     Each Growth PRIDES will initially consist of a unit comprised of
(a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount, a number of newly issued shares of Common Stock of the Company, equal to the Settlement Rate, and (ii) the Company
will pay the holder Contract Adjustment Payments at the rate of       %
of the Stated Amount, and (b) a 1/40 undivided beneficial ownership
interest in a       % Treasury Security.

      The purchase price of each FELINE PRIDES will be allocated between the related Purchase Contract and the related Capital Security or interest in a Treasury Security in proportion to their respective fair market values at the time of purchase. The Company expects that the entire purchase price of a FELINE PRIDES will be allocated to the related Capital Security or interest in a Treasury Security and that no amount will be allocated to the related Purchase Contract. Such position generally will be binding on each beneficial owner of each Income PRIDES (but not on the IRS (as defined herein)). See "Certain Federal Income Tax Consequences--FELINE PRIDES--Allocation of Purchase Price." As long as a FELINE PRIDES is in the form of an Income PRIDES or Growth PRIDES, the related Capital Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as applicable, will be pledged to the Collateral Agent, to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.


Creating Growth PRIDES

     Each holder of an Income PRIDES (unless a Tax Event Redemption has occurred) will have the right, at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, to substitute for the related Capital Securities held by the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of such Capital Securities. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitution only in integral multiples of 40 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may make such substitutions only in integral multiples of 320,000 Income PRIDES (but obtaining the release of the Treasury
Portfolio rather than the Capital Securities), at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. FELINE PRIDES with respect to which Treasury Securities have been substituted for the related Capital Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, as collateral to secure such holder's obligation under the related Purchase Contracts will be referred to as Growth PRIDES. To create 40 Growth PRIDES, (unless a Tax Event Redemption has occurred), the Income PRIDES holder will (a) deposit with the Collateral Agent a Treasury Security having a principal amount at maturity of $1,000 and (b) transfer 40 Income PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Income PRIDES holder has deposited a Treasury Security with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the 40 Capital Securities relating to such 40 Income PRIDES. In the event that Contract Adjustment Payments are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to create Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Growth
PRIDES being created by such holders, over the Contract Adjustment
Payments that have accrued over the same period on the related Income PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Capital Security from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 40 Income PRIDES, (ii) transfer the 40 related Capital Securities to such holder and (iii) deliver 40 Growth PRIDES to the holder. The Treasury Security will be substituted for the Capital Securities and will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. The related Capital Securities released to the holder thereafter will trade separately from the resulting Growth

PRIDES. Contract Adjustment Payments will be payable by the Company on such Growth PRIDES on each Payment Date from the later of
               , 1998 and the last Payment Date on which Contract
Adjustment Payments were paid. In addition, OID will accrue on the related Treasury Securities.

Creating Income PRIDES

     Each holder of a Growth PRIDES (unless a Tax Event Redemption has occurred) will have the right, at any time on or prior to the fifth
Business Day immediately preceding the Purchase Contract Settlement Date, to substitute for the related Treasury Securities held by the Collateral Agent Capital Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of such Capital Securities, thereby creating Income PRIDES. Because Treasury Securities are issued in integral multiples of $1,000, holders of Growth PRIDES may make such substitutions only in integral multiples of 40 Growth PRIDES; provided, however, if a Tax Event Redemption has occurred and the Treasury
Portfolio has become a component of the Income PRIDES, holders of the
Growth PRIDES, may make such substitution only in integral multiples of 320,000 Growth PRIDES, at any time, on or prior to the second Business
Day immediately preceding the Purchase Contract Settlement Date. To create 40 Income PRIDES (unless a Tax Event Redemption has occurred), the Growth PRIDES holder will (a) deposit with the Collateral Agent 40
Capital Securities and (b) transfer 40 Growth PRIDES certificates to the Purchase Contract Agent accompanied by a notice stating that the Growth PRIDES holder has deposited 40 Capital Securities with the Collateral
Agent and requesting that the Purchase Contract Agent instruct the
Collateral Agent to release to such Growth PRIDES holder the Treasury Security relating to such Growth PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Treasury Security from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 40
Growth PRIDES, (ii) transfer the related Treasury Security to such holder of Growth PRIDES and (iii) deliver 40 Income PRIDES to such holder of
Growth PRIDES. The substituted Capital Securities will be pledged with the Collateral Agent to secure such Income PRIDES holder's obligation to purchase Common Stock under the related Purchase Contracts. Cumulative cash
distributions, payable quarterly at a rate of       % of the Stated Amount
per annum (subject to the Company's deferral rights) on such Income PRIDES, will be payable on such Income PRIDES by the Company on each Payment Date
from the later of                , 1998 and the last Payment Date on which
such cumulative cash distributions, if any, were paid.

     Holders who elect to substitute Pledged Securities, thereby creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES (as discussed below), shall be responsible for any fees or expenses payable in connection with such substitution. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement-- Miscellaneous."

Current Payments

     Holders of Income PRIDES are entitled to receive aggregate cash
distributions at a rate of       % of the Stated Amount per annum from
and after                 , 1998, payable quarterly in arrears. The
quarterly payments on the Income PRIDES will consist of (i) cumulative cash distributions on the related Capital Securities or the Treasury
Portfolio, as applicable, payable at the rate of       % of the Stated
Amount per annum and (ii) Contract Adjustment Payments payable by the
Company at the rate of       % of the Stated Amount per annum, subject
(in the case of distributions on the Capital Securities and the Contract Adjustment Payments) to the Company's right of deferral as described herein.

     Each holder of Growth PRIDES will be entitled to receive quarterly Contract Adjustment Payments payable by the Company at the rate of
      % of the Stated Amount per annum, subject to the Company's rights of deferral. In addition, OID will accrue on the related Treasury Securities.

     The ability of the Trust to make the quarterly distributions on the Capital Securities is solely dependent upon the receipt of corresponding interest payments from the Company on the Debentures. The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity of the Debentures, to defer the interest payments on the Debentures. As a consequence of such deferral, quarterly distributions (unless a Tax Event Redemption has occurred) to holders of Income PRIDES (or any Capital Securities outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth PRIDES) would be deferred (but despite such deferral, would continue to accumulate quarterly and would accrue
interest thereon compounded quarterly at the rate of       % per annum
through and including           15, 2001, and at the Reset Rate
thereafter). The Company also has the right to defer the payment of Contract Adjustment Payments on the related Purchase Contracts until the Purchase Contract Settlement Date; however, deferred Contract Adjustment Payments will bear additional Contract Adjustment Payments at the rate of
      % per annum (the higher of (i) the rate which would accrue on Income PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments) (such deferred installments of Contract Adjustment Payments, together with the additional Contract Adjustment Payments, shall be referred to as the "Deferred Contract Adjustment Payments"). See "Description of the Purchase Contracts--Contract Adjustment Payments" and "Description of the Capital Securities-- Distributions." If a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the Treasury Portfolio, as a portion of the cumulative quarterly distributions to the holders of Income PRIDES, will not be deferred.

     The Company's obligations with respect to the Debentures will be senior and unsecured and will rank on a parity in right of payment with all other senior unsecured obligations of the Company. The Company's obligations with respect to the Contract Adjustment Payments will be subordinated and junior in right of payment to the Company's Senior Indebtedness.


Voting and Certain Other Rights

     Holders of Capital Securities, in their capacities as such holders, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees and will generally have no voting rights except in the limited circumstances described under "Description of the Capital Securities--Voting Rights." Holders of Purchase Contracts relating to the Income PRIDES or Growth PRIDES, in their capacities as such holders, will have no voting or other rights in respect of the Common Stock.

Listing of the Securities

     Application will be made to list the Income PRIDES and the Growth PRIDES on the NYSE, subject to official notice of issuance. If Capital Securities are separately traded to a sufficient extent that the applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on such exchange on which the Income PRIDES and the Growth PRIDES are then listed, including, if applicable, the NYSE. See "Underwriting."


NYSE Symbol of Common Stock

     The Common Stock is listed on the NYSE under the symbol "IR."


Miscellaneous

     The Company or its affiliates may from time to time purchase any of the Securities offered hereby which are then outstanding by tender, in the open market or by private agreement.


                  DESCRIPTION OF THE PURCHASE CONTRACTS

General

     Each Purchase Contract underlying a FELINE PRIDES (unless earlier terminated, or earlier settled at the holder's option) will obligate the holder of such Purchase Contract to purchase, and the Company to sell, on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount of such FELINE PRIDES, a number of newly issued shares of Common Stock equal to the Settlement Rate. The Settlement Rate will be calculated as follows (subject to adjustment under certain circumstances):  (a) if the Applicable Market Value is equal to or
greater than the Threshold Appreciation Price of $      , which is
approximately       % above the Reference Price, the Settlement Rate will
be     ; accordingly, if, between the date of the final Prospectus
Supplement and the period during which the Applicable Market Value is measured, the market price for the Common Stock increases to an amount that is higher than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be higher than the Stated Amount, and if such market price is the same as the Threshold Appreciation Price, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; (b) if the Applicable Market Value is less than the Threshold Appreciation price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; accordingly, if the market price for the Common Stock increases between the date of the final Prospectus Supplement and the period during which the Applicable Market
Value is measured but such market price is less than the Threshold Appreciation Price, the aggregate market value of the shares of Common
Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such

Common Stock) will be equal to the Stated Amount; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate (which is equal to the Stated Amount divided by the
Reference Price) will be                ; accordingly, if the market
price for the Common Stock decreases between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount, and if such market price stays the same, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount. "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the NYSE on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market, or, if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

     No fractional shares of Common Stock will be issued by the Company pursuant to the Purchase Contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of Purchase Contracts being settled by a holder of Income PRIDES or Growth PRIDES, the holder will be entitled to receive an amount of cash equal to such fraction of a share times the Applicable Market Value.

     On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts prior to the Purchase Contract Settlement Date through the early delivery of cash to the Purchase Contract Agent in the manner described under "--Early Settlement," (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notice in the manner described under "--Notice to Settle with Cash", (iii) has had the Capital Securities related to such holder's Purchase Contracts remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described under "--Termination" below has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred) the Company will exercise its rights as a secured party to dispose of the Capital Securities in accordance with applicable law and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase Common Stock under the related Purchase Contracts. Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such FELINE PRIDES (a "FELINE PRIDES Certificate") and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the Common Stock to any person other than such holder.

     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the related Purchase Contracts be deemed to have (a) irrevocably agreed to be bound by the terms of the related Purchase Contracts and the Pledge Agreement for so long as such holder remains a holder of such FELINE PRIDES, and (b) duly appointed the Purchase Contract Agent as such holder's attorney-in-fact to enter into and perform the related Purchase Contracts on behalf of and in the name of such holder. In addition, each beneficial owner of Income PRIDES or Growth PRIDES, by acceptance of such interest, will be deemed to have agreed to treat (i) itself as the owner of the related Capital Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, and (ii) the Debentures as indebtedness of the Company for all United States federal tax purposes.

Remarketing

     Pursuant to the Remarketing Agreement and subject to the terms of the Remarketing Underwriting Agreement between the Remarketing Agent, the Purchase Contract Agent, the Company and the Trust, the Capital
Securities of Income PRIDES holders' who have failed to notify the Purchase Contract Agent on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the manner described under "--Notice to Settle with Cash" of their intention to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date will be remarketed on the third Business Day immediately preceding the Purchase Contract Settlement Date. The Remarketing Agent will use its reasonable efforts to remarket such Capital Securities on such date at a price of approximately 100.5% of the aggregate stated liquidation amount of such Capital Securities, plus accrued and unpaid distributions (including deferred distributions), if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Capital Securities will be applied automatically to satisfy in full such Income PRIDES holders' obligations to purchase Common Stock under the related Purchase Contracts. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities, from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Capital Securities plus any accrued and unpaid distributions (including deferred distributions, if any), the Remarketing Agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder. Income PRIDES holders whose Capital Securities are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If, in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the related
Capital Securities (other than to the Company) of such holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of such Capital Securities plus accrued and unpaid distributions (including deferred distributions) and thus resulting in a Failed Remarketing, the Company will exercise its rights as a secured party to dispose of the Capital Securities in accordance with the applicable law and satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts; provided, that if the Company exercises such rights as a secured creditor, any

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accrued and unpaid distributions (including any deferred distributions)
on such Capital Securities will be paid in cash by the Company to the holders of record of such Capital Securities. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, the Company will request, not later than seven nor more than 15 calendar days prior to the remarketing date, that the Depository notify its participants holding Capital Securities, Income PRIDES and Growth PRIDES of such remarketing, including, in the case of a Failed Remarketing, the procedures that must be followed if a Capital Security holder wishes to exercise its right to put its Capital Security to the Company as described herein. If required, the Company will endeavor to ensure that a registration statement with regard to the full amount of the Capital Securities to be remarketed shall be effective in such form as will enable the Remarketing Agent to rely on it in connection with the remarketing process. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Remarketing Agent.

Early Settlement

     A holder of Income PRIDES may settle the related Purchase Contracts on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment (payable to the Company in immediately available funds) of an amount equal to the Stated Amount times the number of Purchase Contracts being settled; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may settle early only in integral multiples of 320,000 Income PRIDES (and the related appropriate Applicable Ownership Interest of the Treasury Portfolio) at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. A holder of Growth PRIDES may settle the related Purchase Contracts on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment in immediately available funds of an amount equal to the Stated Amount times the number of Purchase Contracts being settled. So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the Depositary (as defined herein), procedures for early settlement will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent.

     Upon Early Settlement of the Purchase Contracts related to any Income PRIDES or Growth PRIDES, (a) the holder will receive newly issued shares of Common Stock per Income
PRIDES or Growth PRIDES having a Stated Amount of $25 (regardless of the market price of the Common Stock on the date of such Early Settlement), subject to adjustment under the circumstances described in "-- Anti-Dilution Adjustments" below, (b) the Capital Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, related to such Income PRIDES or Growth PRIDES will thereupon be transferred to the holder free and clear

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of the Company's security interest therein, (c) the holder's right to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (d) the holder's right to receive future Contract Adjustment Payments will terminate and (e) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments, if any, or any amounts accrued in respect of Contract Adjustment Payments.

     If the Purchase Contract Agent receives a FELINE PRIDES Certificate, accompanied by the completed "Election to Settle Early" and requisite immediately available funds, from a holder of FELINE PRIDES by 5:00 p.m., New York City time, on a Business Day, that day will be considered the settlement date. If the Purchase Contract Agent receives the foregoing after 5:00 p.m., New York City time, on a Business Day or at any time on a day that is not a Business Day (other than from Income PRIDES holders after the occurrence of a Tax Event Redemption), the next Business Day will be considered the settlement date.

     Upon Early Settlement of Purchase Contracts in the manner described above, presentation and surrender of the FELINE PRIDES Certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related Common Stock to any person other than the holder of such Income PRIDES or Growth PRIDES, the Company will cause the shares of Common Stock being purchased to be issued, and the related Capital Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, securing such Purchase Contracts to be released from the pledge under the Pledge Agreement (described in "--Pledged Securities and Pledge Agreement") and transferred, within three Business Days following the settlement date, to the purchasing holder or such holder's designee.

Notice to Settle with Cash

     A holder of an Income PRIDES or Growth PRIDES wishing to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date must notify the Purchase Contract Agent by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date in the case of a Growth PRIDES holder or an Income PRIDES holder (if a Tax Event Redemption has occurred) and on the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the case of an Income PRIDES holder (if a Tax Event has not occurred). If a holder that has given notice of such holder's intention to settle the related Purchase Contract with separate cash fails to deliver such cash to the Collateral Agent on the Business Day immediately preceding the Purchase Contract Settlement Date, then the Company will exercise its right as a secured party to dispose of, in accordance with applicable law, the related Capital Security or Treasury Security, as the case may be, to satisfy in full, from the disposition of such Capital Security or the appropriate Applicable Ownership Interest of the Treasury Portfolio, such holder's obligation to purchase Common Stock under the related Purchase Contracts.

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Contract Adjustment Payments

     Contract Adjustment Payments will be fixed at a rate per annum of
      % of the Stated Amount per Purchase Contract in the case of Income
PRIDES, and at a rate per annum of       % of the Stated Amount per
Purchase Contract in the case of Growth Prides. Contract Adjustment Payments that are not paid when due (after giving effect to any permitted deferral thereof) will bear interest thereon at the rate per annum of
      % thereof (the higher of (i) the rate which would accrue on Income PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments), compounded quarterly, until paid. Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract Adjustment Payments
will accrue from                  , 1998 and will be payable quarterly in
arrears on February 16, May 16, August 16 and November 16 of each year,
commencing                 16, 1998.

     Contract Adjustment Payments will be payable to the holders of Purchase Contracts as they appear on the books and records of the Purchase Contract Agent on the relevant record dates, which, as long as the Income PRIDES or Growth PRIDES remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Purchase Contract Agent who will hold amounts received in respect of the Contract Adjustment Payments for the benefit of the holders of the Purchase Contracts relating to such Income PRIDES or Growth PRIDES. Subject to any applicable laws and regulations, each such payment will be made as described under "-- Book-Entry System." In the event that the Income PRIDES or Growth PRIDES do not continue to remain in book-entry only form, the Company shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which Contract Adjustment Payments are to be made on the Purchase Contracts related to the Income PRIDES or Growth PRIDES is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

     The Company's obligations with respect to Contract Adjustment Payments will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

Option to Defer Contract Adjustment Payments

     The Company may, at its option and upon prior written notice to the holders of the FELINE PRIDES and the Purchase Contract Agent, defer the payment of Contract Adjustment Payments on the Purchase Contracts until no later than the Purchase Contract Settlement Date. However, Deferred Contract Adjustment Payments, if any, will bear additional Contract
Adjustment Payments at the rate of       % per annum (the higher of (i)
the rate which would accrue on Income PRIDES for such payments and (ii) the rate which would accrue on Growth PRIDES for such payments) (compounding on each succeeding Payment Date) until paid. If the Purchase
Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company),

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the right to receive Contract Adjustment Payments and Deferred Contract
Adjustment Payments, if any, will also terminate.

     In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of FELINE PRIDES will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value.

     In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan).

Anti-Dilution Adjustments

     The formula for determining the Settlement Rate will be subject to adjustment (without duplication) upon the occurrence of certain events, including: (a) the payment of dividends (and other distributions) of Common Stock on Common Stock; (b) the issuance to all holders of Common Stock of rights, warrants or options entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined herein) thereof; (c) subdivisions, splits and combinations of Common Stock; (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash); (e) distributions consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, together with (i) other all-cash distributions made within the preceding 12 months and (ii) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization (such aggregate market capitalization being the product of the Current Market Price of the Common Stock multiplied by the number of shares of Common Stock then outstanding) on the date of such distribution; and (f) the successful completion of a tender or exchange offer made by the Company or any subsidiary thereof for the Common Stock which involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months and (ii) the aggregate amount of any all-cash distributions to all holders of the Company's Common Stock made within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization on the expiration of such tender or exchange offer. The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

     In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, as the case may be, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of such transaction if such holder had then settled such Purchase Contract.

     If at any time the Company makes a distribution of property to its stockholders which would be taxable to such stockholders as a dividend for United States federal income tax purposes (i.e., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Purchase Contract Agreement, the Settlement Rate is increased, such increase may give rise to a taxable dividend to holders of FELINE PRIDES. See "Certain Federal Income Tax Consequences--Purchase Contracts--Adjustment to Settlement Rate."

     In addition, the Company may make such increases in the Settlement Rate as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of its capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

     Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     The Company will be required, within ten Business Days following the adjustment of the Settlement Rate, to provide written notice to the Purchase Contract Agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the revised Settlement Rate.

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     Each adjustment to the Settlement Rate will result in a
corresponding adjustment to the number of shares of Common Stock issuable upon early settlement of a Purchase Contract.

Termination

     The Purchase Contracts, and the rights and obligations of the Company and of the holders of the FELINE PRIDES thereunder (including the right thereunder to receive accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments and the right and obligation to purchase Common Stock), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Collateral Agent will release the related Capital Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders, subject in the case of the Treasury
Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash and the payment of such cash to the holders to the extent that the holders would otherwise have been entitled to receive less than $1,000 of any such security. Upon such termination, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the Bankruptcy Code, such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. The Company expects any such delay to be limited.

Pledged Securities and Pledge Agreement

     Pledged Securities will be pledged to the Collateral Agent, for the benefit of the Company, pursuant to the Pledge Agreement to secure the obligations of holders of FELINE PRIDES to purchase Common Stock under the related Purchase Contracts. The rights of holders of FELINE PRIDES to the related Pledged Securities will be subject to the Company's security interest therein created by the Pledge Agreement. No holder of Income
PRIDES or Growth PRIDES will be permitted to withdraw the Pledged Securities related to such Income PRIDES or Growth PRIDES from the pledge arrangement except (i) to substitute Treasury Securities for the related Capital Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, (ii) to substitute Capital Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for the related Treasury
Securities (for both (i) and (ii), as provided for under "Description of the FELINE PRIDES--Substitution of Pledged Securities" and "--Recreating Income PRIDES or Growth PRIDES") or (iii) upon the termination or Early Settlement of the related Purchase Contracts. Subject to such security interest and the terms of the Purchase Contract Agreement and the Pledge Agreement, each holder of Income PRIDES (unless a Tax Event Redemption has occurred) will be entitled through the Purchase Contract Agent and the Collateral Agent to all of the proportional rights and preferences of the related Capital Securities (including distribution, voting, redemption, repayment and liquidation rights), and each holder of Growth PRIDES or Income PRIDES (if a Tax Event Redemption has occurred) will retain beneficial ownership of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, pledged in respect of the related Purchase Contracts. The Company will have no interest in the Pledged Securities other than its security interest.

     Except as described in "Description of the Purchase Contracts-- General," the Collateral Agent will, upon receipt of distributions on the

Pledged Securities, distribute such payments to the Purchase Contract Agent, which will in turn distribute those payments, together with Contract Adjustment Payments received from the Company, to the persons in whose names the related Income PRIDES or Growth PRIDES are registered at the close of business on the Record Date immediately preceding the date of such distribution.

Book Entry-System

     The Depository Trust Company (the "Depositary") will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede& Co. (the Depositary's nominee). One or more fully-registered global security certificates ("Global Security Certificates"), representing the total aggregate number of FELINE PRIDES, will be issued and will be deposited with the Depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the FELINE PRIDES so long as such FELINE PRIDES are represented by Global Security Certificates.

     The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform
Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the NYSE, the American Stock
Exchange, Inc., and the National Association of Securities Dealers, Inc.
Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly
("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

     No FELINE PRIDES represented by Global Security Certificates may be exchanged in whole or in part for FELINE PRIDES registered, and no transfer of Global Security Certificates in whole or in part may be registered, in the name of any person other than the Depositary or any nominee of the Depositary unless the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security Certificates or has ceased to be qualified to act as such as required by the Purchase Contract Agreement or there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts. All FELINE PRIDES represented by one or more Global Security Certificates or any portion thereof will be registered in such names as the Depositary may direct.

     As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, such Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Global Security Certificates and all FELINE PRIDES represented thereby for all purposes under the FELINE PRIDES and the Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the FELINE PRIDES represented thereby registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES Certificates in exchange therefor and will not be considered to be owners or holders of such Global Security Certificates or any FELINE PRIDES represented thereby for any purpose under the FELINE PRIDES or the Purchase Contract Agreement. All payments on the FELINE PRIDES represented by the Global Security Certificates and all transfers and deliveries of Capital Securities, Treasury Portfolio, Treasury Securities and Common Stock with respect thereto will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

     Ownership of beneficial interests in the Global Security Certificates will be limited to Participants or persons that may hold beneficial interests through institutions that have accounts with the Depositary or its nominee. Ownership of beneficial interests in Global Security Certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Procedures for settlement of Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement will be governed by arrangements among the Depositary, Participants and persons that may hold beneficial interests through Participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in Global Security Certificates, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's records relating to such beneficial ownership interests.

     The information in this section concerning the Depositary and its book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

               CERTAIN PROVISIONS OF THE PURCHASE CONTRACT
                    AGREEMENT AND THE PLEDGE AGREEMENT

General

     Distributions on the FELINE PRIDES will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the FELINE PRIDES will be registrable at the office of the Purchase Contract Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry form, payment of distributions on the FELINE PRIDES may be made, at the

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option of the Company, by check mailed to the address of the person entitled thereto as shown on the Security Register.

     Shares of Common Stock will be delivered on the Purchase Contract Settlement Date (or earlier upon Early Settlement), or, if the Purchase Contracts have terminated, the related Pledged Securities will be delivered potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code (see "Description of the Purchase Contracts--Termination"), in each case upon presentation and surrender of the FELINE PRIDES Certificate at the office of the Purchase Contract Agent. The Company expects any such delay to be limited.

     If a holder of outstanding Income PRIDES or Growth PRIDES fails to present and surrender the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES to the Purchase Contract Agent on the Purchase Contract Settlement Date, the shares of Common Stock issuable in settlement of the related Purchase Contract and in payment of any Deferred Contract Adjustment Payments will be registered in the name of the Purchase Contract Agent and, together with any distributions thereon, shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

     If the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, the related Pledged Securities have been transferred to the Purchase Contract Agent for distribution to the holders entitled thereto and a holder fails to present and surrender the FELINE PRIDES Certificate evidencing such holder's Income PRIDES or Growth PRIDES to the Purchase Contract Agent, the related Pledged Securities delivered to the Purchase Contract Agent and payments thereon shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented or the holder provides the evidence and indemnity described above.

     The Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Purchase Contract Agent pending distribution, as described above.

     No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any tax or other governmental charge that may be imposed in connection therewith.

Modification

     The Purchase Contract Agreement and the Pledge Agreement will contain provisions permitting the Company and the Purchase Contract Agent or Collateral Agent, as the case may be, with the consent of the holders of not less than a majority of the Purchase Contracts at the time outstanding, to modify the terms of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding Purchase Contract affected thereby, (a) change any Payment Date, (b) change the amount or type of Pledged Securities related to such Purchase Contract, impair the right of the holder of any Pledged Securities to receive distributions on such Pledged Securities (except for the rights of holders of Income PRIDES to substitute Treasury Securities for the related Capital Securities or Treasury Portfolio, as the case may be, or the rights of holders of Growth PRIDES to substitute Capital Securities or Treasury Portfolio, as the case may be, for the related Treasury

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Securities) or otherwise adversely affect the holder's rights in or to such Pledged Securities, (c) change the place or currency of payment or reduce any Contract Adjustment Payments or any Deferred Contract Adjustment Payments, (d) impair the right to institute suit for the enforcement of such Purchase Contract, (e) reduce the amount of Common Stock purchasable under such Purchase Contract, increase the price to purchase Common Stock on settlement of such Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the holder's rights under such Purchase Contract or (f) reduce the above-stated percentage of outstanding Purchase Contracts the consent of whose holders is required for the modification or amendment of the provisions of the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement; provided, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holder will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the consent of the holders of not less than a majority of such class.

No Consent to Assumption

     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Income PRIDES or Growth PRIDES, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code.

Consolidation, Merger, Sale or Conveyance

     The Company will covenant in the Purchase Contract Agreement that it will not merge or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person, firm or corporation unless the Company is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state hereof and such corporation expressly assumes the obligations of the Company under the Purchase Contracts, the Debentures, the Purchase Contract Agreement and the Pledge Agreement, and the Company or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of its obligations thereunder.


Title

     The Company, the Purchase Contract Agent and the Collateral Agent may treat the registered owner of any FELINE PRIDES as the absolute owner thereof for the purpose of making payment and settling the related Purchase Contracts and for all other purposes.

Replacement of FELINE PRIDES Certificates

     In the event that physical certificates have been issued, any mutilated FELINE PRIDES Certificate will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Purchase Contract Agent. FELINE PRIDES Certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the Purchase Contract Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Purchase Contract Agent. In the case of a destroyed, lost or stolen FELINE PRIDES Certificate, an indemnity

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satisfactory to the Purchase Contract Agent and the Company may be
required at the expense of the holder of the FELINE PRIDES evidenced by such certificate before a replacement will be issued.

     Notwithstanding the foregoing, the Company will not be obligated to issue any Income PRIDES or Growth PRIDES on or after the Purchase Contract Settlement Date (or after Early Settlement) or after the Purchase Contracts have terminated. The Purchase Contract Agreement will provide that in lieu of the delivery of a replacement FELINE PRIDES Certificate following the Purchase Contract Settlement Date, the Purchase Contract Agent, upon delivery of the evidence and indemnity described above, will deliver the Common Stock issuable pursuant to the Purchase Contracts included in the Income PRIDES or Growth PRIDES evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, transfer the principal amount of the Pledged Securities included in the Income PRIDES or Growth PRIDES evidenced by such certificate.

Governing Law

     The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

     The Bank of New York will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of Income PRIDES and Growth PRIDES from time to time. The Purchase Contract Agreement will not obligate the Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the Purchase Contract Agreement.

     The Purchase Contract will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement will contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

     The Purchase Contract Agent maintains commercial banking relationships with the Company.

Information Concerning the Collateral Agent

     The Chase Manhattan Bank will be the Collateral Agent. The
Collateral Agent will act solely as the agent of the Company and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income PRIDES and Growth PRIDES except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.

     The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

     The Chase Manhattan Bank maintains commercial banking relationships with the Company.

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Miscellaneous

     The Purchase Contract Agreement will provide that the Company will pay all fees and expenses related to (i) the offering of the FELINE PRIDES,
(ii) the retention of the Collateral Agent and (iii) the enforcement by the Purchase Contract Agent of the rights of the holders of the FELINE PRIDES; provided, however, that holders who elect to substitute the related Pledged Securities, thereby creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES, shall be responsible for any fees or expenses payable in connection with such substitution, as well as any commissions, fees or other expenses incurred in acquiring the Pledged Securities to be substituted, and the Company shall not be responsible for any such fees or expenses.

                  DESCRIPTION OF THE CAPITAL SECURITIES

     The Capital Securities, a certain portion of which form a component of the Income PRIDES, and a certain portion of which will trade separately, will be issued pursuant to the terms of the Declaration. See "Description of the FELINE PRIDES--Substitution of Pledged Securities." The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The First National Bank of Chicago, an independent trustee, will act as indenture trustee for the Capital Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Capital Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of certain provisions of the Capital Securities and the Declaration is not necessarily complete, and reference is hereby made to the copy of the Declaration (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement, the Trust Act and the Trust Indenture Act. Whenever particular defined terms are referred to in this Prospectus Supplement, such defined terms are incorporated herein by reference. The following descriptions of certain terms of the Capital Securities offered hereby supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Capital Securities set forth in the accompanying Prospectus, to which reference is hereby made.

General

     The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank on a parity, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that upon the occurrence and during the continuance of an Indenture Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Capital Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee, when taken together with the Company's

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obligations under the Debentures and the Indenture and its obligations under the Declaration, including the obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Capital Securities), provides a full and unconditional guarantee of amounts due on the Capital Securities. The Guarantee will be held by The First National Bank of Chicago, the Guarantee Trustee, for the benefit of the holders of the Capital Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Capital Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Debentures (except in the limited circumstances in which the holder may take direct action). See "--Declaration Events of Default" and "--Voting Rights."


Distributions

     Distributions on the Capital Securities will be fixed initially at
a rate per annum of      % of the stated liquidation amount of $25 per
Capital Security. Distributions applicable on the Capital Securities that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date. See "--Market Rate Reset." Distributions in arrears for more than one quarter will accumulate at the
rate of      % per annum through and including               , 2001 and
at the Reset Rate thereafter, compounded quarterly. The term "distribution" as used herein includes any such accumulated distributions unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Capital Securities will be cumulative and will accrue from March , 1998 and will be payable quarterly in arrears on February 16, May 16, August 16, and November 16 of each year, commencing
               , 1998, when, as and if funds are available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

     The Company has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period from time to time on the Debentures, which right, if exercised, would defer quarterly distributions on the Capital Securities (though such
distributions would continue to accrue with interest at the rate of     %
per annum through and including        , 2001, and at the Reset
Rate thereafter) during any such extended interest payment period. Such right to extend the interest payment period for the Debentures is limited to a period, in the aggregate, not extending beyond the maturity date of the Debentures. In the event that the Company exercises this right, then
(a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to such Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing other than pursuant to the Guarantee. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not extend beyond the maturity date of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the Debentures-- Interest" and "--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Capital Securities as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

     Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available in the Property Account for the payment of such distributions. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received from the Company on the Debentures. See "Description of the Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Guarantee." Distributions on the Capital Securities will be payable to the holders thereof, including the Collateral Agent, as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Capital Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Debentures in the Property Account for the benefit of the holders of the Capital Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust
Company" below. With respect to Capital Securities not in book-entry form, the Regular Trustees shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date.

Market Rate Reset

     The applicable quarterly distribution rate on the Capital Securities and the interest rate on the related Debentures that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the

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sum of the Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase
Contract Settlement Date and will be determined by the Reset Agent as the rate the Capital Securities should bear in order for a Capital Security to have an approximate market value on the third Business Day immediately preceding the Purchase Contract Settlement Date of 100.5% of the Stated
Amount; provided that the Company may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on the Purchase Contract Settlement Date plus 200 basis points (2%). Such market value may be less than 100.5%, including where the Reset Spread is limited to the maximum of 2%. The "Two-Year Benchmark Treasury" shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Capital Securities, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business
Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding the Purchase Contract
Settlement Date or (b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset
Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New
York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an affiliate thereof). The Company may limit the Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on the third Business
Day immediately preceding the Purchase Contract Settlement Date plus 200 basis points (2%). It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the Reset Agent.

     On the tenth Business Day immediately preceding the Purchase Contract Settlement Date, the Two-Year Benchmark Treasury to be used to determine the Reset Rate on the Purchase Contract Settlement Date will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company (the "Reset Announcement Date"). The Company will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. The Company will request, not later than 7 nor more than 15 calendar days prior to the Reset Announcement Date, that the Depositary notify its participants holding Capital Securities, Income PRIDES or Growth PRIDES of such Reset Announcement Date and of the procedures that must be followed if any owner of FELINE PRIDES wishes to settle the related Purchase Contract with cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

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Optional Remarketing

     Pursuant to the Remarketing Agreement and subject to the terms of the Remarketing Underwriting Agreement, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, but no earlier than the Payment Day immediately preceding the Purchase Contract Settlement Date, holders of separate Capital Securities which are not components of Income PRIDES may elect to have their Capital Securities remarketed in the same manner as the Capital Securities which are component of Income PRIDES, by delivering their Capital Securities along with a notice of such election to the Custodial Agent. The Custodial Agent will hold such Capital Securities in an account separate from the collateral account in which the Pledged Securities will be held. Holders of Capital Securities electing to have their Capital Securities remarketed will also have the right to withdraw such election on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date.

Optional Redemption

     The Debentures are redeemable at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days notice, upon the occurrence and continuation of a Tax Event under the circumstances described under "Description of the Debentures--Tax Event Redemption". If the Company redeems the Debentures upon the occurrence and continuation of a Tax Event, the proceeds from such repayment shall simultaneously be applied on a pro rata basis to redeem Capital Securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so redeemed at a Redemption Price, per Capital Security, equal to the Redemption Amount plus accrued and unpaid interest thereon to the date of such redemption. Such proceeds will be payable in cash to the holders of such Capital Securities. If the Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable to the Collateral Agent, in liquidation of the Income PRIDES holders' interests in the Trust, will be simultaneously applied by the Collateral Agent to purchase on behalf of the holders' of the Income PRIDES the Treasury Portfolio. The Treasury Portfolio will be pledged with the Collateral Agent to secure the obligation of Income PRIDES holders' to purchase Common Stock under the related Purchase Contracts.

Put Option Upon a Failed Remarketing

     If a Failed Remarketing has occurred, holders of Trust Securities (including, following the distribution of the Debentures upon a dissolution of the Trust as described herein, such Debenture holders), holding such Trust Securities (or Debentures, as the case may be), following the Purchase Contract Settlement Date will have the right, in the case of Trust Securities, to require the Trust to distribute their pro rata share of the Debentures to the Exchange Agent, who will put such Debentures to the Company on behalf of such holders (or in the case of Debentures held directly, the holders of such Debentures shall have the
right to put such Debentures directly to the Company) on                ,
2001, upon at least three Business Days' prior notice, at a price equal to the principal amount, plus accrued and unpaid interest (including deferred interest), if any, thereon.

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Redemption Procedures

     If the Trust gives a notice of redemption (which notice will be irrevocable) in respect of all of the Capital Securities, then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Institutional Trustee sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Trust will irrevocably deposit with the Depositary, the Purchase Contract Agent or the Collateral Agent, as applicable, funds sufficient to pay the applicable Redemption Price and will give the Depositary, the Purchase Contract Agent or the Collateral Agent, as applicable, irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities so called for redemption. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day.

Distribution of the Debentures

     "Investment Company Event" means that the Regular Trustees shall have received an opinion from independent counsel experienced in practice under the 1940 Act (as defined below) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     If, at any time, an Investment Company Event shall occur and be continuing, the Trust shall be dissolved, with the result that Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Investment Company Event; provided, however, that such dissolution and distribution shall be conditioned on the Company being unable to avoid such Investment Company Event within such 90-day period by taking some ministerial action or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost. If an Investment Company Event occurs, Debentures distributed to the Collateral Agent in liquidation of such holder's interest in the Trust would be pledged (in lieu of the Capital
Securities) to secure Income PRIDES holders' obligations to purchase
Common Stock under the Purchase Contracts.

     The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as

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provided by applicable law, cause the Debentures to be distributed to the holders of the Trust Securities. As of the date of any distribution of Debentures upon dissolution of the Trust, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution, and (iii) any certificates representing Capital Securities not held by the Depositary or its nominee will be deemed to represent Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Capital Securities until such certificates are presented to the Company or its agent for transfer or reissuance. Debentures distributed to the Collateral Agent in liquidation of the interest of the holders of the Capital Securities in the Trust would be substituted for the Capital Securities and pledged to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.

     There can be no assurance as to the market prices for either the Capital Securities or the Debentures that may be distributed in exchange for the Capital Securities if a dissolution of the Trust were to occur. Accordingly, the Capital Securities or such Debentures that an investor may receive if a dissolution of the Trust were to occur may trade at a discount to the price that the investor paid to purchase the Capital Securities forming a part of the Income PRIDES offered hereby.


Liquidation Distribution Upon Dissolution

     In the event of any voluntary or involuntary dissolution of the Trust (unless a Tax Event Redemption has occurred), the then holders of the Capital Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Capital Securities on a pro rata basis in exchange for such Capital Securities.

     The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Capital Securities, except that if a Declaration Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Declaration, the Trust shall dissolve (i) on , 2004, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) after the receipt by the Institutional Trustee of written direction from the Company to dissolve the Trust, (v) upon the distribution of Debentures, (vi) upon the occurrence and continuation of a Tax Event Redemption or (vii) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or the Trust.

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Declaration Events of Default

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and, therefore, the Indenture. If a Declaration Event of Default with respect to the Capital Securities is waived by holders of Capital Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities without any further act, vote or consent of the holders of the Common Securities. If the Institutional Trustee fails to enforce its rights under the Debentures in respect of an Indenture Event of Default after a holder of record of Capital Securities has made a written request, such holder of record of Capital Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Debentures without first proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (after giving effect to any right of deferral), then a holder of Capital Securities may institute a Direct Action to such holder directly of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. In connection with such Direct Action, the Company shall have the right under the Indenture to set off any payment made to such holder of the Company. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. See "Effect of Obligations under the Debentures and the Guarantee."

     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Debentures will have the right under the Indenture to declare the principal of and interest on the Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Institutional Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

Voting Rights

     Except as described herein, under the Trust Act and the Trust Indenture Act and under "Description of the Guarantee--Modification of the Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate stated liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to

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the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture with respect to the Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate stated liquidation amount of the Capital Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Capital Securities of any notice of default received from the Debt Trustee (as defined herein) with respect to the Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Debentures, the Institutional Trustee shall request the direction of the holders of the Capital Securities and the Common Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in stated liquidation amount of the Capital Securities and the Common Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in stated liquidation amount of the Capital Securities and the Common Securities which the relevant Super-Majority represents of the aggregate principal amount of the Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Capital Securities and the Common Securities unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Capital Securities may be given at a separate meeting of holders of Capital Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any

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resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Capital Securities will be required for the Trust to cancel Capital Securities or distribute Debentures in accordance with the Declaration.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

     The procedures by which holders of Capital Securities may exercise their voting rights are described below. See "--Book-Entry Only
Issuance--The Depository Trust Company."

     Holders of the Capital Securities will have no rights to appoint or remove the Ingersoll-Rand Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

Modification of the Declaration

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee or the Delaware Trustee), provided, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in such stated liquidation amount of the Trust Securities affected thereby; provided further, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in stated liquidation amount of such class of securities. In addition, the Declaration may be amended without the consent of the holders of the Trust Securities to, among other things, cause the Trust to continue to be classified for United States federal income tax purposes as a grantor trust.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for purposes of United States federal income taxation, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below or as described in "Liquidation Distribution Upon

Dissolution." The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) if the Trust is not the surviving entity, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Debentures, (iii) if the Capital Securities are listed, any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Capital Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for federal income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee (as defined herein). Notwithstanding the foregoing the Trust shall not, except with the consent of holders of 100% in stated liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.


Book-Entry Only Issuance--The Depository Trust Company

     In the event that the Capital Securities are issued as one or more fully-registered global Capital Securities certificates representing the total aggregate number of Capital Securities, the Depositary will act as securities depositary for any Capital Securities that are held separately from the Income PRIDES. In such event, the Capital Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). However, under certain circumstances, the Regular Trustees with the consent of the Company may decide not to use the system of book-entry transfers through the DTC with respect to the Capital Securities. In that event, certificates of the Capital Securities will be printed and delivered to the holders.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a global certificate.

     Purchases of Capital Securities within the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on the Depositary's records. The ownership interest of each actual purchaser of each Capital Security (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

     To facilitate subsequent transfers, all the Capital Securities deposited by Participants with the Depositary will be registered in the name of the Depositary's nominee, Cede & Co. The deposit of Capital Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Capital Securities. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as the Depositary or its nominee is the registered owner or holder of a global certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented thereby for all purposes under the Declaration and the Capital Securities. No Beneficial Owner of an interest in a global certificate will be able to transfer that interest except in accordance with the Depositary applicable procedures, in addition to those provided for under the Declaration.

     The Depositary has advised the Company that it will take any action permitted to be taken by a holder of Capital Securities (including the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account the Depositary's interests in the global certificates are credited and only in respect of such portion of the stated liquidation amount of Capital Securities as to which such Participant or Participants has or have given such directions. However, if there is a Declaration Event of Default under the Capital Securities, the Depositary will exchange the global certificates for certificated securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by the Depositary to Direct Participants and Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, the Depositary would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the omnibus proxy). The Company and the Trust believe that the arrangements among the Depositary, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a record holder of a beneficial interest in the Trust.

     Distribution payments on the Capital Securities issued in the form of one or more global certificates will be made to the Depositary in immediately available funds. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of the Depositary, the Trust or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to the Depositary is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Capital Security certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary to exercise any rights under the Capital Securities.

     Although the Depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the global certificates among Participants, the Depositary is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of the Company, the Trust or any Ingersoll-Rand Trustee will have any responsibility for the performance by the Depositary or its Direct Participants or Indirect Participants under the rules and procedures governing the Depositary. The Depositary may discontinue providing its services as securities depositary with respect to the Capital Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Capital Securities certificates are required to be printed and delivered to holders. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through the Depositary (or any successor depositary) with respect to the Capital Securities. In that event, certificates for the Capital Securities will be printed and delivered to holders. In each of the above circumstances, the Company will appoint a paying agent with respect to the Capital Securities.

     The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the

Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy hereof.

Registrar, Transfer Agent and Paying Agent

     Payments in respect of the Capital Securities represented by the global certificates shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable distribution dates, or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Ingersoll-Rand Trustees. In the event that The Bank of New York shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

     The Bank of New York will act as registrar, transfer agent and paying agent for the Capital Securities. Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (and the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charge which may be imposed in relation to it.

Information Concerning the Institutional Trustee

     The Institutional Trustee prior to the occurrence of a default with respect to the Trust Securities and after the curing and or waiver of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee.

     The Institutional Trustee maintains commercial banking relationships with the Company.

Governing Law

     The Declaration and the Capital Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

Miscellaneous

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Debentures will be treated as indebtedness of the Company for federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action not inconsistent with applicable law, the

Declaration, the certificate of trust of the Trust or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determines in its discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Capital Securities or vary the terms thereof.

     Holders of the Capital Securities have no preemptive or similar rights.

                       DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Securities. The Guarantee will be qualified as an indenture under the Trust Indenture
Act. The First National Bank of Chicago will act as the Guarantee Trustee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of Guarantee (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus Supplement, such defined terms are incorporated herein by reference. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The following descriptions of certain terms of the Guarantee supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Guarantee set forth in the accompanying Prospectus, to which reference is hereby made.


General

     Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full on a senior unsecured basis, to the holders of the Trust Securities issued by the Trust, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to Trust Securities issued by the Trust to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Trust Securities, to the extent the Trust shall have funds available therefor; (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of Trust Securities in respect of which the related Debentures have been redeemed by the Company upon the occurrence of a Tax Event Redemption, to the extent the Trust shall have funds available therefor; and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Debentures to the holders of Trust Securities), the lesser of (a) the aggregate of the stated liquidation amount and all accrued and unpaid distributions on such Trust Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be a full and unconditional guarantee on a senior unsecured basis with respect to the Trust Securities issued by the Trust, but will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not pay distributions on the Trust Securities and will not have funds available therefor. See "Effect of Obligations under the Debentures and the Guarantee."

     The Guarantee, when taken together with the Company's obligations under the Debentures, the Indenture, and the Declaration, will have the effect of providing a full and unconditional guarantee on a senior unsecured basis by the Company of payments due on the Trust Securities.

     The Guarantee is for the benefit of all the holders of the Trust Securities (including the holders of the Common Securities), provided, however, that upon an Indenture Event of Default, holders of Capital Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of the Company

     In the Guarantee, the Company will covenant that, so long as any Capital Securities issued by the Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee).

Modification of the Guarantee; Assignment

     Except with respect to any changes which do not adversely affect the rights of holders of Trust Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in stated liquidation amount of the outstanding Trust Securities issued by the Trust. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Securities then outstanding.

Termination

     The Guarantee will terminate (a) upon distribution of the Debentures held by the Trust to the holders of the Trust Securities, (b) upon full payment of the redemption price of all the Trust Securities in the event that all of the Debentures are repurchased by the Company upon the occurrence of a Tax Event Redemption or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Securities must return payment of any sums paid under the Trust
Securities or the Guarantee.

Events of Default

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in stated liquidation amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce such Guarantee, any holder of Trust Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

Status of the Guarantee

     The Guarantee will constitute an unsecured obligation of the Company and will rank on a parity with all of the Company's other senior unsecured obligations.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, from exercising the rights and powers vested in it by the Guarantee.

     The Guarantee Trustee maintains commercial banking relationships with the Company.

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Governing Law

     The Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                      DESCRIPTION OF THE DEBENTURES

     Set forth below is a description of the specific terms of the Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. The following description is not necessarily complete, and reference is hereby made to the copy of the form of the Indenture to be entered into between the Company and The Bank of New York, as trustee (the "Debt Trustee"), as supplemented or amended from time to time (as so supplemented and amended, the "Indenture") which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement, and to the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

     Under certain circumstances involving the dissolution of the Trust, Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Capital Securities-- Distribution of the Debentures." The following descriptions of certain terms of the Debentures supplement and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which reference is hereby made.


General

     The Debentures will be issued as senior unsecured debt under the Indenture and will rank on a parity in right of payment with all of the Company's other senior unsecured debt obligations. The Debentures will be
limited in aggregate principal amount to $           million.

     The Debentures will not be subject to a sinking fund provision. Unless a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date, the entire principal amount of the Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and
expenses and taxes of the Trust, if any, on                     , 2003.

     The Company will have the right at any time to dissolve the Trust and cause the Debentures to be distributed to the holders of the Trust Securities. If Debentures are distributed to holders of Trust Securities in liquidation of such holders' interests in the Trust, such Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Debentures may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Debentures are issued in certificated form, such Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Debentures issued as a Global Security will be made to the Depositary, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Debentures. In the event Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Debentures will be registrable and Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount, at the corporate trust office or agency of the Debt Trustee, New York, New York; provided, that at the option of the Company, payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Debentures is the Institutional Trustee, the payment of principal and interest on the Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

     The Indenture does not contain provisions that afford holders of the Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.


Interest

     Each Debenture shall bear interest initially at the rate of       %
per annum from the original date of issuance, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year
(each an "Interest Payment Date"), commencing                 , 1998, to
the person in whose name such Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The applicable interest rate on the Debentures and the distribution rate on the related Capital Securities outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase
Contract Settlement Date to the Reset Rate. In the event the Debentures shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than fifteen Business Days but less than 60 Business Days prior to the Interest
Payment Date. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Tax Event Redemption

     If a Tax Event shall occur and be continuing, the Company may, at its option, redeem Debentures in whole (but not in part) at any time at a Redemption Price equal to, for each Debenture, the Redemption Amount plus accrued and unpaid interest thereon, including Compound Interest and expenses and taxes of the Trust, if any, to the date of redemption (the "Tax Event Redemption Date"). If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Debentures, then the proceeds of such redemption will be applied to redeem Trust Securities having a liquidation amount equal to the principal amount of Debentures to be paid in accordance with their terms, at the Redemption Price. Such Redemption Price will be payable in cash to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Trust will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holders of such Income PRIDES. Such Treasury Portfolio will be substituted for the Capital Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligation to purchase the Company's Common Stock under the

Purchase Contracts; provided, that if the Tax Event Redemption occurs after the Purchase Contract Settlement Date, such Treasury Portfolio will not be purchased.

     "Tax Event" means the receipt by the Trust of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, change in, or announced proposed change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or
(c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Trust Securities are issued, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Trust Securities under the Declaration, there is more than an insubstantial risk that (i) interest payable by the Company on the Debentures would not be deductible, in whole or in part, by the Company for United States federal income tax purposes or (ii) the income of the Trust would be subject to United States federal income tax or the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Treasury Portfolio" means, with respect to the Applicable
Principal Amount of Debentures (a) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) interest or principal strips of U.S. Treasury Securities which mature on or prior to
     , 2001 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date interest or principal strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date, and (b) if the Tax Event Redemption Date occurs after the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips
of U.S. Treasury Securities which mature on or prior to      , 2003 in an
aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date interest or principal strips of such U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date.

     "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Capital Securities which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption occurs on or after the Purchase Contract Settlement Date, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Capital Securities outstanding on such Tax Event Redemption Date.

     "Redemption Amount" means for each Debenture, the product of (i) the principal amount of such Debenture and (ii) a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount.

     "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer") to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

     "Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Debentures.

Option to Extend Interest Payment Period

     The Company shall have the right at any time, and from time to time, during the term of the Debentures, to defer payments of interest by extending the interest payment period for a period not extending beyond the maturity date of the Debentures, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any expenses and taxes of the Trust, as herein defined)
together with interest thereon compounded quarterly at the rate of      %
per annum through and including        , 2001, and at the Reset Rate
thereafter, to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company,
(ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company capital stock,
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such previous and further extensions, may not extend beyond the maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but the Company, at its option, may prepay on any Interest Payment Date all of the interest accrued during the then elapsed portion of an Extension Period. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. If the Institutional Trustee shall be the sole holder of the Debentures, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Capital Securities are payable or (ii) the date the Regular Trustees are required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Capital Securities of the record or payment date of such distribution. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Capital Securities. If the Institutional Trustee shall not be the sole holder of the Debentures, the Company shall give the holders of the Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Debentures of the record or payment date of such related interest payment.

Expenses and Taxes of the Trust

     In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including the costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The Company also has agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

Indenture Events of Default

     If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Debentures, will have the right to declare the principal of and the interest on the Debentures (including any Compound Interest and expenses and taxes of the Trust, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures.

     The following are Events of Default under the Indenture with respect to the Debentures: (1) failure to pay interest on the Debentures when due, continued for 30 days; provided, however, that if the Company is permitted by the terms of the Debentures to defer the payment in question, then the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Debentures; (2) failure to pay the principal of (or premium, if any, on) the Debentures when due and payable at the stated maturity date, upon redemption or otherwise; provided, however, if the Company is permitted by the terms of the Debentures to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Debentures; (3) failure to observe or perform in any material respect certain other covenants contained in the Indenture, continued for a period of 90 days after written notice has been given to the Company by the Debt Trustee or holders of at least 25% in aggregate principal amount of the outstanding Debentures; and (4) certain events of bankruptcy, insolvency or reorganization relating to the Company.

     The Indenture provides that the Debt Trustee shall, within 90 days after the occurrence of any Default or Event of Default with respect to the Debentures, give the holders of the Debentures notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on the Debentures, the Debt Trustee shall be protected in withholding such notice so long as the board of directors, the executive committee or directors or responsible officers of the Debt Trustee in good faith determine that the withholding of such notice is in the interest of the holders of the Debentures.

     If an Event of Default with respect to the Debentures occurs and is continuing, the Debt Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures, by notice in writing to the Company (and to the Debt Trustee if given by the holders of at least 25% in aggregate principal amount of the Debentures), may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding Debentures to be due and payable immediately and, upon any such declaration, the Debentures shall become immediately due and payable.

     In addition, in the case of the Debentures held by the Trust, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal, then a holder of Capital Securities may directly institute a proceeding against the Company for payment.

     Any such declaration with respect to the Debentures may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of or interest on the Debentures) may be waived by the holders of a majority of the principal amount of the outstanding Debentures, upon the conditions provided in the Indenture.

     An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Capital Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Debentures. See "Description of the Capital Securities--Declaration Events of Default" and "--Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of and interest on the Debentures having a principal amount equal to the aggregate stated liquidation amount of the Capital Securities of such holder after the respective due date specified in the Debentures. In connection with such action, the Company shall have the right under the Indenture to set-off any payment made to such holder by the Company. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

Book-Entry and Settlement

     If distributed to holders of Capital Securities in connection with the involuntary or voluntary dissolution of the Trust, the Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in certificated form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Debentures in certificated form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

The Depositary

     If Debentures are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, the Depositary will act as securities depositary for the Debentures. For a description of the Depositary and the specific terms of the depositary arrangements, see "Description of the Capital Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of the Depositary's book-entry system and the Depositary's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by the Depositary. The Company may appoint a successor to the Depositary or any successor depositary in the event the Depositary or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of the Company, the Trust, the Institutional Trustee, any paying agent and any other agent of the Company or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security shall be exchangeable for Debentures registered in the names of persons other than the Depositary or its nominee only if
(i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

Governing Law

     The Indenture and the Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

     The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Ingersoll-Rand Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Capital
Securities.

                     EFFECT OF OBLIGATIONS UNDER THE
                       DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Debentures and engage in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) the Company shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Ingersoll-Rand Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Capital Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Capital Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

     If the Company fails to make interest or other payments on the Debentures when due (taking account of any Extension Period), the

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Declaration provides a mechanism whereby the holders of the Capital
Securities, using the procedures described in "Description of the Capital Securities--Book-Entry Only Issuance--The Depository Trust Company" and "--Voting Rights," may direct the Institutional Trustee to enforce its rights under the Indenture. If the Institutional Trustee fails to enforce its rights under the Indenture in respect of an Indenture Event of Default, such holder of record of Capital Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Indenture without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, then a holder of Capital Securities may directly institute a proceeding against the Company for payment. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Capital Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Capital Securities may direct the Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if the Company has failed to make a payment under the Guarantee, any holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

     The Guarantee, when taken together with the Company's obligations under the Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), has the effect of providing a full and unconditional guarantee of amounts due on the Capital Securities. See "Description of the Guarantee."

                 CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES, Capital Securities and Common Stock acquired under a Purchase Contract. Unless otherwise stated, this summary applies only to "U.S. Holders" who purchase Income PRIDES, Growth PRIDES or Capital Securities upon original issuance for an amount equal to the initial offering price thereof. The term "U.S. Holder" means the beneficial owner of an Income PRIDES, Growth PRIDES or Capital Security who is (i) a person who is a citizen or resident of the United States,
(ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust. The tax treatment of a U.S. Holder may vary depending on such U.S. Holder's particular situation. This summary does not deal with special classes of U.S. Holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, certain U.S. expatriates, or U.S. Holders that will hold FELINE PRIDES, Capital Securities or Common Stock acquired under a Purchase Contract as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a

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"conversion transaction" or other integrated investment, or as other than a capital asset. This summary does not address the tax consequences to U.S. Holders that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a U.S. Holder of FELINE PRIDES, Capital Securities or Common Stock acquired pursuant to a Purchase Contract. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable. PROSPECTIVE INVESTORS THAT ARE NOT UNITED STATES PERSONS (WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) ARE URGED TO CONSULT THEIR
OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN FELINE PRIDES OR CAPITAL SECURITIES, INCLUDING THE POTENTIAL APPLICATION OF UNITED STATES WITHHOLDING TAXES.

     This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a U.S. Holder.

     No statutory, administrative or judicial authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE FELINE PRIDES OR CAPITAL SECURITIES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

FELINE PRIDES

     Allocation of Purchase Price. A U.S. Holder's acquisition of FELINE PRIDES will be treated as an acquisition of a unit consisting of two components--in the case of an Income PRIDES, the Capital Security and the Purchase Contract constituting such Income PRIDES and, in the case of a Growth PRIDES, the Treasury Security interest and the Purchase Contract constituting such Growth PRIDES. The purchase price of each FELINE PRIDES will be allocated between the two components in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. Holder's initial tax basis in the Capital Security or Treasury Security interest and the Purchase Contract. The Company will report the fair market value of each Capital Security and Treasury Security interest so that the entire purchase price of a FELINE PRIDES will be allocable to the Capital Security or Treasury Security interest, as the case may be, and no amount will be allocable to the Purchase Contract. This position will be binding upon each U.S. Holder (but not on the IRS) unless such U.S. Holder explicitly discloses a different position on a statement attached to such U.S. Holder's timely filed United States federal income tax return for the taxable year in which a FELINE PRIDES is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for a FELINE PRIDES in accordance with the foregoing. The remainder of this discussion assumes that this allocation of purchase price will be respected for United States federal income tax purposes. A different allocation could affect the timing and character of income to a U.S. Holder.

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     Ownership of Capital Securities or Treasury Securities. A U.S.
Holder will be treated as owning the Capital Securities or Treasury Securities constituting a part of the Income PRIDES or Growth PRIDES, respectively. The Company and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Capital Securities or Treasury Securities constituting a part of the FELINE PRIDES beneficially owned by such U.S. Holder. Based upon such agreement, the Company intends to take the position, and the remainder of this summary assumes, that U.S. Holders of FELINE PRIDES will be treated as the owners of the Capital Securities or Treasury Securities constituting a part of such FELINE PRIDES for United States federal, state and local income and franchise tax purposes. The United States federal income tax consequences of owning the Capital Securities or Treasury Securities are discussed below (see "--Capital Securities," "--Treasury Securities" and "--Tax Event Redemption of Capital Securities.").

     Sale or Disposition of FELINE PRIDES.  Upon a disposition of FELINE
PRIDES, a U.S. Holder will be treated as having sold, exchanged or disposed of the Purchase Contract and the Capital Securities, Treasury
Portfolio or, in the case of Growth PRIDES, the Treasury Securities, that constitute such FELINE PRIDES and generally will have gain or loss equal to the difference between the portion of the proceeds to such U.S. Holder allocable to the Purchase Contract and the Capital Securities, Treasury Portfolio or Treasury Securities, as the case may be, and such U.S.
Holder's respective adjusted tax bases in the Purchase Contract and the Capital Securities, Treasury Portfolio or Treasury Securities. Such gain or loss generally will be capital gain or loss, except to the extent that such U.S. Holder is treated as having received an amount with respect to accrued but unpaid interest on the Capital Securities or the Treasury
Portfolio that such U.S. Holder has not included in gross income previously, which amount will be treated as ordinary interest income, or to the extent such U.S. Holder is treated as having received an amount with respect to accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments, which may be treated as ordinary income, in each case to the extent not previously included in income. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Capital Securities for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. If the disposition of FELINE PRIDES occurs when the Purchase Contract has negative value, the U.S. Holder should be considered to have received additional consideration for the Capital Securities, Treasury Portfolio or Treasury Securities in an amount equal to such negative value and to have paid such amount to be released from the U.S. Holder's obligation under the Purchase Contract. U.S. Holders should consult their tax advisors regarding a disposition of the FELINE PRIDES at a time when the Purchase Contract has negative value.

     In determining gain or loss, payments to a U.S. Holder of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have not previously been included in the income of such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an increase in the amount realized on the disposition of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract. Payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's tax basis in the Purchase Contract or result in a decrease in the amount

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realized on the disposition of the Purchase Contract (see "--Income from
Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash" above).

Capital Securities

     Classification of the Trust. In connection with the issuance of the FELINE PRIDES, Simpson Thacher & Bartlett ("Tax Counsel"), will deliver an opinion that, under current law and assuming compliance with the terms of the Declaration, and based on certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each U.S. Holder of Capital Securities will be treated as owning an undivided beneficial ownership interest in the Debentures. Accordingly, each U.S. Holder of Capital Securities will be required to include in its gross income its pro rata share of the interest income or OID that is paid or accrued on the Debentures. See "-- Interest Income and Original Issue Discount."

     Classification of the Debentures. The Company, the Trust and, by acquiring Income PRIDES or Capital Securities, each U.S. Holder agree to treat the Debentures as indebtedness of the Company for all United States tax purposes. In connection with the issuance of the Debentures, Tax Counsel will deliver an opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Debentures will be classified as indebtedness for United States federal income tax purposes.

     Interest Income and Original Issue Discount. Under the applicable Treasury regulations, the Debentures will not be considered to have been issued with OID within the meaning of Section 1273(a) of the Code. Accordingly, except as set forth below, stated interest on the Debentures generally will be included in income by a U.S. Holder at the time such interest income is paid or accrued in accordance with such U.S. Holder's regular method of tax accounting. If, however, the Company exercises its right to defer payments of interest on the Debentures, U.S. Holders will be required to accrue the stated interest on the Debentures (as OID) on a daily economic accrual basis (using the constant-yield-to-maturity method of accrual set forth in Section 1272 of the Code) even though the Company will not pay such interest during the deferral period, and even though some U.S. Holders may use the cash method of tax accounting. Moreover, thereafter the Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, all U.S. Holders would be required to continue to include the stated interest on the Debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of the receipt of cash attributable to such interest income. Under the OID economic accrual rules, a U.S. Holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Debentures, and actual cash payments of interest on the Debentures would not be reported separately as taxable income. Any amount of OID included in a U.S. Holder's gross income will increase such U.S. Holder's tax basis in its Capital Securities, and the amount of a distribution received by a U.S. Holder with respect to such Capital Securities will reduce the tax basis of such Capital Securities.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Debentures was OID regardless of whether the Company exercises its right to defer payments of interest on such Debentures, all U.S. Holders would be required to

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include such stated interest in income on a daily economic accrual basis as described above.

     U.S. Holders that are corporations will not be entitled to a dividends received deduction with respect to any income recognized with respect to the Capital Securities.

     Distribution of Debentures to U.S. Holders of Capital Securities. A distribution by the Trust of the Debentures as described under the caption "Description of the Capital Securities--Liquidation Distribution Upon Dissolution" would be non-taxable to U.S. Holders. In such event, a U.S. Holder would have an aggregate tax basis in the Debentures received in the liquidation equal to the aggregate tax basis such U.S. Holder had in its Capital Securities surrendered therefor, and the holding period of such Debentures would include the period during which such U.S. Holder had held such Capital Securities. Also, a U.S. Holder would continue to include interest (or OID) in respect of Debentures received from the Trust in the manner described under "--Interest Income and Original Issue Discount."

     Sales, Exchanges or Other Dispositions of Capital Securities. Gain or loss will be recognized by a U.S. Holder on a sale, exchange, redemption or other taxable disposition (collectively, a "disposition") of a Capital Security (including a redemption for cash or the remarketing thereof) in an amount equal to the difference between the amount realized by the U.S. Holder on the disposition of the Capital Security (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such U.S. Holder's allocable share of the Debentures that such U.S. Holder has not included in gross income previously, which amount will be taxable as ordinary interest income) and the U.S. Holder's adjusted tax basis in such Capital Security. Selling expenses incurred by a U.S. Holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. Holder upon a disposition of a Capital Security. Gain or loss realized by a U.S. Holder on a disposition of a Capital Security generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Capital Security for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

Treasury Securities

     Original Issue Discount. A U.S. Holder of Growth PRIDES will be required to treat its ownership interest in the Treasury Securities comprising a Growth PRIDES as an interest in a bond originally issued on the date such Growth PRIDES is purchased and having OID equal to the excess of the Stated Amount of the Growth PRIDES over the purchase price of the Growth PRIDES. A U.S. Holder will be required to include such OID in income on a daily economic accrual basis over the period between the issue date of the Growth PRIDES and the day immediately preceding the Purchase Contract Settlement Date, regardless of such U.S. Holder's method of tax accounting. Amounts of OID included in a U.S. Holder's gross income will increase such U.S. Holder's tax basis in its Treasury Security interest.

     Sales, Exchanges or Other Dispositions of Treasury Securities. In the event that a U.S. Holder obtains the release of Treasury Securities by delivering Capital Securities to the Collateral Agent, gain or loss will be recognized by the U.S. Holder on a subsequent disposition of the

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Treasury Securities in an amount equal to the difference between the amount realized by the U.S. Holder on such disposition and the U.S. Holder's adjusted tax basis in the Treasury Securities. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Treasury Securities for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

Purchase Contracts

     Income From Contract Adjustment Payments and Deferred Contract
Adjustment Payments; Delivery of Cash. There is no direct authority addressing the treatment, under current law, of the Contract Adjustment Payments and Deferred Contract Adjustment Payments (if any), or the delivery of cash in respect of excess accrued Contract Adjustment
Payments (if any) by a U.S. Holder of Income PRIDES upon the creation of Growth PRIDES and such treatment is unclear. Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, may constitute taxable income to a U.S. Holder of FELINE PRIDES when received or accrued, in accordance with the U.S. Holder's regular method of tax accounting. To the extent the Company is required to file information returns with respect to Contract Adjustment Payments or Deferred Contract Adjustment Payments, it intends to report such payments as taxable income to each U.S. Holder. If Contract Adjustment Payments are properly treated as taxable income, the delivery of cash by a U.S. Holder in respect of excess accrued Contract Adjustment Payments upon the creation of Growth PRIDES, should offset the amount of income that such U.S. Holder would otherwise recognize for United States federal income tax purposes with respect to such Contract Adjustment Payments for the relevant taxable year. U.S. Holders should consult their own tax advisors concerning the treatment of Contract Adjustment Payments and Deferred Contract Adjustment Payments and the delivery of cash upon creation of Growth PRIDES, including the possibility that any Contract Adjustment
Payment or Deferred Contract Adjustment Payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, and that the delivery of cash upon creation of Growth PRIDES may be treated as an offset to Contract Adjustment Payments or Deferred Contract
Adjustment Payments or as a purchase price adjustment. The treatment of Contract Adjustment Payments, Deferred Contract Adjustment Payments and the delivery of cash upon creation of Growth PRIDES could affect a U.S. Holder's tax basis in a Purchase Contract or Common Stock received under a Purchase Contract or the amount realized by a U.S. Holder upon the sale or disposition of a FELINE PRIDES or the termination of a Purchase
Contract. See "--Acquisition of Common Stock under a Purchase Contract," "--Sale or Disposition of FELINE PRIDES" and "--Termination of Purchase Contract."

     Acquisition of Common Stock Under a Purchase Contract. A U.S.
Holder of FELINE PRIDES generally will not recognize gain or loss on the purchase of Common Stock under a Purchase Contract, except with respect to any cash paid in lieu of a fractional share of Common Stock. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the Common Stock received under a Purchase Contract generally should equal the purchase price paid for such Common Stock plus such U.S. Holder's tax basis in the Purchase Contract (if any), less the portion of such purchase price and tax basis allocable to the fractional share. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have been received in cash by a U.S. Holder but not included in income by such U.S. Holder should reduce such U.S. Holder's tax basis in the Purchase Contract or the Common Stock to be received thereunder; payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase

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such U.S. Holder's tax basis in the Purchase Contract or the Common Stock to be received thereunder (see "--Income from Contract Adjustment
Payments and Deferred Contract Adjustment Payments" above). The holding period for Common Stock received under a Purchase Contract will commence on the day of the acquisition of such Common Stock.

     Ownership of Common Stock Acquired Under the Purchase Contract. Any dividend on Common Stock paid by the Company out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includible in income by a U.S. Holder when received. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction.

     Upon a disposition of Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and such U.S. Holder's adjusted tax basis in the Common Stock. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Common Stock for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

     Early Settlement of Purchase Contract. A U.S. Holder of FELINE
PRIDES will not recognize gain or loss on the receipt of such U.S.
Holder's proportionate share of Capital Securities, Treasury Securities or the Treasury Portfolio upon Early Settlement of a Purchase Contract and will have the same tax basis in such Capital Securities, Treasury Securities or the Treasury Portfolio as before such Early Settlement.

     Termination of Purchase Contract. If a Purchase Contract terminates, a U.S. Holder of FELINE PRIDES will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. Holder's adjusted tax basis (if any) in the Purchase Contract at the time of such termination. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments, if any, received by a U.S. Holder but not included in income by such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase
Contract or result in an amount realized on the termination of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract; payments in cash that have been made by a U.S. Holder to create Growth
PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's tax basis in the Purchase Contract or result in a deduction on the termination of the Purchase Contract (see "--Income from Contract
Adjustment Payments and Deferred Contract Adjustment Payments" above).
Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Purchase
Contract for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of the Capital Securities, Treasury Securities or Treasury Portfolio upon termination of the Purchase Contract and will have the same tax basis in such Capital Securities, Treasury Securities or Treasury Portfolio as before such distribution.

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     Adjustment to Settlement Rate. U.S. Holders of FELINE PRIDES might be treated as receiving a constructive distribution from the Company if
(i) the Settlement Rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of FELINE PRIDES in the assets or earnings and profits of the Company is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, an increase in the Settlement Rate might give rise to a taxable dividend to U.S. Holders of FELINE PRIDES even though such U.S. Holders would not receive any cash related thereto.

Substitution of Treasury Securities to Create or Recreate Growth PRIDES

     A U.S. Holder of an Income PRIDES that delivers Treasury Securities to the Collateral Agent in substitution for Capital Securities generally will not recognize gain or loss upon the delivery of such Treasury Securities or the release of the Capital Securities to such U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Capital Securities, and such U.S. Holder's tax basis in the Treasury Securities, the Capital Securities and the Purchase Contract will not be affected by such delivery and release. Cash payments, if any, made by a U.S. Holder of Income PRIDES which is creating Growth PRIDES in respect of any rate differential on the Contract Adjustment Payment due on an Income PRIDES and a Growth PRIDES should offset the amount of income that such U.S. Holder may be required to recognize for United States federal income tax purposes with respect to such Contract Adjustment Payments. See "Purchase Contracts-- Income From Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash".

Substitution of Capital Securities to Create or Recreate Income PRIDES

     A U.S. Holder of a Growth PRIDES that delivers Capital Securities to the Collateral Agent in substitution for Treasury Securities generally will not recognize gain or loss upon the delivery of such Capital Securities or the release of the Treasury Securities to the U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Capital Securities, and such U.S. Holder's tax bases in the Treasury Securities, the Capital Securities and the Purchase Contract will not be affected by such delivery and release. Cash payments, if any, made by a U.S. Holder of Income PRIDES which is creating Growth PRIDES in respect of any rate differential on the Contract Adjustment Payments due on an Income PRIDES and a Growth PRIDES should offset the amount of income that such U.S. Holder may be required to recognize for United States federal income tax purposes with respect to such Contract Adjustment Payments.

Tax Event Redemption of Capital Securities

     A Tax Event Redemption will be a taxable event for U.S. Holders of Capital Securities. Gain or loss will be recognized by a U.S. Holder in an amount equal to the difference between the Redemption Price (whether paid directly to such U.S. Holder or applied by the Collateral Agent to the purchase of the Treasury Portfolio on behalf of holders of Income PRIDES), except to the extent of amounts paid in respect of accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income, and the U.S. Holder's adjusted tax basis in the Capital Securities. Gain or loss realized by a U.S. Holder upon a Tax Event Redemption generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Capital Securities for more than one year immediately prior to such Tax Event Redemption. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such

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capital assets. The deductibility of capital losses is subject to limitations.

     Ownership of Treasury Portfolio. The Company, the Trust and, by acquiring Income PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Applicable Ownership Interest of the Treasury Portfolio constituting a part of the Income PRIDES beneficially owned by such U.S. Holder in the event of a Tax Event Redemption prior to the Purchase Contract Settlement Date. Based on such agreement, each U.S.
Holder will include in income any amount earned on such pro rata portion of the Treasury Portfolio for all United States federal, state and local income and franchise tax purposes. The remainder of this summary assumes that U.S. Holders of Income PRIDES will be treated as the owners of the Applicable Ownership Interest of the Treasury Portfolio constituting a part of such Income PRIDES for United States federal, state and local income and franchise tax purposes.

     Interest Income and Original Issue Discount. The Treasury Portfolio will consist of stripped U.S. Treasury Securities. Following a Tax Event Redemption prior to the Purchase Contract Settlement Date, a U.S. Holder of Income PRIDES will be required to treat its pro rata portion of each U.S. Treasury Security in the Treasury Portfolio as a bond that was originally issued on the date the Collateral Agent acquired the relevant U.S. Treasury Securities and will include OID in income over the life of the U.S. Treasury Securities in an amount equal to the U.S. Holder's pro rata portion of the excess of the amounts payable on such U.S. Treasury Securities over the value of the U.S. Treasury Securities at the time the Collateral Agent acquires them on behalf of holders of Income PRIDES. The amount of such excess will constitute only a portion of the total amounts payable in respect of the Treasury Portfolio. Consequently, a portion of each scheduled interest payment to U.S. Holders will be treated as a tax-free return of the U.S. Holder's investment in the Treasury Portfolio and will not be considered current income for United States federal income tax purposes.

     A U.S. Holder, whether on the cash or accrual method of tax accounting, will be required to include OID (other than OID on short-term U.S. Treasury Securities as defined below) in income for United States federal income tax purposes as it accrues on a constant yield to maturity basis. See "--Interest Income and Original Issue Discount" above. In the case of any U.S. Treasury Security with a maturity of one year or less from the date it is purchased (a "short-term U.S. Treasury Security"), in general only accrual basis taxpayers will be required to include OID in income as it is accrued. Unless such an accrual basis U.S. Holder elects to accrue the OID on a short-term U.S. Treasury Security according to the constant-yield-to-maturity method, such OID will be accrued on a straight-line basis.

     Tax Basis of the Treasury Portfolio. A U.S. Holder's initial tax basis in such U.S. Holder's Applicable Ownership Interest of the Treasury Portfolio will equal such U.S. Holder's pro rata portion of the amount paid by the Collateral Agent for the Treasury Portfolio. A U.S. Holder's tax basis in the Treasury Portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect of the Treasury Portfolio.

Backup Withholding Tax and Information Reporting

     Payments under the FELINE PRIDES, Capital Securities or Common Stock acquired under a Purchase Contract, the proceeds received with respect to a fractional share of Common Stock upon the settlement of a

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Purchase Contract, and the sale of FELINE PRIDES, Capital Securities or
Common Stock acquired under a Purchase Contract, may be subject to information reporting and United States federal backup withholding tax at the rate of 31% if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against such U.S. Holder's United States federal income tax liability.

                               UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") among the Company, the Trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (the "Underwriter"), the Company and the Trust have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company and the Trust, 12,600,000 Income PRIDES, 1,400,000 Growth PRIDES and 1,400,000 Capital Securities. In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES, Growth PRIDES and Capital Securities offered hereby if any of the Income PRIDES, Growth PRIDES or Capital Securities are purchased.

     The Underwriter has advised the Company and the Trust that it proposes initially to offer the Income PRIDES, Growth PRIDES and Capital Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such
price less a concession not in excess of $         per Income PRIDES,
$         per Growth PRIDES and $         per Capital Security. The
Underwriter may allow, and such dealers may reallow, a discount not in
excess of $         per Income PRIDES, $         per Growth PRIDES and
$         per Capital Security on sales to certain other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.

     Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriter and any selling group members to bid for and purchase the Securities or shares of Common Stock. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Securities or the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities or the Common Stock.

     If the Underwriter creates a short position in the Securities in connection with the Offering, i.e., if it sells more Securities than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Securities in the open market. The Underwriter may also elect to reduce any short position by exercising all or part of the over-allotment options described below.

     The Underwriter may also impose a penalty bid on certain selling group members. This means that if the Underwriter purchases Securities in the open market to reduce the Underwriter's short position or to stabilize the price of the Securities, it may reclaim the amount of the selling concession from any selling group members who sold those Securities as part of the Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security and the Common Stock of the Company to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company, the Trust nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities or the Common Stock. In addition, neither the Company nor the Underwriter makes any representation that the Underwriter will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

     The Company and the Trust have granted to the Underwriter options, exercisable for 90 days following the date of this Prospectus Supplement, to purchase up to an additional 1,890,000 Income PRIDES, 210,000 Growth PRIDES and 210,000 Capital Securities from the Company and the Trust at the Price to Public set forth on the cover page of this Prospectus Supplement less the underwriting discount; provided, however, that the Underwriter must purchase, proportionally, at least as many Capital Securities as Growth PRIDES and must purchase, proportionately, at least as many Growth PRIDES as Income PRIDES. The Underwriter may exercise these options only to cover over-allotments, if any, made on the sale of the Income PRIDES, Growth PRIDES and Capital Securities offered hereby.

     The Company and the Trust have agreed, for a period of 90 days after the date of this Prospectus Supplement, to not, without the prior written consent of the Underwriter, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Income PRIDES, Growth PRIDES, Purchase Contracts, Capital Securities or Common Stock, as the case may be, or any securities of the Company similar to the Income PRIDES, Growth PRIDES, Purchase Contracts, Capital Securities or Common Stock or any security convertible into or exchangeable or exercisable for Income PRIDES, Growth PRIDES, Purchase Contracts, Capital Securities or Common Stock other than shares of Common Stock or options for shares of Common Stock issued pursuant to or sold in connection with any employee benefit, dividend reinvestment and stock option and stock purchase plans of the Company and its subsidiaries and other than the Growth PRIDES or Income PRIDES to be created or recreated upon substitution of Pledged Securities, or shares of Common Stock issuable upon early settlement of the Income PRIDES or Growth PRIDES or upon exercise of stock options.

     Prior to this offering, there has been no public market for the Income PRIDES, Growth PRIDES and the Capital Securities. The public offering price for the Income PRIDES, Growth PRIDES and the Capital Securities was determined in negotiations between the Company, the Trust and the Underwriter. In determining the terms of the Income PRIDES, Growth PRIDES and the Capital Securities including the public offering price, the Company, the Trust and the Underwriter considered the market price of the Common Stock and also considered the Company's recent results of operations, the future prospects of the Company and the industry in general, market prices and terms of, and yields on, securities of other companies considered to be comparable to the Company and prevailing conditions in the securities markets. Application will be made to list the Income PRIDES and Growth PRIDES on the NYSE. If Capital Securities are separately traded to a sufficient extent that the applicable exchange listing requirements are met, the Company will endeavor to cause such securities to be listed on such exchange on which the Income PRIDES and the Growth PRIDES are then listed, including, if applicable, the NYSE. There can be no assurance that an active trading market will develop for the Income PRIDES, the Growth PRIDES or the Capital Securities or that the Income PRIDES, Growth PRIDES or Capital

Securities will trade in the public market subsequent to the offering at or above the initial public offering price.

     The Company and the Trust have agreed to indemnify the Underwriter against, or to contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     This Prospectus Supplement, as amended or stickered, may be used by the Remarketing Agent for remarketing the Capital Securities at such time as is necessary.

     In the ordinary course of their respective businesses, the Underwriter and its affiliates have performed, and may in the future perform, investment banking and/or commercial banking services for the Company.

                              LEGAL OPINIONS

     The validity of the Purchase Contracts, the Debentures and Guarantee will be passed upon for the Company and the Trust by Simpson, Thacher & Bartlett, New York, New York. Certain matters of Delaware law with respect to the validity of the Capital Securities offered hereby will be passed upon for the Company and the Trust by Richards, Layton & Finger P.A., special Delaware counsel to the Company and the Trust. The validity of the Common Stock will be passed upon by Patricia Nachtigal, Vice President and General Counsel of the Company. As of February 27, 1998, Ms. Nachtigal owned 26,735 shares of Common Stock and had options to purchase an additional 162,000 shares. The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof, the Debentures and the Capital Securities, will be passed upon for the Underwriter by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                 INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

1940 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Applicable Market Value . . . . . . . . . . . . . . . . . . . . . .  S-13
Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
Beneficial Owner  . . . . . . . . . . . . . . . . . . . . . . . . .  S-55
Capital Securities  . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Change in 1940 Act Law  . . . . . . . . . . . . . . . . . . . . . .  S-51
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Common Securities . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Compound Interest . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Contract Adjustment Payments  . . . . . . . . . . . . . . . . . . . . S-2
Custodial Agent . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Debt Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Declaration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Declaration Events of Default . . . . . . . . . . . . . . . . . . .  S-52
Deferred Contract Adjustment Payments . . . . . . . . . . . . . . .  S-10
Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Direct Action . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Direct Participants . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Disposition . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-68
Early Settlement  . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Extension Periods . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Failed Remarketing  . . . . . . . . . . . . . . . . . . . . . . . . . S-3
FELINE PRIDES . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
FELINE PRIDES Certificate . . . . . . . . . . . . . . . . . . . . .  S-39
Global Security . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
Global Security Certificates. . . . . . . . . . . . . . . . . . . .  S-44
Growth PRIDES . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Guarantee Payments  . . . . . . . . . . . . . . . . . . . . . . . .  S-58
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Indenture Event of Default  . . . . . . . . . . . . . . . . . . . .  S-52
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . .  S-44
Ingersoll-Rand Company  . . . . . . . . . . . . . . . . . . . . . . . S-1
Ingersoll-Rand Trustees . . . . . . . . . . . . . . . . . . . . . . . S-6
Institutional Trustee . . . . . . . . . . . . . . . . . . . . . . .  S-31
Interest Payment Date . . . . . . . . . . . . . . . . . . . . . . .  S-60
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Pledged Securities  . . . . . . . . . . . . . . . . . . . . . . . .  S-24
Preference Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Primary Treasury Dealer . . . . . . . . . . . . . . . . . . . . . .  S-62
Property Account  . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Purchase Contract . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Purchase Contract Agent . . . . . . . . . . . . . . . . . . . . . . . S-8
Purchase Contract Agreement . . . . . . . . . . . . . . . . . . . . . S-8
Purchase Contract Settlement Date . . . . . . . . . . . . . . . . . . S-2
Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . S-4

Reference Price . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Regular Trustees  . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Remarketing Agent . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Remarketing Agreement . . . . . . . . . . . . . . . . . . . . . . .  S-11
Remarketing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Remarketing Underwriting Agreement  . . . . . . . . . . . . . . . .  S-11
Reset Announcement Date . . . . . . . . . . . . . . . . . . . . . .  S-50
Reset Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Reset Spread  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Settlement Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Short-term U.S. Treasury Security . . . . . . . . . . . . . . . . .  S-71
Sponsor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Stated Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Successor Securities  . . . . . . . . . . . . . . . . . . . . . . .  S-54
Super-Majority  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-67
Tax Event Redemption  . . . . . . . . . . . . . . . . . . . . . . . . S-4
Tax Event Redemption Date . . . . . . . . . . . . . . . . . . . . .  S-61
Threshold Appreciation Price  . . . . . . . . . . . . . . . . . . . . S-2
Treasury Securities . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Trust Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-72
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . .  S-72

                   [THIS PAGE LEFT INTENTIONALLY BLANK]

                Subject to Completion, Dated March 9, 1998

PROSPECTUS
                               $600,000,000
                          INGERSOLL-RAND COMPANY
                        Stock Purchase Contracts,
                   Stock Purchase Units and Debentures

                              INGERSOLL-RAND
                               FINANCING I
                            Capital Securities
                    Guaranteed as Set Forth Herein By

                          INGERSOLL-RAND COMPANY

     Ingersoll-Rand Company (the "Company") may from time to time offer together or separately (i) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase shares of common stock, $2 par value per share ("Common Stock"), of the Company, (ii) Stock Purchase Units, each representing ownership of a Stock Purchase Contract and Capital Securities (as defined below) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts ("Stock Purchase Units"), and (iii) its subordinated debentures (the "Debentures"). Ingersoll-Rand Financing I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), may offer capital securities ("Capital Securities"), representing undivided beneficial ownership interests in the assets of the Trust. The Stock Purchase Contracts, Stock Purchase Units, Debentures and Capital Securities are collectively called the "Securities."

     The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to U.S.$600,000,000 aggregate public offering price (or, in the case of Debentures, its equivalent (based on the applicable exchange rate at the time of issue) if issued with principal amounts denominated in one or more foreign currencies, or such greater amount if issued at an original issue discount, as shall result in aggregate proceeds of U.S.$600,000,000). Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, (i) in the case of Stock Purchase Contracts, the number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof, (ii) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Capital Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof, (iii) in the case of Debentures, the specific designation, aggregate principal amount, denominations, maturity, interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period (as defined below) or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and
(iv) in the case of Capital Securities, the specific title, aggregate amount, stated liquidation preference, number of securities, the rate of payment of periodic cash distributions ("Distributions") or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, initial offering or purchase price, methods of distribution and any other special terms. If so specified in the applicable Prospectus Supplement, the Securities offered thereby may be issued in whole or in part in the form of one or more temporary or permanent global securities ("Global Securities").

     The Debentures will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all of the Company's other senior unsecured obligations. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on any series of Debentures by extending the interest payment period thereon at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the maturity of the Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Debentures--Option to Defer Interest Payments."

     The Company will be the owner of the common securities (the "Common Securities," and, together with the Capital Securities, the "Trust Securities") of the Trust. The payment of Distributions with respect to the Capital Securities and payments on liquidation or redemption with respect to the Capital Securities, in each case out of funds held by the Trust, will be irrevocably guaranteed by the Company to the extent described herein (the "Guarantee"). Certain payments in respect of the Common Securities may also be guaranteed by the Company. See "Description of the Guarantee." The obligations of the Company under the Guarantee will be senior unsecured obligations of the Company and will rank pari passu with all of the Company's other senior unsecured obligations. Concurrently with the issuance by the Trust of the Capital Securities, the Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in the Debentures, which will have terms corresponding to the terms of the Capital Securities. The Debentures will be the sole assets of the Trust, and payments under the Debentures and those made by the Company in respect of fees and expenses incurred by the Trust will be the only revenue of the Trust. Upon the occurrence of certain events as are described herein and in the accompanying Prospectus Supplement, the Company may redeem the Debentures and cause the redemption of the Trust Securities. In addition, if provided in the applicable Prospectus Supplement, the Company may dissolve the Trust at any time and, after satisfaction of the liabilities to creditors of the Trust as provided by applicable law, cause the Debentures to be distributed to the holders of the Capital Securities in liquidation of their interest in the Trust. See "Description of Capital Securities-- Redemption--Distribution of Debentures" and "--Liquidation Distribution Upon Dissolution."

     Holders of the Capital Securities will be entitled to receive cumulative cash Distributions accruing from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on the Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the maturity of the Debentures). If interest payments are so deferred, Distributions on the Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities that rank pari passu with or junior to the Debentures. During an Extension Period, Distributions will continue to accumulate (and the Capital Securities will accumulate additional Distributions thereon at the rate per annum if and as specified in the related Prospectus Supplement). See "Description of Capital Securities--Distributions."

     Taken together, the Company's obligations under the Debentures, the Indenture (as defined herein), the Declaration (as defined herein) and the Guarantee, in the aggregate, have the effect of providing a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. See "Relationship Among the Capital Securities, the Debentures and the Guarantee."

     The Common Stock is listed on the New York Stock Exchange, the London Stock Exchange and the Amsterdam Stock Exchange under the trading symbol "IR." The Prospectus Supplement will state whether any Securities offered thereby will be listed on any national securities exchange. If such Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for any such Securities.

                        _________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
             THIS PROSPECTUS. ANY REPRESENTATION TO THE
                   CONTRARY IS A CRIMINAL OFFENSE.

     The Company may sell the Securities to or through underwriters, through dealers or agents, directly to purchasers or through a combination of such methods. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents, if any, involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.
                        _________________________


    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES
              UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                        _________________________


              THE DATE OF THIS PROSPECTUS IS MARCH   , 1998.

No dealer, salesperson or other person has been authorized to give any information or make any representations, other than those contained or incorporated by reference in this Prospectus and the applicable Prospectus Supplement, and if given or made such information or representations must not be relied upon as having been authorized by the Company or the Trust or any agent, underwriter or dealer. This Prospectus and the applicable Prospectus Supplement do not constitute an offer of any securities other than those to which they relate, or an offer to sell or a solicitation of an offer to buy those to which they relate in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus and/or the applicable Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.

                          AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the world wide web at http:www.sec.gov that contains reports, proxy and information statements and other information filed electronically by the Company. In addition, such reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, upon which the Common Stock is traded.

     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus and any accompanying Prospectus Supplement do not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the Trust and the Securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus and any Prospectus Supplement concerning the contents of any documents referred to herein are not necessarily complete, and in each instance reference is hereby made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding as trust assets the Debentures and the issuance of the Trust Securities. See "The Trust," "Description of Debentures," "Description of Capital Securities" and "Description of the Guarantee."

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, the Company's Current Reports on Form 8-K dated October 31, 1997 and March 9, 1998 are incorporated herein by reference and made a part of this Prospectus, and all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus but prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any such amendment or supplement.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Ingersoll-Rand Company, P.O. Box 8738, Woodcliff Lake, New Jersey 07675,
Attention: R.G. Heller, Secretary (telephone 201-573-0123).

                               THE COMPANY

     Ingersoll-Rand was organized in 1905 under the laws of the State of New Jersey as a consolidation of Ingersoll-Sergeant Drill Company and the Rand Drill Company, whose businesses were established in the early 1870s. Over the years, the Company has supplemented its original business, which consisted primarily of the manufacture and sale of rock drilling equipment, with additional products which have been developed internally or obtained through acquisition.

     Ingersoll-Rand manufactures and sells primarily nonelectrical machinery and equipment. Principal products include the following:

Agricultural sprayers                     Architectural hardware trim
Air balancers                             Asphalt compactors
Air compressors & accessories             Asphalt pavers
Air dryers                                Automated production systems
Air logic controls                        Automotive components
Air motors                                Ball bearings
Air and electric tools                    Blasthole drills

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Blowers                                   Paving equipment
Centrifugal pumps                         Pneumatic breakers
Compact hydraulic excavators              Pneumatic cylinders
Construction equipment                    Pneumatic valves
Diaphragm pumps                           Portable compressors
Directional drills                        Portable generators
Door closers                              Portable light towers
Door control hardware                     Reciprocating pumps
Door locks, latches & locksets            Road-building machinery
Doors and door frames (steel)             Rock drills
Drilling equipment and accessories        Rock stabilizers
Electrical security systems               Roller bearings
Engineered pumps                          Rotary drills
Engine-starting systems                   Rotary pumps
Exit devices                              Rough-terrain forklifts
Extrusion pump systems                    Skid-steer loaders
Fastener-tightening systems               Soil compactors
Fluid-handling equipment                  Spray-coating systems
Foundation drills                         Submersible pumps
Golf cars                                 Transport temperature control systems
Hoists                                    Utility vehicles
Hydraulic breakers                        Vacuum pumps
Lubrication equipment                     Vertical turbine pumps
Material handling equipment               Waterjet-cutting systems
Mining equipment                          Water-well drills
Multistage pumps                          Winches
Needle roller bearings

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     These products are sold primarily under the Company's name and also under other names including ABG, Aro, Beebe, Blaw-Knox, Bobcat, Carryall, Centac, Charles Maire, Club Car, Crawlair, Cyclone, Ecoair, Elite, Dixie-Pacific Fafnir, Falcon, Glynn-Johnson, Ingersoll-Dresser Pumps, Jeumont-Schneider Pumps, Kilian, Klemm, LCN, McCartney, Melroe, Montabert, NREC, Newman Tonks, Normbau, Pacific, Phoenix, Pleuger, Promaxx, Samiia, Schlage, Sensor I, Sierra, Spra-Coupe, Steelcraft, Tensor I, Thermo King, Torrington, Von Duprin, Worthington and Zimmerman.

     The Company employs approximately 47,000 people. It has over 100 manufacturing plants throughout the world.

     During the last three years, the Company has been involved in an aggressive acquisition and divestment program. The larger acquisitions included the following:

     -- the May 1995 acquisition of Clark Equipment Company for approximately $1.5 billion.

     -- the April 1997 acquisition of Newman Tonks Group PLC ("Newman Tonks") for approximately $370 million. Newman Tonks is based in the United Kingdom and is a leading manufacturer, specifier and supplier of a wide range of branded architectural products in the building industry.

     -- the October 1997 acquisition of Thermo King for approximately $2.56 billion. Thermo King designs, manufactures and distributes transport temperature control systems and service parts for a variety of mobile applications, including trailers, truck bodies, sea-going containers, buses and light rail cars.

     The larger divestitures included:

     -- the February 1997 sale of the Company's Clark-Hurth Group to Dana Corporation for approximately $260 million.

     -- the March 1996 sale of the Company's Pulp Machinery Division for approximately $122 million to Beloit Corporation, a subsidiary of Harnischfeger Industries, Inc.

     -- the December 1996 sale of the remainder of the Process Systems Group for approximately $58 million to Gencor Industries, Inc.

     The Company's principal executive offices are at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 (telephone 201-573-0123).

                                THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) a trust agreement, dated as of August 18, 1997, executed by the Company, as depositor (the "Sponsor"), and certain of the trustees of the Trust (the "Ingersoll-Rand Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on August 18, 1997. Such trust agreement will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as

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amended (the "Trust Indenture Act"). The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in its assets, (ii) investing the proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary or incidental thereto. Unless otherwise specified in the applicable Prospectus Supplement, the Trust has a term of approximately seven years, but may dissolve earlier as provided in the Declaration.

     Pursuant to the Declaration, the number of Ingersoll-Rand Trustees initially is five. Three of the Ingersoll-Rand Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with the Company. Pursuant to the Declaration, the fourth trustee will be a financial institution that is unaffiliated with the Company, which trustee serves as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). For the purpose of compliance with the provisions of the Trust Indenture Act, the Institutional Trustee will also act as trustee (the "Guarantee Trustee") under the Guarantee and an affiliate of the Guarantee Trustee will act as the trustee in the State of Delaware (the "Delaware Trustee") for the purposes of the Trust Act (as defined herein), until removed or replaced by the holder of the Common Securities. See "Description of the Guarantee" and "Description of Capital Securities--Voting Rights; Amendment of Declaration."

     The Institutional Trustee will hold title to the Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Ingersoll-Rand Trustee and to increase or decrease the number of Ingersoll-Rand Trustees; provided, that the number of Ingersoll-Rand Trustees shall be at least three, a majority of which shall be Regular Trustees. The Company will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Guarantee--Expenses of the Trust."

     The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of Capital Securities."

     The principal place of business of the Trust is c/o Ingersoll-Rand Company, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675 and its telephone number is (201) 573-0123.

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                             USE OF PROCEEDS

     The Company intends to apply the net proceeds from the sale of the Securities (including Debentures issued to the Trust in connection with the investment by the Trust of all of the proceeds from the sale of the Capital Securities) to which this Prospectus relates to its general funds to be used for capital expenditures, acquisitions and other general corporate purposes. Funds not required immediately for such purposes may be invested in short-term obligations or used to reduce the future level of the Company's commercial paper obligations.

                        DESCRIPTION OF DEBENTURES

     The Debentures are to be issued in one or more series under an Indenture, as supplemented or amended from time to time (as so supplemented or amended, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Debt Trustee"). This summary of certain terms and provisions of the Debentures and the Indenture is not necessarily complete, and reference is hereby made to the copy of the form of the Indenture which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to in this Section or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.


General

     Unless otherwise specified in the applicable Prospectus Supplement, each series of Debentures will be issued as senior unsecured debt under the Indenture and will rank pari passu in right of payment with all of the Company's other senior unsecured obligations. See "--Subordination." Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Securities.

     The Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debentures: (i) the title of the Debentures; (ii) any limit upon the aggregate principal amount of the Debentures; (iii) the date or dates on which the principal of the Debentures is payable or the method of determination thereof; (iv) the rate or rates, if any, at which the Debentures shall bear interest (including reset rates, if any, and the method by which any such rate will be determined), the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (v) the place or places where, subject to the terms of the Indenture as described below under "-- Payment and Paying Agents," the principal of and premium, if any, and interest, if any, on the Debentures will be payable and where, subject to the terms of the Indenture as described below under "-- Denominations, Registration and Transfer," the Debentures may be presented for

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registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Debentures and the Indenture may be made ("Place of Payment"); (vi) any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which Debentures may be redeemed, in whole or in part, at the option of the Company or a holder thereof; (vii) the obligation or the right, if any, of the Company or a holder thereof to redeem, purchase or repay the Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (viii) the denominations in which any Debentures shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (ix) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Debentures shall be payable, or in which the Debentures shall be denominated; (x) any additions, modifications or deletions in the Events of Default or covenants of the Company specified in the Indenture with respect to the Debentures; (xi) if other than the principal amount thereof, the portion of the principal amount of Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (xii) any additions or changes to the Indenture with respect to a series of Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (xiii) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Debentures and the manner in which such amounts will be determined; (xiv) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Debentures of such series and exchange of such temporary Global Security for definitive Debentures of such series; (xv) subject to the terms described under "-- Global Debentures," whether the Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities, which depositary shall be a clearing agency registered under the Exchange Act; (xvi) the appointment of any paying agent or agents;
(xvii) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange Debentures into Capital Securities or other securities; (xviii) the relative degree, if any, to which such Debentures of the series shall be senior to or be subordinated to other series of such Debentures or other indebtedness of the Company in right of payment, whether such other series of Debentures or other indebtedness are outstanding or not; and (xix) any other terms of the Debentures not inconsistent with the provisions of the Indenture.

     Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain material U.S. federal income tax consequences and special considerations applicable to any such Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debentures is payable in one or more foreign currencies or currency units or if any Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain material U.S. federal income tax considerations, specific terms and other information with respect to such issue of Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debentures, certain material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

Denominations, Registration and Transfer

     Unless otherwise specified in the applicable Prospectus Supplement, the Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Debentures of any series will be exchangeable for other Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.

     Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Debt Trustee as Securities Registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Company with respect to any series of Debentures, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debentures.

     In the event of any redemption, neither the Company nor the Debt Trustee shall be required to (i) issue, register the transfer of or exchange Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Debentures so selected for redemption, except, in the case of any Debentures being redeemed in part, any portion thereof not to be redeemed.


Global Debentures

     Unless otherwise specified in the applicable Prospectus Supplement, the Debentures of a series may be issued in whole or in part in the form of one or more Global Debentures that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series. Global Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debentures represented thereby, a Global Debenture may not be transferred except as a whole by the depositary for such Global Debenture to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debentures will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Debenture, and the deposit of such Global Debenture with or on behalf of the applicable depositary, the depositary for such Global Debenture or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual Debentures represented by such Global Debenture to the accounts of persons that have accounts with such depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debentures or by the Company if such Debentures are offered and sold directly by the Company. Ownership of beneficial interests in a Global Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Debenture.

     So long as the depositary for a Global Debenture, or its nominee, is the registered owner of such Global Debenture, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debentures represented by such Global Debenture for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Debenture will not be entitled to have any of the individual Debentures of the series represented by such Global Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Debentures represented by a Global Debenture registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of the Global Debenture representing such Debentures. None of the Company, the Debt Trustee, any paying agent, or the Securities Registrar for such Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Global Debenture for such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the depositary for a series of Debentures or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Debenture representing any of such Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debenture for such Debentures as

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shown on the records of such depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if the depositary for a series of Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debentures of such series in exchange for the Global Debenture representing such series of Debentures. In addition, unless otherwise specified in the applicable Prospectus Supplement, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debentures, determine not to have any Debentures of such series represented by one or more Global Debentures and, in such event, will issue individual Debentures of such series in exchange for such Global Debentures. Further, if the Company so specifies with respect to the Debentures of a series, an owner of a beneficial interest in a Global Debenture representing Debentures of such series may, on terms acceptable to the Company, the Debt Trustee and the depositary for such Global Debenture, receive individual Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debentures. In any such instance, an owner of a beneficial interest in a Global Debenture will be entitled to physical delivery of individual Debentures of the series represented by such Global Debenture equal in principal amount to such beneficial interest and to have such Debentures registered in its name. Individual Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof. The applicable Prospectus Supplement may specify other circumstances under which individual Debentures may be issued in exchange for the Global Debenture representing any Debentures.

Payment and Paying Agents

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Debentures will be made at the office of the Debt Trustee or at the office of such paying agent or paying agents as the Company may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Debentures, by check mailed to the address of the person or entity entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the person or entity entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Debentures will be made to the person or entity in whose name such Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Company will at all times be required to maintain a paying agent in each Place of Payment for each series of Debentures.

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     Any moneys deposited with the Debt Trustee or any paying agent, or held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company or released from such trust, as applicable, and the holder of such Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Redemption

     Unless otherwise indicated in the applicable Prospectus Supplement, Debentures will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company may, at its option, redeem the Debentures of any series in whole at any time or in part from time to time, at the redemption price set forth in the applicable Prospectus Supplement plus accrued and unpaid interest to the date fixed for redemption, and Debentures in denominations larger than $50 may be redeemed in part but only in integral multiples of $50. If the Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions.

     Except as otherwise specified in the applicable Prospectus Supplement, if a Special Event (as defined in "Description of Capital Securities--Redemption--Special Event Redemption" below or in the applicable Prospectus Supplement) in respect of the Trust shall occur and be continuing, the Company may, at its option, redeem such series of Debentures, in whole (but not in part), at a redemption price equal to the amount described in the applicable Prospectus Supplement. See "Description of Capital Securities--Redemption--Special Event Redemption."

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at such holder's registered address. Unless the Company defaults in the payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Debentures or portions thereof called for redemption.


Option to Defer Interest Payments

     If provided in the applicable Prospectus Supplement, the Company shall have the right at any time and from time to time during the term of any series of Debentures to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of the Debentures. Certain material U.S. federal income tax consequences and special considerations applicable to any such Debentures will be described in the applicable Prospectus Supplement.

     At the end of such Extension Period, the Company shall pay all interest then accrued and unpaid together with interest thereon compounded semiannually at the rate specified for the Debentures to the

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extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not extend beyond the maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. If the Institutional Trustee shall be the sole holder of the Debentures, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Capital Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Capital Securities of the record or payment date of such distribution. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Capital Securities. If the Institutional Trustee shall not be the sole holder of the Debentures, the Company shall give the holders of the Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Debentures of the record or payment date of such related interest payment.

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Modification of Indenture

     From time to time, the Indenture may be modified by the Company and the Debt Trustee without the consent of any holders of the Debentures with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Indenture, (ii) to qualify, or maintain the qualification of, the Indenture under the Trust Indenture Act and (iii) to make any change that does not materially adversely affect the interests of any holder of Debentures. In addition, under the Indenture, certain rights and obligations of the Company and the rights of holders of the Debentures may be modified by the Company and the Debt Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debentures; but no extension of the maturity of Debentures, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any holder of Debentures, other modification in the terms of payment of the principal of, or interest on, the Debentures, or reduction of the percentage required for modification, will be effective against any holder of any outstanding Debentures without the holder's consent.

     In addition, the Company and the Debt Trustee may execute, without the consent of any holder of Debentures, any supplemental Indenture for the purpose of creating any new series of Debentures.

Indenture Events of Default

     The Indenture provides that any one or more of the following described events with respect to a series of Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to such series of Debentures:

            (i) failure for 30 days to pay any interest on such series of the Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

           (ii) failure to pay any principal or premium, if any, on such series of Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice has been given to the Company from the Debt Trustee or the holders of at least 25% in principal amount of such series of outstanding Debentures; or

           (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in outstanding principal amount of such series of Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee. The Debt Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Debentures may declare the principal due and payable immediately upon an Indenture Event of Default. The holders of a majority in aggregate outstanding principal amount of such series of Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee.

     The holders of a majority in outstanding principal amount of the Debentures affected thereby may, on behalf of the holders of all the Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture.

     In case an Indenture Event of Default shall occur and be continuing as to a series of Debentures, all of which are held by the Trust, the Institutional Trustee will have the right to declare the principal of and the interest on such Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Debentures.


Enforcement of Certain Rights by Holders of Capital Securities

     If an Indenture Event of Default with respect to the Debentures has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, a holder of the Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed, the Trust may become subject to the reporting obligations under the Exchange Act. Unless otherwise specified in the applicable Prospectus Supplement, the Company shall have the right under the Indenture to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Debentures unless there shall have been an Event of Default under the Declaration. See "Description of Capital Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

     The Indenture provides that the Company shall not consolidate with or merge into any other person or entity or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety to any person or entity unless (i) either the Company is the continuing corporation, or any successor or purchaser is a corporation, partnership, or trust or other entity organized under the laws of the United States of America, any State thereof or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations on the Debentures under a supplemental indenture; and (ii) immediately after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing.

     The general provisions of the Indenture do not afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debentures.

Satisfaction and Discharge; Defeasance

     The Indenture provides that when, among other things, all Debentures not previously delivered to the Debt Trustee for cancellation
(i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debt Trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the Debentures are payable sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the Debt Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture. The Company will also have the right to decease the Debentures if and to the extent indicated in the applicable Prospectus Supplement.

Conversion or Exchange

     If and to the extent indicated in the applicable Prospectus Supplement, the Debentures of any series may be convertible or exchangeable into Capital Securities or other securities. The specific terms on which Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Capital Securities or other securities to be received by the holders of Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

Governing Law

     The Indenture and the Debentures will be governed by and construed in accordance with the laws of the State of New York.

Miscellaneous

     The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Ingersoll-Rand Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Capital
Securities.

Information Concerning the Debt Trustee

     The Debt Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debt Trustee is

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under no obligation to exercise any of the powers vested in it by the
Indenture at the request of any holder of Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Company maintains trust and other business relationships in the ordinary course of business with The Bank of New York.

                    DESCRIPTION OF CAPITAL SECURITIES

     Pursuant to the terms of the Declaration, the Ingersoll-Rand Trustees on behalf of the Trust will issue the Capital Securities and the Common Securities. The Capital Securities will represent undivided beneficial ownership interests in the assets of the Trust. This summary of certain provisions of the Capital Securities and the Declaration is not necessarily complete, and reference is hereby made to the copy of the Declaration, including the definitions therein of certain terms, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Wherever particular defined terms of the Declaration are referred to in this Section or in a Prospectus Supplement, such defined terms are incorporated herein by reference. The form of Declaration has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

General

     The Capital Securities of the Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of the Trust except as described under "--Subordination of Common Securities." Legal title to the Debentures will be held by the Institutional Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee Agreement executed by the Company for the benefit of the holders of the Trust's Capital Securities (the "Guarantee") will not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Capital Securities when the Trust does not have funds on hand available to make such payments. See "Description of the Guarantee."

Distributions

     The Trust's Capital Securities represent undivided beneficial ownership interests in the assets of the Trust, and the Distributions on each Capital Security will be payable at a rate specified in the Prospectus Supplement for the Capital Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions that are in arrears will accumulate additional Distributions thereon at the rate per annum if and as specified in the applicable Prospectus Supplement ("Additional Amounts"). The term "Distributions" as used herein includes any Additional Amounts unless otherwise stated.

     Distributions on the Capital Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Institutional Trustee or the Debt Trustee is closed for business.

     If provided in the applicable Prospectus Supplement, the Company has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period thereon from time to time for a period or periods that will be specified in the applicable Prospectus Supplement. Such extension right, if exercised, would result in the deferral of Distributions on the Capital Securities (though such Distributions would continue to accumulate additional Distribution thereon at the rate per annum if and as specified in the applicable Prospectus Supplement) during any such extended interest payment period. Such right to extend the interest payment period for the Debentures is limited to a period not extending beyond the stated Maturity of the Debentures. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock other than (i) purchases or acquisitions of capital stock (of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result or a reclassification of the Company's capital stock or the exchange or conversion of one class or a series of the Company's capital stock for another class or a series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank junior to the Debentures, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not extend beyond the stated Maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the Debentures--Option to Defer Interest Payments." If Distributions are deferred, the deferred Distributions and accumulated additional Distributions thereon shall be paid to holders of record of the Capital Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

     It is anticipated that the revenue of the Trust available for distribution to holders of its Capital Securities will be limited to payments under the Debentures in which the Trust will invest the proceeds from the issuance and sale of the Capital Securities and the Common Securities. See "Description of Debentures--Debentures." If the Company does not make interest payments on such Debentures, the Institutional Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of the Guarantee."

     Distributions on the Capital Securities will be payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which, as long as the Capital Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the Declaration, unless otherwise specified in the applicable Prospectus Supplement, each such payment will be made as described under "Book-Entry Issuance." In the event any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be the date, at least 15 days prior to the relevant Distribution Date, that is specified in the applicable Prospectus Supplement.

Redemption

     Mandatory Redemption

     Unless otherwise specified in the applicable Prospectus Supplement, upon any repayment or redemption, in whole or in part, of any Debentures that are held by the Trust unless otherwise specified in the applicable Prospectus Supplement, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Institutional Trustee to redeem a Like Amount (as defined below) of the related Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate liquidation amount of such Trust Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Debentures. See "Description of Debentures--Optional Redemption." If less than all of any series of Debentures that are held by the Trust are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any Debentures held by the Trust shall be allocated pro rata to the Capital Securities and the Common Securities.

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     Distribution of Debentures

     Unless otherwise specified in the applicable Prospectus Supplement, the Company will have the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, to cause the Debentures in respect of the Trust Securities issued by the Trust to be distributed to the holders of the Trust Securities in liquidation of the Trust.

     After the liquidation date fixed for any distribution of Debentures held by the Trust, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) the depositary (if any) for the Capital Securities, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing such Capital Securities not held by or on behalf of such depositary will be deemed to represent the Debentures having a principal amount equal to the liquidation amount of the Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Capital Securities, until such certificates are presented to the Regular Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Capital Securities or the Debentures that may be distributed in exchange for Capital Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Debentures that the investor may receive on dissolution or liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

     Special Event Redemption

     If a Tax Event or an Investment Company Event (each as defined in the applicable Prospectus Supplement, a "Special Event") shall occur and be continuing, unless otherwise specified in the applicable Prospectus Supplement, the Company will have the right to redeem the Debentures in whole (but not in part) and therefore cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event.

     If provided in the applicable Prospectus Supplement, the Company shall have the right to extend or shorten the maturity of any series of Debentures held by the Trust at the time that the Company exercises its right to elect to dissolve the Trust and, after satisfaction of the liability to creditors of the Trust as provided by applicable law, cause such Debentures to be distributed to the holders of the Capital Securities and Common Securities of the Trust in liquidation of the Trust, provided that it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.

          "Like Amount" means (i) with respect to a redemption of any Trust Securities, Trust Securities having a liquidation amount equal to that portion of the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative liquidation amounts of such classes of Trust Securities, and the proceeds of which will be used to pay the Redemption Price of such Trust

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Securities, and (ii) with respect to a distribution of Debentures to holders of any Trust Securities in connection with a dissolution or liquidation of Trust, Debentures having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom such Debentures are distributed.

Redemption Procedures

     Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Debentures. Redemptions of Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Capital Securities, then, on the Redemption Date, to the extent funds are available, the Institutional Trustee will deposit irrevocably with the Depositary for the Capital Securities (if such Capital Securities are issued in the form of one or more Global Capital Securities) funds sufficient to pay the applicable Redemption Price and will give such Depositary irrevocable instructions and authority to pay the Redemption Price to the beneficial owners of the Capital Securities. See "-- Global Capital Securities" and "Book-Entry Issuance." If the Capital Securities are not issued in the form of one or more Global Capital Securities, the Trust, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for the Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities so called for redemption will cease, except the right of the holders of the Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of the Guarantee", Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust for the Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, U.S. federal securities law), the Company or its subsidiaries may at any time

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and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     If less than all of the Capital Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate liquidation amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata among the Capital Securities and Common Securities of such Trust based on the relative liquidation amounts of such classes of Trust Securities. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Institutional Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Institutional Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the liquidation amount of Capital Securities of a denomination larger than $25. The Institutional Trustee shall promptly notify the registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each Declaration, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Capital Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Capital Securities to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Debentures, on and after the Redemption Date interest will cease to accrue on the Debentures or portions thereof (and Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

Subordination of Common Securities

     Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust's Capital Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any of the Trust's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all of the Trust's outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Trust's outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Institutional Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price of, the Trust's Capital Securities then due and payable.

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     In the case of any Event of Default under the Declaration resulting from an Indenture Event of Default, the Company as holder of the Trust's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Declaration have been so cured, waived or otherwise eliminated, the Institutional Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Trust's Common Securities, and only the holders of the Capital Securities will have the right to direct the Institutional Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

     Unless otherwise specified in the applicable Prospectus Supplement, pursuant to the Declaration, the Trust shall dissolve (i) on , 2004, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company, after receipt by the Institutional Trustee of written direction from the Company to dissolve the Trust or after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to dissolve the Trust, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Debentures, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or the Trust, or (vi) upon the redemption of all the Trust Securities.

     If an early dissolution occurs as described in clause (ii), (iii) or (v) above, the Trust shall be liquidated by the Ingersoll-Rand Trustees as expeditiously as the Ingersoll-Rand Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the applicable Trust Securities a Like Amount of the Debentures that are then held by the Trust, unless such distribution is determined by the Institutional Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the liquidation amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. If specified in the applicable Prospectus Supplement, a supplemental Indenture may provide that if an early dissolution occurs as described in clause (v) above, the Debentures that are then held by the Trust may be subject to optional redemption in whole (but not in part).

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Events of Default; Notice

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") with respect to the Capital Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) the occurrence of an Indenture Event of Default under the Indenture (see "Description of Debentures--Indenture Events of Default"); or

           (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Trust in the Payment of any Redemption Price of any Trust Security when it becomes due and payable; or

           (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Ingersoll-Rand Trustees in the Declaration (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after written notice has been given to the defaulting Ingersoll-Rand Trustee or Trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding Capital Securities, which notice shall specify such default or breach and require it to be remedied and shall state that such notice is a "Notice of Default" under the Declaration; or

            (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Institutional Trustee and the failure by the Company to appoint a successor Institutional Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Institutional Trustee, the Institutional Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Regular Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Regular Trustees are required to file annually with the Institutional Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If an Indenture Event of Default has occurred and is continuing, the Capital Securities of the Trust shall have a preference over the Common Securities of the Trust upon dissolution of the Trust as described above. See "-- Liquidation Distribution Upon Dissolution." The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

Removal of Ingersoll-Rand Trustees

          Unless an Indenture Event of Default shall have occurred and be continuing, any Ingersoll-Rand Trustee may be removed at any time by

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the holder of the Common Securities. If an Indenture Event of Default
with respect to any series of Debentures has occurred and is continuing, the Institutional Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding Capital Securities of the Trust. In no event will the holders of the Capital Securities of the Trust have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities of the Trust. No resignation or removal of an Ingersoll-Rand Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

Co-Trustees and Separate Institutional Trustee

     Unless an Event of Default with respect to the Capital Securities of the Trust shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Company, as the holder of the Common Securities of the Trust, and the Regular Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Institutional Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Declaration. In case an Indenture Event of Default has occurred and is continuing, the Institutional Trustee alone shall have power to make such appointment.


Merger or Consolidation of Trust Trustees

     Any entity into which the Institutional Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such entity shall be otherwise qualified and eligible.


Mergers, Consolidations or Amalgamations

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below or as described in "Liquidation Distribution Upon Dissolution". The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) if the Trust is not the survivor, such successor entity either (x) assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise,
(ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Debentures, (iii) the Capital Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Capital Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Declaration

     Except as provided below and under "Description of the Guarantee-- Modification of the Guarantee; Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture with respect to the Debentures, (ii) waive any past Indenture Event of Default that is waivable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Capital Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Capital Securities of any notice of default received from the Debt Trustee with respect to the Debentures. Such notice shall state that such Indenture Event of Default also constitutes an Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clause (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as a holder of the Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Debentures outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax, the Trust will not be classified as other than a grantor trust.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Event of Default.

     Any required approval or direction of holders of Capital Securities may be given at a separate meeting of holders of Capital Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel Capital Securities or distribute Debentures in accordance with the Declaration.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

     The procedures by which holders of Capital Securities may exercise their voting rights are described below. See "Book-Entry Issuance" below.

Global Capital Securities

     The Capital Securities of the Trust may be issued in whole or in part in the form of one or more Global Capital Securities that will be deposited with, or on behalf of, the depositary identified in the Prospectus Supplement relating to the Capital Securities. Unless otherwise indicated in the applicable Prospectus Supplement for the Capital Securities, the depositary will be The Depository Trust Company ("DTC"). Global Capital Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Capital Securities represented thereby, a Global Capital Security may not be transferred except as a whole by the depositary for such Global Capital Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee to a successor depositary or any nominee of such successor.

     While the specific terms of the depositary arrangement with respect to the Capital Securities of the Trust (if other than as described under "Book-Entry Issuance") will be described in the Prospectus Supplement relating to the Capital Securities, the Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Capital Security, and the deposit of such Global Capital Security with or on behalf of the applicable depositary, the depositary for such Global Capital Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual Capital Securities represented by such Global Capital Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Capital Securities or by the Company if such Capital Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Capital Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Capital Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Capital Security.

     So long as the depositary for a Global Capital Security, or its nominee, is the registered owner of such Global Capital Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by such Global Capital Security for all purposes under the Declaration. Except as provided below, owners of beneficial interests in a Global Capital Security will not be entitled to have any of the individual Capital Securities represented by such Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of any such Capital Securities in definitive form and will not be considered the owners or holders thereof under the Declaration.

     Payments of liquidation amount, premium or Distributions in respect of individual Capital Securities represented by a Global Capital Security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of the Global Capital Security representing such Capital Securities. None of the Company, the Institutional Trustee, any paying agent or the registrar for such Capital Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Capital Security representing such Capital Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the depositary for the Capital Securities of the Trust, or its nominee, upon receipt of any payment of liquidation amount, premium or Distributions in respect of a Global Capital Security representing any of such Capital Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate of such Global Capital Security for such Capital Securities as shown on the records of such depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Capital Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for the Capital Securities of the Trust is at any time unwilling, unable or ineligible to continue as a depositary and a successor depositary is not appointed by the Company within 90 days, the Trust will issue individual Capital Securities of the Trust in exchange for the Global Capital Security representing such Capital Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to the Capital Securities, determine not to have any Capital Securities of the Trust represented by one or more Global Capital Securities and, in such event, the Trust will issue individual Capital Securities in exchange for the Global Capital Security or Securities representing such Capital Securities. Further, if the Company so specifies with respect to the Capital Securities of the Trust, an owner of a beneficial interest in a Global Capital Security representing such Capital Securities may, on terms acceptable to the Company, the Institutional Trustee and the Depositary for such Global Capital Security, receive individual Capital Securities in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such

Capital Securities. In any such instance, an owner of a beneficial interest in a Global Capital Security will be entitled to physical delivery of individual Capital Securities represented by such Global Capital Security equal in liquidation amount to such beneficial interest and to have such Capital Securities registered in its name. Individual Capital Securities so issued will be issued in denominations, unless otherwise specified by the Company, of $25 and integral multiples thereof.

Payment and Paying Agency

     Payments in respect of the Capital Securities shall be made to the applicable depositary, which shall credit the relevant accounts at such depositary on the applicable Distribution Dates or, if the Capital Securities are not held by a depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent for the Capital Securities shall initially be the Institutional Trustee and any co-paying agent chosen by the Institutional Trustee and acceptable to the Regular Trustees and the Company. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the Institutional Trustees and the Company. In the event that the Institutional Trustee shall no longer be the paying agent, the Regular Trustees shall appoint a successor to act as paying agent (which shall be a bank or trust company acceptable to the Regular Trustees and the Company).


Registrar and Transfer Agent

     Unless otherwise specified in the applicable Prospectus Supplement, the Institutional Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of each Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after the Capital Securities have been called for redemption.


Information Concerning the Institutional Trustee

     The Institutional Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Institutional Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Capital Securities are entitled under the Declaration to vote, then the Institutional Trustee shall take such action as is directed by the

Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust
Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

     The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or fail to be classified as a grantor trust for U.S. federal income tax purposes and so that the Debentures will be treated as indebtedness of the Company for U.S. federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

     The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

                       DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago, an independent trustee, will act as indenture trustee under the Guarantee (the "Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the Guarantee (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus, such defined terms are incorporated herein by reference. The Guarantee will be held by the Trustee for the benefit of the holders of the Trust Securities.


General

     Pursuant to the Guarantee, unless otherwise specified in the applicable Prospectus Supplement, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Trust Securities, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to Trust Securities issued by the Trust, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Trust Securities, to the extent the Trust shall have funds available therefor; (ii) with respect to any Trust Securities called for redemption by the Trust, the redemption price (the "Redemption Price") and all accrued and unpaid distributions to the date of redemption, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Debentures to the holders of Trust Securities or the redemption of all of the Trust Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be a full and unconditional guarantee of the Guarantee Payments with respect to the Trust Securities, but will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Debentures purchased by the Trust, the Trust will not pay distributions on the Trust Securities issued by the Trust and will not have funds available therefor. See "Relationship Among the Capital Securities, the Debentures and the Guarantee." The Guarantee, when taken together with the Company's obligations under the Indenture and the Declaration, will have the effect of providing a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Capital Securities.

     The Company has also agreed to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities, except that upon an Indenture Event of Default, holders of the Capital Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of the Company

     In the Guarantee, the Company will covenant that, so long as any Trust Securities issued by the Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital stock of the Company, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee).

Modification of the Guarantee; Assignment

     Except with respect to any changes which do not adversely affect the rights of holders of Trust Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Securities issued by the Trust. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Securities then outstanding.


Termination

     The Guarantee will terminate as to the Trust Securities (a) upon full payment of the Redemption Price of all Trust Securities then outstanding, (b) upon distribution of the Debentures held by the Trust to the holders of the Trust Securities of the Trust or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Securities must return payment of any sums paid under such Trust Securities or the Guarantee.


Events of Default

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Trust Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a required guarantee payment, a holder of Trust Securities may directly institute a proceeding against the Company for enforcement of the Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

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Status of the Guarantee

     The Guarantee will constitute an unsecured obligation of the Company and will rank on a parity with all of the Company's other senior unsecured obligations.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, from exercising the rights and powers vested in it by the Guarantee.

Governing Law

     The Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.


                RELATIONSHIP AMONG THE CAPITAL SECURITIES,
                     THE DEBENTURES AND THE GUARANTEE

     As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Debentures will be equal to the sum of the aggregate stated liquidation amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Debentures will match the Distribution rate and Distribution and other payment dates for the Capital Securities; (iii) the Company shall be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." Taken together, the Company's obligations under a series of Debentures, the Indenture, the Declaration and the Guarantee have the effect of providing a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Company does not make payments on the Debentures, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Capital Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

     A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     The Trust's Capital Securities evidence preferred undivided beneficial interests in the assets of the Trust, and each Trust exists for the sole purpose of issuing the Capital Securities and Common Securities and investing the proceeds thereof in Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Debenture is that a holder of a Debenture will accrue, and (subject to the permissible extension of the interest period) is entitled to receive, interest on the principal amount of Debentures held, while a holder of Capital Securities is only entitled to receive Distributions if and to the extent the Trust has funds available for the payment of such Distributions.

     Upon any voluntary or involuntary dissolution of the Trust involving the liquidation of the Debentures, the holders of Capital Securities of the Trust will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Institutional Trustee as holder of the Debentures would be entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions.

                       DESCRIPTION OF CAPITAL STOCK

     The following description of the Company's capital stock summarizes certain provisions of the Company's Restated Certificate of Incorporation (as it may be amended, the "Certificate of Incorporation"), the Rights Agreement, as amended, between the Company and The Bank of New York, as Rights Agent (the "Rights Agreement") and the New Jersey Business Corporation Act (the "NJBCA") and is subject to and is qualified in its entirety by reference to such documents and provisions.


General

     The authorized capital stock of the Company consists of 600,000,000 shares of Common Stock and 10,000,000 shares of preference stock, of which 563,000 shares of Series A Preference Stock (the "Series A Preference Stock") have been reserved for issuance. At December 31, 1997, no shares of the authorized Preference Stock were issued and outstanding and 165,408,751 shares of the authorized Common Stock were issued and outstanding. The Company also had outstanding, as of such date,

55,136,201 Series A Preference Stock Purchase Rights (the "Rights"). See "--Rights Plan."

Common Stock

     Dividends. Subject to the rights of holders of Preference Stock, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock.

     Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment in full has been made to the holders of Preference Stock of the amounts to which they are respectively entitled or sufficient sums have been set apart for the payment thereof, the holders of Common Stock shall be entitled to receive ratably any and all assets remaining to be paid or distributed, and the holders of Preference Stock shall not be entitled to share therein.

     Voting. Except as otherwise expressly provided in the Certificate of Incorporation or as may be required by law, the holders of Common Stock of the Company shall be entitled at all meetings of stockholders to one vote for each share of such stock held by them respectively and shall vote together with the holders of Preference Stock as one class. At all elections of directors, each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast, multiplied by the number of directors to be elected, and such holder may cast all such votes for a single director, or may distribute them, among the number to be voted for or any two or more of such directors.

     Preemptive Rights. No holder of shares of Common Stock shall have any preemptive or preferential rights to subscribe to or purchase any shares of any class or series of stock of the Company, now or hereafter authorized, or any series convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any class or series of the Company, now or hereafter authorized.

     All the outstanding shares of Common Stock are fully paid and non-assessable.

     The registrar and transfer agent for the Common Stock is The Bank of New York.

Preference Stock

     The Certificate of Incorporation provides for Preference Stock which may be issued, from time to time, in one or more series with certain rights and limitations as may be fixed by the Board of Directors of the Company. The Company has no present plan to issue any Preference Stock other than in accordance with the Rights Plan (as defined herein). However, the Board of Directors of the Company, without stockholder approval, may issue Preference Stock that could adversely affect the voting power of holders of the Common Stock. Issuance of Preference Stock could be utilized, under certain circumstances, in an attempt to prevent a takeover of the Company.

     The following description sets forth certain general terms and provisions of the Preference Stock to which a Prospectus Supplement may relate. Certain terms of a series of the Preference Stock offered by a Prospectus Supplement will be described in such Prospectus Supplement. If so indicated in the Prospectus Supplement and if permitted by the Certificate of Incorporation and by law, the terms of any such series may differ from the terms set forth below. The following description of the Preference Stock summarizes certain provisions of the Certificate of Incorporation and is subject to and qualified in its entirety by reference to the Certificate of Incorporation and the Certificate of Amendment thereto which will be filed with the Commission promptly after any offering of such series of Preference Stock. The following description, together with any description of the terms of a series of Preference Stock set forth in the related Prospectus Supplement, summarizes all of the material terms of such series of Preference Stock.

     General. The Board of Directors may cause Preference Stock to be issued from time to time in one or more series and is expressly authorized to fix:

            (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors;

           (ii) the rate of dividends payable on shares of such series and the date or dates from which dividends shall accumulate;

          (iii) the terms, if any, on which shares of such series may be redeemed, including, without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

           (iv) the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

            (v) the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;

           (vi) the terms, if any, upon which the holders of shares of such series may convert shares thereof into stock of any other class or classes or of any one or more series of the same class or of another class or classes; and

          (vii) such other rights, preferences and limitations as may be permitted to be fixed by the Board of Directors of the Company under the laws of the State of New Jersey as in effect at the time of the creation of such series.

     All shares of Preference Stock, irrespective of series, shall be of equal rank, and shall be identical in all respects except to the terms fixed by the Board of Directors as permitted in the Certificate of Incorporation. The Board of Directors is authorized to change the designation, rights, preferences and limitations of any series of Preference Stock theretofore established, no shares of which have been issued. The Board of Directors is authorized to amend the Certificate of Incorporation to set forth the designation, number of shares, rights, preferences and limitations of any series of Preference Stock fixed by the Board of Directors, or to reflect any change therein made by the Board of Directors, as permitted in the Certificate of Incorporation.

     Dividends. The holders of Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, cumulative dividends in cash at the annual rate for each particular series theretofore fixed by the Board of Directors, payable in respect of each series on the date or dates which shall be fixed by the Board of Directors with respect to each particular series.

     If at any time there are two or more series of Preference Stock outstanding, any dividend paid upon shares of Preference Stock in an amount less than all dividends accrued and unpaid on all outstanding shares of Preference Stock shall be paid ratably among all series of Preference Stock in proportion to the full amount of dividends accrued and unpaid on each such series.

     So long as any Preference Stock is outstanding, no dividend shall be paid or declared, nor any distribution be made, on the Common Stock or any other stock of the Company ranking junior to the Preference Stock in the payment of dividends (other than a dividend payable in stock of junior rank), nor shall any shares of Common Stock or any other stock of junior rank be acquired for consideration by the Company or by any subsidiary except in exchange for shares of stock of junior rank unless
(i) full dividends on the Preference Stock for all past dividend periods shall have been paid or shall have been declared and a sufficient sum set apart for the payment thereof and (ii) all obligations of the Company, if any, with respect to the redemption or purchase of shares of Preference Stock in accordance with the requirements of any sinking fund have been met. Subject to the foregoing provisions, such dividends (payable in cash, stock or otherwise) as may be determined from time to time by the Board of Directors may be declared and paid on the Common Stock or any other stock of junior rank out of the remaining funds of the Company legally available for the payment of dividends; and the Preference Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

     Redemption. If so provided by the Board of Directors, the Company, at the option of the Board of Directors, or in accordance with the requirements of any sinking fund for the Preference Stock or any series thereof, may redeem the whole or any part of the Preference Stock at any time outstanding, or the whole or any part of any series thereof, at such time or times and from time to time and at such redemption price or prices as may be fixed by the Board of Directors pursuant to the Certificate of Incorporation, together in each case with an amount equal to all unpaid dividends accrued thereon to the date fixed for such redemption, and otherwise upon the terms and conditions fixed by the Board of Directors for any such redemption; provided, however, that no optional redemption of less than all of the Preference Stock shall take place unless (i) full dividends on the Preference Stock for all past dividend periods shall have been paid or declared and a sufficient sum set apart for the payment thereof and (ii) all obligations of the Company, if any, with respect to the redemption or purchase of shares of

Preference Stock in accordance with the requirements of any sinking fund have been met. If at any time there are two or more series of Preference Stock outstanding, any amount expended in purchasing or redeeming shares of Preference Stock pursuant to the provisions of sinking funds therefor which is less than the amount then required to be so expended under all such funds shall be expended ratably among all series of Preference Stock in proportion to the full amount of expenditures of such funds then required in respect of each such series.

     Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each series of Preference Stock then outstanding shall be entitled to receive out of the assets of the Company, before any distribution or payment shall be made to the holders of the Common Stock or any other stock of Company ranking junior to the Preference Stock with respect to the distribution of assets, the amount determined by the Board of Directors in creating such series, plus in each case an amount equal to all unpaid dividends accrued thereon to the date fixed for such payment to the holders of the Preference Stock. If upon any such liquidation, dissolution or winding up, two or more series of Preference Stock are outstanding, any distribution to holders of Preference Stock in an aggregate amount less than the total payable with respect to all outstanding Preference Stock shall be made ratably among all series of Preference Stock in proportion to the full amount payable upon such liquidation, dissolution or winding up in respect of each such series.

     Voting. The holders of Preference Stock shall have the voting rights set forth below:

          (a) Except as otherwise expressly provided in the Certificate of Incorporation or as may be required by law, the holders of Preference Stock shall be entitled at all meetings of stockholders to three votes for each five shares of such stock held by them respectively (a holder of less than five shares being entitled to no vote) and the holders of all series of Preference Stock shall vote together with the holders of Common Stock as one class. At all elections of directors, each holder of Preference Stock shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast, multiplied by the number of directors to be elected, and such holder may cast all such votes for a single director, or may distribute them among the number to be voted for or any two or more of them as such holder may see fit.

          (b) If and whenever dividends on the Preference Stock shall be in arrears in an amount equivalent to six quarterly dividends or mandatory sinking fund payments shall be in arrears in an amount equal to the aggregate of all such payments required during one year, then, at any ensuing annual meeting of stockholders at which at least a majority of the outstanding shares of Preference Stock are represented, the holders of Preference Stock of all series thereof then outstanding, voting separately as a class, shall be entitled to elect two directors. Such right of the holders of Preference Stock shall continue to be exercisable until all dividends in arrears on Preference Stock shall have been paid in full or declared and a sum sufficient for the payment thereof set apart and all mandatory sinking fund payments in arrears shall have been paid in full, whereupon such right shall cease. During any time that the holders of Preference Stock are entitled to elect two such directors, they shall also be entitled to participate with the Common Stock in the election of any other directors.

          (c)  Notwithstanding any other provision of the Certificate of
Incorporation:

                 (i) the affirmative approval of the holders of at least two-thirds in interest of Preference Stock of all series thereof then outstanding present and voting at a meeting, acting as a single class without regard to series, shall be required for any amendment of the Certificate of Incorporation altering materially and adversely any existing provision of the Preference Stock or for the creation, or an increase in the authorized amount, of any class of stock ranking, as to dividends or assets, prior to the Preference Stock; and

                (ii) the affirmative approval of the holders of at least a majority in interest of Preference Stock of all series thereof then outstanding present and voting at a meeting, acting as a single class without regard to series, shall be required for an increase in the authorized amount of Preference Stock, or for the creation, or an increase in the authorized amount, of any class of stock ranking, as to dividends or assets, on a parity with the Preference Stock;

provided, however, that if any amendment to the Certificate of Incorporation shall affect adversely the rights or preferences of one or more, but not all, of the series of Preference Stock at the time outstanding, or shall unequally adversely affect the rights or preferences of different series of Preference Stock at the time outstanding, the affirmative approval of the holders of at least two-thirds in interest of the shares of each such series so adversely or unequally adversely affected present and voting at a meeting shall be required in lieu of or (if such affirmative approval is required by law) in addition to the affirmative approval of the holders of at least two-thirds in interest of the shares of Preference Stock as a class present and voting at such meeting.

     Preemptive Rights. No holder of shares of any series of Preference Stock shall have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock of the Company, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any laws or series of the Company, now or hereafter authorized.

     Other Provisions. Subject to the requirements of paragraph (c) under "--Voting" above, but notwithstanding any other provisions of the Certificate of Incorporation, the Board of Directors, in the resolution or resolutions providing for the issue of any series of Preference Stock, may determine, to the extent that the Board of Directors may be permitted to do so under the laws of the State of New Jersey as in effect at the time of the creation of such series:

            (i) the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Company in case of dividend arrearages or other specified events, or upon other matters;

           (ii) whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

          (iii) whether or not the holders of shares of such series shall have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock of the Company, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any class or series of the Company, now or hereafter authorized; and

           (iv) whether or not the issuance of additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the preferences, rights and qualifications of any such other series.

Voting Requirements

     Majority Voting Requirements. Subject to the provisions described below under "--Greater Voting Requirements" and except as otherwise expressly provided in the Certificate of Incorporation or as may be required by law, the majority voting requirements prescribed in subsections 14A:10-3(2) and 14A:12-4(4) and in paragraphs 14A:9-2(4)(c) and 14A:10-11(1)(c) of the NJBCA shall apply to the Company. As a result, in the case of each of (i) a plan of merger or consolidation, (ii) a dissolution of the Company, (iii) an amendment to the Certificate of Incorporation and (iv) a sale, lease, exchange or other disposition of all, or substantially all, of the assets of the Company, any such action shall be approved upon receiving the affirmative vote of a majority of the votes cast by the holders of shares of the Company entitled to vote therein, and, in addition, if any class or series is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote. Such voting requirements shall generally be subject to such greater requirements as are provided in the NJBCA for specific amendments or as may be provided in the Certificate of Incorporation.

     Greater Voting Requirements. The affirmative vote of the holders of four-fifths of the outstanding shares of all classes of stock of the Company entitled to vote, considered for the purposes of this paragraph as one class, shall be required to authorize (i) the merger or consolidation of the Company or a subsidiary of the Company with or into any other corporation, person or other entity, (ii) any sale, lease, exchange or other disposition of all or any material part of the assets of the Company or of any subsidiary of the Company to or with any other corporation, person or other entity or (iii) any issuance or transfer of securities of the Company upon conversion of or in exchange for the securities or assets of any other corporation, person or entity if (as of the date of any action taken by the Board of Directors with respect to such transaction or as of any record date for the determination of stockholders entitled to notice and to vote with respect thereto or immediately prior to the consummation of such transaction) such other corporation, person or other entity referred to in clause (i), clause
(ii) or clause (iii) above is the beneficial owner, directly or indirectly, of more than 10% of any class of capital stock of the Company. For the purposes hereof, any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Company, (x) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (y) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (x) above) by any other corporation, person or other entity with which it has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of stock or of any material part of the assets of the Company or of it, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on January 1, 1970. Any determination made in good faith by the Board of Directors, on the basis of information at the time available to it, as to whether any corporation, person or other entity is the beneficial owner of more than 10% of any class of capital stock of the Company, or is an "affiliate" or "associate", as above defined, shall be conclusive and binding for all purposes of this paragraph. The provisions described in this paragraph shall not apply to any agreement for the merger of any subsidiary of the Company with the Company or with another subsidiary of the Company where the Company or such other subsidiary shall be the surviving corporation and where the provisions described in this paragraph shall not be changed or otherwise affected by or by virtue of the merger.

Directors

     The Board of Directors shall be divided as equally as may be into three classes, each of which shall consist of such number as the by-laws may from time to time provide, but no class shall consist of less than two members. At each annual election, the successors of the directors of the class whose terms expire in that year are elected to hold office for the term of three years, so that the term of office of one class of directors shall expire in each year. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. In case of any increase in the number of directors of any class or classes, the additional directors may be elected by the Board of Directors, but any such director so elected shall hold office only until the next succeeding annual meeting of stockholders and until his successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Directors may be removed without cause only upon the affirmative vote of the holders of at least four-fifths of the shares of capital stock entitled to vote for the election of directors. Directors may be removed for cause upon the affirmative vote of two-thirds of the entire Board. The affirmative vote of the holders of at least four-fifths of the shares of capital stock entitled to vote for the election of the directors shall be required for any amendment or deletion of this provision, unless such amendment or deletion shall have been approved by the unanimous vote of the directors then in office, in which case the majority voting requirements of the NJBCA described above shall apply thereto.

          The provisions of the Certificate of Incorporation relating to directors shall have no application to any directors who may be elected by the holders of Preference Stock or any series thereof, voting as a class or series, as the case may be, pursuant to a right to elect directors conferred upon such holders by reason of default in the payment of dividends, failure to discharge sinking fund obligations or otherwise. Any such directors shall be in addition to the directors to be elected pursuant to the paragraph immediately above and shall be elected in the manner, and serve for such term, as may be provided in the Certificate of Incorporation.

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Rights Plan

     On December 7, 1988, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of Common Stock of the Company. The dividend was payable on December 22, 1988 to shareholders of record on that date. Each Right entitles the registered holder to purchase from the Company one-hundredth (1/100) of a share of a series of preference stock of the Company, designated as Series A Preference Stock, without par value (the "Series A Preference Stock"), at a price of $130 (the "Purchase Price").

     On May 6, 1992, the Board of Directors of the Company declared a two-for-one stock split in the form of a dividend distribution of one share of Common Stock for each outstanding share of Common Stock (the "First Common Stock Dividend"). The First Common Stock Dividend was payable on June 1, 1992 to shareholders of record on May 19, 1992. After giving effect to receipt of the First Common Stock Dividend, each holder of a Right was deemed to be the holder of (i) one-half of a Right in respect of the share of Common Stock pursuant to which such Right originally had been issued and (ii) one-half of a Right in respect of the share of Common Stock received by such holder pursuant to the First Common Stock Dividend.

     On August 6, 1997, the Board of Directors of the Company declared a three-for-two stock split in the form of a dividend distribution of one share of Common Stock for every two outstanding shares of Common Stock (the "Second Common Stock Dividend"). The Second Common Stock Dividend was paid on September 2, 1997 to shareholders of record on August 19, 1997. After giving effect to receipt of the Second Common Stock Dividend, each holder of a Right will be deemed to be the holder of (i) one-third of a Right in respect of the share of Common Stock pursuant to which such Right originally had been issued, (ii) one-third of a Right in respect of the share of Common Stock received by such holder pursuant to the First Common Stock Dividend and (iii) one-third of a Right in respect of the share of Common Stock received by such holder pursuant to the Second Common Stock Dividend.

     Until the close of business on the Distribution Date, which will occur on the earlier to occur of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") other than the Company, any subsidiary of the Company or any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company (an "Exempt Person"), has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (the "Stock Acquisition Date"),
(ii) the declaration by the Board of Directors that any Person is an Adverse Person or (iii) the tenth day after the date of the commencement of, or the first public announcement of the intent of any person (other than an Exempt Person) to commence, a tender offer or exchange offer (other than a tender or exchange offer by an Exempt Person) which would result in the ownership of 15% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be represented by and transferred with, and only with, the Common Stock. Until the Distribution Date, new certificates issued for Common Stock after December 22, 1988 contain a legend incorporating the Rights Agreement by reference, and the surrender for transfer of any of the Company's Common Stock certificates constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate Right

Certificates will be mailed to holders of record of the Common Stock at the close of business on the Distribution Date, and thereafter the separate certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on December 22, 1998, unless earlier redeemed by the Company as described below.

     The Series A Preference Stock will be nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of Preference Stock, subordinate to any other series of Preference Stock. The Series A Preference Stock will, however, rank prior to the Common Stock. The Series A Preference Stock may not be issued except upon exercise of Rights. Each share of Series A Preference Stock will be entitled to receive when, as and if declared, a quarterly dividend in an amount per share equal to 100 times the cash dividends declared on the Company's Common Stock. In addition, the Series A Preference Stock is entitled to 100 times any non-cash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of a default on such dividends, the holders of the Series A Preference Stock (together with the holders of any other Preference Stock similarly entitled) will be entitled to elect two directors. In the event of liquidation, the holders of Series A Preference Stock will be entitled to receive a liquidation payment in an amount equal to 100 times the payment made per share of Common Stock. Each share of Series A Preference Stock will have 100 votes, voting together with the Common Stock and not as a separate class unless otherwise required by law or the Certificate of Incorporation. In the event of any merger, consolidation or other transaction in which common shares are exchanged, each share of Series A Preference Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of the Series A Preference Stock as to dividends, liquidation and voting are protected by anti-dilution provisions.

     The Purchase Price payable, and the number of shares of Series A Preference Stock or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Series A Preference Stock, (ii) upon the grant to holders of the Series A Preference Stock of certain rights or warrants to subscribe for Series A Preference Stock or convertible securities at less than the current market price of the Series A Preference Stock or (iii) upon the distribution to holders of the Series A Preference Stock of evidences of indebtedness or assets (excluding regular cash dividends and dividends payable in Series A Preference Stock) or of subscription rights or warrants (other than those referred to above).

     If (i) any Person (other than an Exempt Person) becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, (ii) the Board of Directors of the Company, by majority vote, shall declare any Person to be an Adverse Person, (iii) any Acquiring Person, Adverse Person or any affiliates or associates thereof engages in one or more "self-dealing" transactions as described in the Rights Agreement, then each holder of a Right, other than the Acquiring Person or Adverse Person, will have the right to receive in lieu of Series A Preference Stock, upon payment of the Purchase Price, a number of shares of Common Stock having a market value equal to twice the Purchase Price. This same right will be available to each holder of record of a Right, other than the Acquiring Person or Adverse Person, if, while there is an Acquiring Person or Adverse Person, there occurs any reclassification of securities, any recapitalization of the Company, or any merger or consolidation or other transaction involving the Company or any of its subsidiaries which has the effect of increasing by more than 1% the proportionate ownership interest of the Company or any of its subsidiaries which is owned or controlled by the Acquiring Person or Adverse Person. Alternatively, at any time after any person or group acquires 15% or more of the Common Stock or the Board of Directors determines that a Person is an Adverse Person, the Board of Directors of the Company may exchange one share of the Common Stock (or an equivalent share of the Series A Preference Stock) for each outstanding Right other than Rights held by an Acquiring Person or Adverse Person, which become void. To the extent that insufficient shares of Common Stock are available for the exercise in full of the Rights, holders of Rights will receive upon exercise shares of Common Stock to the extent available and then Series A Preference Stock, cash, property or other securities of the Company (which may be accompanied by a reduction in the Purchase Price), in proportions determined by the Company, so that the aggregate value received is equal to twice the Purchase Price. Rights are not exercisable following the occurrence of the events described in this paragraph until the expiration of the period during which the Rights may be redeemed as described below. Notwithstanding the foregoing, following the occurrence of the events described in this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person or an Adverse Person will be void.

     Unless the Rights are redeemed earlier, if, after the Stock Acquisition Date or the declaration by the Board of Directors that a person is an Adverse Person, the Company is acquired in a merger or other business combination (in which any shares of the Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision shall be made so that each holder of record of a Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has a market value at the time of such transaction equal to two times the Purchase Price.

     Fractions of shares of Series A Preference Stock may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares which are not integral multiples of one one-hundredth of a share.

     At any time until ten days following the Stock Acquisition Date or the declaration by the Board of Directors that a person is an Adverse Person (subject to extension by the Board of Directors), the Board of Directors (with the concurrence of a majority of the Independent Directors) may cause the Company to redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Independent Continuing Directors. Immediately upon the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price without any interest thereon. The term "Independent Directors" means any member of the Board of Directors of the

Company who is not an officer of the Company. The term "Independent Continuing Directors" means any Independent Director who was a member of the Board of Directors immediately prior to the time that any Person shall become an Acquiring Person or Adverse Person, and any Independent Director who becomes a member of the Board of Directors subsequent to the time that any Person shall become an Acquiring Person or Adverse Person if such Independent Director is recommended or nominated to election on the Board of Directors by a majority of the Independent Continuing Directors, but shall not include an Acquiring Person or Adverse Person, or any representative of such Acquiring Person or Adverse Person.

     Until the close of business on the tenth day following the Stock Acquisition Date or the declaration by the Board of Directors that a person is an Adverse Person, and thereafter for as long as the Rights are redeemable, the Board of Directors (with the concurrence of a majority of the Independent Directors) may cause the Company to amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed, but no such amendment shall alter the redemption price, the date of expiration of the Rights, or the number of one one-hundredths of a share of Series A Preference Stock for which a Right is exercisable. At any time when the Rights are not then redeemable, the Company (with the concurrence of a majority of the Independent Continuing Directors) may amend the Rights in any manner that does not adversely affect the interests of holders of the Rights as such.

     Until a Right is exercised, the holder, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.


                 DESCRIPTION OF STOCK PURCHASE CONTRACTS
                         AND STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preference Stock at a future date or dates. The consideration per share of Preference Stock or Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Capital Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Preference Stock or the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                           BOOK-ENTRY ISSUANCE

     Unless otherwise specified in the applicable Prospectus Supplement, DTC will act as depositary for Securities issued in the form of Global Securities. Such Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered Global Securities will be issued for such Securities representing in the aggregate the total number of such Securities, and will be deposited with or on behalf of DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for such Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Securities. Transfers of ownership interests in Securities issued in the form of Global Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in such Securities, except in the event that use of the book-entry system for such Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Securities issued in the form of Global Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of Securities issued in the form of Global Securities. If less than all of a series of such Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to Securities issued in the form of Global Securities is limited to the holders of record of such Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the issuer of such Securities as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payments in respect of Securities issued in the form of Global Securities will be made by the issuer of such Securities to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Institutional Trustee, either Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable Securities, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as depositary with respect to any Securities at any time by giving reasonable notice to the issuer of such Securities. In the event that a successor depositary is not obtained, individual Security certificates representing such Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and the Company believe to be accurate, but the Trust and the Company assume no responsibility for the accuracy thereof. Neither the Trust nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           PLAN OF DISTRIBUTION

     Any of the Securities being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by the Company or, in the case of Capital Securities, by the Trust to purchasers.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or the Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

     If Securities are sold by means of an underwritten offering, the Company and, in the case of an offering of Capital Securities, the Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Securities in respect of which this Prospectus is being delivered, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such Securities will be obligated to purchase all such Securities if any are purchased.

     The Company or the Trust, as applicable, may grant to the underwriters options to purchase additional Securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the Prospectus Supplement relating thereto. If the Company or the Trust, as applicable, grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Securities.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company or the Trust, as applicable, will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by the Company or the Trust, as applicable, and the sale thereof may be made by the Company or the Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company or the Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or the Trust and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

     If so indicated in the applicable Prospectus Supplement, the Company or the Trust, as applicable, may authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company or the Trust at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to delayed delivery contracts accepted by the Company or the Trust, as applicable.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with the Company or the Trust, as applicable, to indemnification by the Company or the Trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

     Each series of Securities will be a new issue and, other than the Common Stock, which is listed on the New York Stock Exchange, the London Stock Exchange and the Amsterdam Stock Exchange, will have no established trading market. The Company may elect to list any series of Securities on an exchange, and in the case of the Common Stock, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, the Company shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the Securities.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

                              LEGAL OPINIONS

     Unless otherwise specified in a Prospectus Supplement relating to particular Securities, the validity of the Securities offered hereby, other than Capital Securities, will be passed upon for the Company by Simpson Thacher & Bartlett, New York, New York, and certain matters of Delaware law with respect to the validity of the Capital Securities offered hereby will be passed upon for the Company and the Trust by Richards, Layton & Finger P.A., special Delaware counsel to the Company and the Trust. The validity of the Securities offered hereby will be passed upon for the underwriters, dealers or agents, if any, by counsel to be named in the applicable Prospectus Supplement.

                                 EXPERTS

     The financial statements incorporated in this Registration
Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements of Thermo King incorporated in this Registration Statement by reference to the Company's Form 8-K, dated October 31, 1997, have been so incorporated in reliance on the reports of KPMG Peat Marwick LLP.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus in connection with the offer made by this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Trust or the Underwriter. Neither the delivery of this Prospectus Supplement and the Prospectus, nor any sale made hereunder and thereunder, shall under any circumstances, create an implication that there has been no change in the affairs of the Company or the Trust since the date hereof. This Prospectus Supplement and the Prospectus shall not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer of solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
                          _________________________

                             TABLE OF CONTENTS
                                                                       Page
                           Prospectus Supplement

Prospectus Supplement Summary . . . . . . . . . . . . . . . . . . . .   S-5
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Summary Historical and Pro Forma
Financial Information of the Company  . . . . . . . . . . . . . . . .  S-30
The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Price Range of Common Stock and Dividends . . . . . . . . . . . . . .  S-32
Condensed Consolidated Capitalization . . . . . . . . . . . . . . . .  S-33
Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Description of the Feline Prides  . . . . . . . . . . . . . . . . . .  S-35
Description of the Purchase Contracts . . . . . . . . . . . . . . . .  S-38
Certain Provisions of the Purchase Contract
  Agreement and the Pledge Agreement  . . . . . . . . . . . . . . . .  S-45
Description of the Capital Securities . . . . . . . . . . . . . . . .  S-48
Description of the Guarantee  . . . . . . . . . . . . . . . . . . . .  S-57
Description of the Debentures . . . . . . . . . . . . . . . . . . . .  S-60
Effect of Obligations Under the
  Debentures and the Guarantee  . . . . . . . . . . . . . . . . . . .  S-65
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . .  S-66
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-72
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-73
Index of Terms for Prospectus Supplement  . . . . . . . . . . . . . .  S-74
Available Information . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Incorporation of Certain Documents by Reference . . . . . . . . . . .   S-3
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-6
Description of Debentures . . . . . . . . . . . . . . . . . . . . . .   S-6
Description of Capital Securities . . . . . . . . . . . . . . . . . .  S-12
Description of the Guarantee  . . . . . . . . . . . . . . . . . . . .  S-21
Relationship Among the Capital Securities,
  the Debentures and the Guarantee  . . . . . . . . . . . . . . . . .  S-23
Description of Capital Stock  . . . . . . . . . . . . . . . . . . . .  S-24
Description of Stock Purchase Contracts
  and Stock Purchase Units  . . . . . . . . . . . . . . . . . . . . .  S-31
Book-Entry Issuance . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . .  S-32

Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34

                         INGERSOLL-RAND FINANCING I





                         14,000,000 FELINE PRIDES/SM/
                                 1,400,000
                             CAPITAL SECURITIES




                         _________________________

                           PROSPECTUS SUPPLEMENT
                         _________________________










                            Merrill Lynch & Co.







                               March   , 1998





                 /SM/Service Mark of Merrill Lynch & Co., Inc.

                                 PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the Registrant's expenses in connection with the issuance of the securities being registered. Except for the registration fee, the amounts listed below are estimates.



Registration Fee--Securities and Exchange Commission  . . . . . .     $363,636
Printing of Registration Statement, Prospectus, Indenture, etc. .       50,000
Blue Sky Fees . . . . . . . . . . . . . . . . . . . . . . . . . .       20,000
Accountants' Fees and Expenses  . . . . . . . . . . . . . . . . .       50,000
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . .      175,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . .       41,364
   Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $700,000

Item 15. Indemnification of Directors and Officers.

Article Seventh of the Company's Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that no such director or officer shall be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Company or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit.

Article Seventh also provides that each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, by reason of his or her being or having been a director or officer of the Company, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation or of any partnership, joint venture, employee benefit plan or other entity or enterprise, serving as such at the request of the Company, shall be indemnified and held harmless by the Company to the fullest extent permitted by the New Jersey Business Corporation Act (the "Act"), from and against all reasonable costs, disbursements and attorneys' fees, and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that there shall be no indemnification with respect to any settlement of any proceeding unless the Company has given its prior consent to such settlement or disposition. This right to indemnification includes the right to be paid by the Company the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the Act so requires, the payment of such expenses shall be made only upon receipt

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by the Company of an undertaking to repay all amounts so advanced unless it shall ultimately be determined that such director or officer is entitled to be indemnified.

Article Seventh also provides that the right to indemnification thereunder is a contract right and gives claimants certain rights with respect to claims for indemnification not paid by the Company after 30 days following a written request. Finally, Article Seventh provides that the right to indemnification and advancement of expenses provided thereby shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. Sections 1 and 2 of Article IX of the Company's By-Laws also provide directors and officers with certain rights to indemnity that are substantially similar to the foregoing provisions of Article Seventh.

Section 14A: 3-5 of the Act provides that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct unless the court in which such proceeding was brought determines upon application that the defendant, officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. In any case, a corporation must indemnify an officer director against expenses (including attorney's fees) to the extent that he has been successful on the merits or otherwise or in defense of any claim or issue.

The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his capacity as an officer or director.

Under the Declaration, the Company will agree to indemnify each of the Regular Trustees, the Institutional Trustee and the Delaware Trustee, and to hold harmless the Regular Trustees, the Institutional Trustee and the Delaware Trustee against any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of such Declaration , including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under such Declaration.

Item 16. Exhibits.

*1.1-Form of Underwriting Agreement for the FELINE PRIDES.

4.1-Restated Certificate of Incorporation of Ingersoll-Rand Company, as amended through May 28, 1992 (Incorporated by reference from Form 10-K of Ingersoll-Rand Company for Fiscal Year Ended December 31, 1993).

4.2-Certificate of Amendment to Restated Certificate of Incorporation of Ingersoll-Rand Company, filed August 20, 1997 (Incorporated by reference from Exhibit 4.2 to the Company's Form S-3 Registration Statement No. 333-37019).

4.3-By-Laws of Ingersoll-Rand Company, as amended through September 1, 1997 (Incorporated by reference from Exhibit 4.3 to the Company's Form S-3 Registration Statement No. 333-37019).

4.4-Rights Agreement, dated as of December 7, 1988, as amended by Amendment No. 1 thereto dated as of December 7, 1994, between Ingersoll-

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Rand Company and The Bank of New York, as Rights Agent (Incorporated by
reference from Form 8-A of Ingersoll-Rand Company filed on December 12, 1988 and Form 8-A/A of Ingersoll-Rand Company filed on December 15, 1994.)

4.5-Certificate of Trust of Ingersoll-Rand Financing I (Incorporated by reference from Exhibit 4.10 to the Company's Form S-3 Registration Statement No. 333-34029).

4.6-Trust Agreement of Ingersoll-Rand Financing I (Incorporated by reference from Exhibit 4.12 to the Company's Form S-3 Registration Statement No. 333-34029).

**4.7-Form of Amended and Restated Declaration of Trust for Ingersoll-Rand Financing I, with respect to the Capital Securities.

**4.8-Form of Capital Security Certificate for Ingersoll-Rand Financing I, with respect to the Capital Securities (included as Exhibit A-1 to the Amended and Restated Declaration of Trust (Exhibit 4.7)).

**4.9-Form of Guarantee Agreement in respect of Ingersoll-Rand Financing I, with respect to the Capital Securities.

**4.10-Form of Indenture.

**4.11-Form of Debentures (included in Section 7.1 of the First
Supplemental Indenture (Exhibit 4.12)).

**4.12-Form of First Supplemental Indenture.

**4.13-Form of Purchase Contract Agreement (including as Exhibit A the form of Income PRIDES and as Exhibit B the form of Growth PRIDES).

**4.14-Form of Pledge Agreement.

**5.1-Opinion of Simpson Thacher & Bartlett as to the validity of the Debentures, Guarantees and Stock Purchase Contracts being registered.

**5.2-Opinion of Richards, Layton & Finger P.A., special Delaware counsel, relating to the validity of the Capital Securities of Ingersoll-Rand Financing I.

**5.3-Opinion of Patricia Nachtigal, Esq., General Counsel to the
Company, as to the validity of the Common Stock and Stock Purchase Units.

**8.1-Opinion of Simpson Thacher & Bartlett, as to United States tax matters.

**12-Computation of Ratio of Earnings to Fixed Charges (Incorporated by reference from Exhibit 11 to the Company's Form 10-K for the year ended December 31, 1997)

**23.1-Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1).

**23.2-Consent of Richards, Layton & Finger P.A. (included in Exhibit
5.2).

**23.3-Consent of Patricia Nachtigal (included in Exhibit 5.3)

**23.4-Consent of Price Waterhouse LLP, Independent Accountants.

**23.5 - Consent of KPMG Peat Marwick LLP, Independent Accountants.

***24.1-Powers of Attorney (Ingersoll-Rand Company).

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***24.2-Powers of Attorney (Ingersoll-Rand Financing I).

**25.1-Form T-1 Statement of Eligibility of The Bank of New York, as Debt Trustee under the Indenture.

**25.2-Form T-1 Statement of Eligibility of The First National Bank of Chicago, as Institutional Trustee under the Amended and Restated
Declaration of Trust of Ingersoll-Rand Financing I.

**25.3-Form T-1 Statement of Eligibility of The First National Bank of Chicago, as Guarantee Trustee under the Guarantee for Ingersoll-Rand Financing I.

__________________

*The Company will file any underwriting agreement that it may enter into as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this Registration Statement.

**Filed herewith.

***Previously Filed.

Item 17. Undertakings
The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)
(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Ingersoll-Rand Financing I hereby undertakes to provide to the underwriter at the closing specified in the applicable underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions specified in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodcliff Lake, New Jersey, on the 9th day of March, 1998.


INGERSOLL-RAND COMPANY



By  James E. Perrella  *
(James E. Perrella)
Chairman of the Board, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 9th day of March, 1998.



         Signature                                Title

     James E. Perrella*      Chairman of the Board, President, Chief
    (James E. Perrella)      Executive Officer and Director (Principal
                             Executive Officer)


/s/ David W. Devonshire      Senior Vice President and Chief Financial
   (David W. Devonshire)     Officer (Principal Financial and Accounting
                             Officer)

    Joseph P. Flannery*      Director
   (Joseph P. Flannery)


    Constance J. Horner*     Director
   (Constance J. Horner)

 H. William Lichtenberger*   Director
(H. William Lichtenberger)


    Theodore E. Martin*      Director
   (Theodore E. Martin)

       Orin R. Smith*        Director
      (Orin R. Smith)


     Richard W. Swift*       Director
    (Richard W. Swift)

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      J. Frank Travis*       Director
     (J. Frank Travis)


       Tony L. White*        Director
      (Tony L. White)




*By:   /s/ Patricia Nachtigal
   (Patricia Nachtigal),
      Attorney-in-Fact

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ingersoll-Rand Financing I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodcliff Lake, New Jersey, on the 9th day of March, 1998.

INGERSOLL-RAND FINANCING I

By: INGERSOLL-RAND COMPANY, as Depositor

By: /s/ Patricia Nachtigal
Name: Patricia Nachtigal
Title: Vice President and General Counsel